Exhibit 10.9

LOAN AGREEMENT
among
SHR Essex House, LLC
and
SHR Essex House Condominiums, LLC,
as Borrowers,

DTRS Essex House, LLC,
as Operating Lessee,

Bank of America, N.A.,
a national banking association,
as Administrative Agent,
and
The Other Financial Institutions
Party Hereto
Dated as of September 14, 2012
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
as
Sole Lead Arranger and Sole Bookrunner

i

(continued)

(continued)

(continued)

EXHIBITS:
EXHIBIT “A”    -    Legal Description of the Hotel and Residential Units
EXHIBIT “B”    -    Definitions; Financial Statements
EXHIBIT “C”    -    Conditions Precedent to the Closing
EXHIBIT “D”    -    Structure Chart
EXHIBIT “E”    -    Leasing and Tenant Matters
EXHIBIT “F”    -    Intentionally Omitted
EXHIBIT “G”    -    Form of Assignment and Assumption
EXHIBIT “H”    -    Form of Note
EXHIBIT “I”    -    Schedule of Lenders and Other Parties
EXHIBIT “J”    -    Interest Rate Protection Agreement
EXHIBIT “K”    -    Form of DSCR Certificate
EXHIBIT “L”    -    Property Improvement Plan
EXHIBIT “M”    -    Condominium Documents
EXHIBIT “N”    -    Accounts
EXHIBIT “O”    -    Time Share Floors and Rooms

v

LOAN AGREEMENT
THIS LOAN AGREEMENT (together with the schedules and exhibits hereto, collectively, this “Agreement”) is made as of September 14, 2012 by and among each LENDER FROM TIME TO TIME A PARTY HERETO (individually, a “Lender” and collectively, the “Lenders”), BANK OF AMERICA, N.A., a national banking association as Administrative Agent, SHR ESSEX HOUSE, LLC, a Delaware limited liability company (“Hotel Owner”), SHR ESSEX HOUSE CONDOMINIUMS, LLC, a Delaware limited liability company (“Residential Owner”; together with Hotel Owner, collectively, “Borrowers” and each individually a “Borrower”), and DTRS ESSEX HOUSE, LLC, a Delaware limited liability company (“Operating Lessee”), who agree as follows:
ARTICLE 1 - THE LOAN
1.1    General Information and Exhibits. This Agreement includes the Exhibits listed below, all of which Exhibits are attached hereto and made a part hereof for all purposes. Borrowers, Operating Lessee, Administrative Agent and Lenders agree that if any Exhibit to be attached to this Agreement contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof or at such other time as may be contemplated by the terms of the Loan Documents.
____    Exhibit “A”    -    Legal Description of the Hotel and Residential Units
____    Exhibit “B”    -    Definitions and Financial Statements
____    Exhibit “C”    -    Conditions Precedent to the Closing
____    Exhibit “D”    -    Structure Chart
____    Exhibit “E”    -    Leasing and Tenant Matters
____    Exhibit “F”    -    Intentionally Omitted
____    Exhibit “G”    -    Form of Assignment and Assumption
____    Exhibit “H”    -    Form of Note
____    Exhibit “I”    -    Schedule of Lenders and Other Parties
____    Exhibit “J”    -    Interest Rate Protection Agreement
____    Exhibit “K”    -    Form of DSCR Certificate
____    Exhibit “L”    -    Property Improvement Plan
____    Exhibit “M”    -    Condominium Documents
____    Exhibit “N”    -    Accounts
____    Exhibit “O”    -    Time Share Floors and Rooms

The Exhibits contain other terms, provisions and conditions applicable to the Loan. Capitalized terms used in this Agreement shall have the meanings assigned to them in Exhibit “B”. This Agreement and the other Loan Documents evidence the agreements of Borrowers, Operating Lessee, Administrative Agent and Lenders with respect to the Loan.
1.2    Purpose. Subject to the immediately following sentence, the proceeds of the Loan shall be used by Borrowers to (a) finance a portion of the “Purchase Price” (as defined in the Purchase Agreement) of the Property, (b) pay other fees, costs and expenses relating to the purchase of the Property pursuant to the Purchase Agreement and (c) pay fees, costs and expenses relating to the Loan. Borrowers shall not use any proceeds of the Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (i) purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (ii) pay any fee to any Affiliate (other than a Subsidiary) of Bank of America, N.A. (including Merrill, Lynch, Pierce, Fenner & Smith Incorporated) for services rendered in connection with, or otherwise relating to, the Loan.
1.3    Commitment to Lend. Borrowers agree to borrow from each Lender, and each Lender severally agrees to advance its Pro Rata Share of, the Loan to Borrowers on the Closing Date in amounts not to exceed such Lender’s Pro Rata Share of the Loan, on the terms and subject to the conditions set forth in this Agreement. The Loan is not revolving. Any amount repaid may not be reborrowed.

1.4    Reserves.
1.4.1    Intentionally Omitted.
1.4.2    Intentionally Omitted.
1.4.3    Tax, Common Charge and Insurance Reserve Funds. To the extent that funds are not set aside or otherwise reserved by Manager under the Management Agreement for the payment of Taxes, Common Charges and/or Insurance Premiums (or not maintained in the amounts required hereby) (noting, for the avoidance of ambiguity, Manager will not maintain such a reserve with respect to the Residential Units on the Closing Date or, as currently provided in the Management Agreement, after the Closing Date), on the Closing Date, Borrowers shall deposit $75,432 into the Tax, Common Charge and Insurance Reserve Account, and on the last Business Day of each month commencing with the last Business Day of October, 2012, Borrowers shall deposit into the Tax, Common Charge and Insurance Reserve Account (a) one‑twelfth (1/12) of the amount necessary (taking into account amounts on deposit in the Tax, Common Charge and Insurance Reserve Account) to pay the Taxes that Administrative Agent estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Administrative Agent sufficient funds to pay all such Taxes prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non‑payment thereof, (b) one‑twelfth (1/12) of the amount necessary (taking into account amounts on deposit in the Tax, Common Charge and Insurance Reserve Account) to pay the Common Charges that Administrative Agent estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Administrative Agent sufficient funds to pay all such Common Charges prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non‑payment thereof, and (b) except to the extent the insurance required hereunder is maintained under a blanket insurance policy reasonably acceptable to Administrative Agent, one‑twelfth (1/12) of the Insurance Premiums that Administrative Agent estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the insurance policies upon the expiration thereof or such higher amount necessary to accumulate with Administrative Agent sufficient funds to pay all such Insurance Premiums prior to the due date for such payments (said amounts in clauses (a), (b) and (c) above hereinafter called the “Tax, Common Charge and Insurance Reserve Funds”). In making any disbursement from the Tax, Common Charge and Insurance Reserve Account, Administrative Agent may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes), Condominium Association or managing agent (with respect to Common Charges) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any Common Charge, tax, assessment, sale, forfeiture, tax lien or title or claim thereof. Provided that no Default shall have occurred and then be continuing, the Indebtedness shall not have been accelerated and Borrowers shall have timely provided Administrative Agent with a copy of the applicable bill, statement or estimate, Administrative Agent shall disburse such Taxes, Common Charges or Insurance Premiums to Borrowers, which funds Borrowers shall only use for the purpose of making such payments. While any Default is continuing and the Indebtedness shall have been accelerated, Administrative Agent may, but shall have no obligation to, make disbursements of Tax, Common Charge and Insurance Reserve Funds. Any amount remaining in the Tax, Common Charge and Insurance Reserve Account after payment in full of all Obligations in immediately available funds shall be returned to Borrowers. If at any time Administrative Agent reasonably determines that the Tax, Common Charge and Insurance Reserve Funds are not or will not be sufficient to pay any Tax, Common Charge or Insurance Premium by the applicable date set forth in clauses (a), (b) and (c) above, Administrative Agent shall notify Borrowers of such determination and Borrowers shall pay to Administrative Agent any amount necessary to make up the deficiency within ten (10) Business Days after receipt of written notice from Administrative Agent to Borrowers requesting payment thereof absent any manifest error in such amount provided that Borrowers notify Administrative Agent of such error within five (5) Business Days after receipt of such written notice.
1.4.4    FF&E Reserve Funds. On a monthly basis, Borrowers or Operating Lessee shall, or shall cause Manager to, deposit into the “FF&E Reserve” under the Management Agreement (the “Manager FF&E Reserve”) the FF&E Reserve Amount. To the extent that the Manager FF&E Reserve is not maintained by Manager (or not maintained in the amounts required hereby), on the last Business Day of each month commencing with the last Business Day of October, 2012, Borrowers shall deposit into the FF&E Reserve Account the FF&E Reserve Amount with respect to the second (2nd) immediately preceding calendar month (the amounts on deposit in the FF&E Reserve Account from time to time are hereinafter called the “FF&E Reserve Funds”) and deliver to Administrative Agent a certificate setting forth in reasonable detail Borrowers’ calculation of such FF&E Reserve Amount. From time to time, but not more frequently than once per month, and provided no Default shall have occurred and then be continuing and the Indebtedness shall not have been accelerated, Borrowers may submit to Administrative Agent a written request for disbursement from the FF&E Reserve Account for FF&E Expenditures approved by Administrative Agent. Each such written request shall (i) specify the FF&E Expenditures for which such disbursement is requested and (ii) include a certification from Borrowers that the costs and expenses that are the subject of such request have not been the subject of a prior request. Borrowers shall promptly deliver to Administrative Agent copies of paid invoices (or unpaid invoices to which the requested disbursement relates and is to be applied) and lien waivers as Administrative Agent may reasonably require in connection with such requested disbursement and the subject matter thereof. Provided that the foregoing conditions are satisfied, and all other conditions applicable to the requested disbursement set forth in this Section 1.4.4 are satisfied, Administrative Agent shall disburse FF&E Reserve Funds to Borrowers or Operating Lessee in accordance with Borrowers instructions delivered to Administrative Agent, which funds Borrowers and Operating Lessee shall only use for the purpose of paying for such approved FF&E Expenditures or of reimbursing itself for the prior payment thereof. Except as otherwise provided herein, while any Default is continuing and the Indebtedness shall have been accelerated, Administrative Agent may, but shall have no obligation to, make disbursements of FF&E Reserve Funds. Any amount remaining in the FF&E Reserve Account after payment in full of all Obligations in immediately available funds shall be returned to Borrowers. Borrowers and Operating Lessee shall not withdraw any amount from the Manager FF&E Reserve pursuant to the Management Side Letter except for such amount, if any, that exceeds the aggregate amount that would have been on deposit in the Manager FF&E Reserve as of the day such withdrawal is made if all FF&E Reserve Amounts required herein were deposited in the Manager FF&E Reserve as and when required herein.

1.4.5    Reserve Funds Generally.
(a)    (i)    Any interest on the Reserve Accounts shall be credited to and accrue to the benefit of Borrowers, shall be added to and become a part of such Reserve Account and shall be disbursed in the same manner as other monies deposited in such Reserve Account.
(ii)    In no event shall Administrative Agent be required to select any particular account or credit funds therein at the highest business savings or comparable rate of interest. Any Interest shall be and become part of the Reserve Accounts and shall be disbursed in accordance with the applicable provisions of this Agreement for disbursements from each Reserve Account. Borrowers agree that they shall include all interest to which they are entitled under the terms hereof on Reserve Funds as the income of Borrowers (and, if either Borrower is a partnership or other pass‑through entity, the partners, members or beneficiaries of such Borrower, as the case may be), and shall be the owner of the Reserve Funds for all purposes, including for federal and applicable state and local tax purposes.
(b)    Borrowers hereby grant to Administrative Agent a first‑priority perfected security interest in, and assign and pledge to Administrative Agent, each of the Reserve Accounts and any and all Reserve Funds now or hereafter maintained in the Reserve Accounts and any and all “Investment Property” (as defined in the Uniform Commercial Code of each applicable jurisdiction) contained therein as collateral security for payment of the Obligations. The provisions of this Section 1.4.5 are intended to give Administrative Agent or any subsequent holder of the Loan “control” of the Reserve Accounts within the meaning of the Uniform Commercial Code of each applicable jurisdiction.
(c)    The Reserve Accounts and any and all Reserve Funds and other Investment Property now or hereafter maintained in the Reserve Accounts shall be subject to the exclusive dominion and control of Administrative Agent, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Borrowers shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.
(d)    All disbursements made by Administrative Agent from the Reserve Accounts upon the occurrence or during the continuance of any Default shall be deemed to have been expressly pre‑authorized by Borrowers, and shall not be deemed to constitute the exercise by Administrative Agent of any remedies against Borrowers unless Administrative Agent shall have expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts. Borrowers shall use any Reserve Funds released to them solely for the applicable purposes of such Reserve Funds set forth herein.
(e)    Notwithstanding anything to the contrary set forth herein, (i) upon the occurrence and during the continuance of any Default, Borrowers and Operating Lessee shall have no right to receive disbursements from the Working Capital Reserve Account or the PIP Account and Administrative Agent may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Working Capital Reserve Account or the PIP Account and (ii) upon the occurrence and during the continuance of any Default and after the acceleration of the Indebtedness, Borrowers and Operating Lessee shall have no right to receive disbursements from the Tax, Common Charge and Insurance Reserve Account and the FF&E Reserve Account and Administrative Agent may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Tax, Common Charge and Insurance Reserve Account and the FF&E Reserve Account. Without limitation of the foregoing, upon and during the continuance of any Default (and, with respect to the Tax, Common Charge and Insurance Reserve Funds and the FF&E Reserve Funds, after the acceleration of the Indebtedness), Administrative Agent or the Required Lenders may use and disburse the Reserve Funds (or any portion thereof) in its or their sole discretion, as applicable, including for any of the following purposes: (i) repayment of the Obligations, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (ii) reimbursement of Administrative Agent and Lenders for all actual losses, fees, costs and expenses (including reasonable legal fees) suffered or incurred by Administrative Agent or Lenders as a result of such Default; (iii) payment of any amount expended in exercising any or all rights and remedies available to Administrative Agent and Lenders at law or in equity or under this Agreement or under any of the other Loan Documents; or (iv) payment of any item required or permitted under this Agreement; provided, however, that any application of funds shall not cure or be deemed to cure any Default. Without limiting any other provisions hereof, each of the remedial actions shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Administrative Agent or Lenders to apply all or any portion of the Reserve Funds to effect a cure of any Default, or to pay the Obligations, or in any specific order of priority. The exercise of any or all of Administrative Agent’s or Lenders’ rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Administrative Agent’s or Lenders’ rights to initiate and complete a foreclosure under the Mortgage.
(f)    The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Administrative Agent. Notwithstanding anything else herein to the contrary, Administrative Agent may commingle in one or more Eligible Accounts any and all funds controlled by Administrative Agent, including funds pledged in favor of Administrative Agent by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise. In the case of any Reserve Funds which are held in a commingled account, Administrative Agent shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. The Reserve Accounts are solely for the protection of Administrative Agent and Lenders. Except as expressly set forth herein, with respect to the Reserve Accounts, Administrative Agent shall have no responsibility beyond the allowance of due credit for the sums actually received by Administrative Agent or beyond the reimbursement or payment of the costs and expenses for which such Reserve Accounts were established in accordance with their terms. Upon assignment of the Loan by Administrative Agent, or resignation by Administrative Agent of its duties to Lenders, any Reserve Funds shall be turned over to the assignee or new Administrative Agent and any responsibility of the assigning or resigning Administrative Agent shall terminate. The requirements of this Agreement concerning the Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable Law.
(g)    Borrowers shall not further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or any Investment Property maintained in the Reserve Accounts or permit any Lien to attach thereto, except for the security interest granted in this Section 1.4.5, or any levy to be made thereon, or any UCC financing statements, except those naming Administrative Agent as the secured party, to be filed with respect thereto.

(h)    Borrowers will maintain the security interest created by this Section 1.4.5 as a first priority perfected security interest and will defend the right, title and interest of Administrative Agent in and to the Reserve Accounts, the Reserve Funds and the Investment Property against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Administrative Agent, and at the sole expense of Borrowers and Operating Lessee, Borrowers and Operating Lessee will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Administrative Agent reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.
(i)    Administrative Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by Administrative Agent to be genuine, and it may be assumed conclusively that any Person purporting to give any of the foregoing in connection with the Reserve Accounts has been duly authorized to do so. Administrative Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder and in good faith in accordance therewith. Administrative Agent shall not be liable to Borrowers for any act or omission done or omitted to be done by Administrative Agent in reliance upon any instruction, direction or certification received by Administrative Agent except to the extent of Administrative Agent’s gross negligence or willful misconduct.
(j)    Beyond the exercise of reasonable care in the custody thereof, Administrative Agent shall not have any duty as to any Reserve Funds in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto. In no event shall Administrative Agent or any Lender or any of their respective Affiliates, agents, employees or bailees, be liable or responsible for any loss or damage to any of the Reserve Funds, or for any diminution in value thereof, by reason of the act or omission of Administrative Agent, such Lender or any such Affiliate, agents, employees or bailees, except to the extent that such loss or damage results from such Person’s gross negligence or willful misconduct.
1.5    Cash Management.
1.5.1    Accounts.
(a)    All Rents and other revenue and income from the Hotel (other than any Rents, revenue or income the application of which is specifically addressed in another provision of this Loan Agreement) shall be paid and deposited into the Hotel Account in accordance with the Management Agreement. Neither Hotel Owner nor Operating Lessee shall consent to the opening of any account in substitution of the Hotel Account without the prior consent of Administrative Agent.
(b)    Borrowers and Operating Lessee acknowledge and confirm that Operating Lessee has established, and Operating Lessee covenants that it shall maintain, pursuant to the Hotel Lockbox Agreement, an Eligible Account (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are collectively referred to herein as the “Hotel Lockbox Account”). In the event that Lockbox Bank requires a modification to the Hotel Lockbox Agreement, such modification shall only be made following Administrative Agent’s written consent (which shall not be unreasonably withheld, conditioned or delayed) and if Administrative Agent refuses to agree to the requested change, then Operating Lessee shall establish a new Hotel Lockbox Account at an Eligible Institution (and such Eligible Institution shall enter into a new Hotel Lockbox Agreement in form and substance reasonably satisfactory to Administrative Agent). In the event Hotel Lockbox Bank ceases to qualify as an Eligible Institution, Operating Lessee shall cooperate with Administrative Agent in designating a successor financial institution that meets such qualifications and is otherwise reasonably acceptable to Administrative Agent and transferring the Hotel Lockbox Account to such institution, each within sixty (60) days after Operating Lessee’s receipt of written request by Administrative Agent. In the event Operating Lessee fails to do so, Administrative Agent shall have the right, and Borrowers and Operating Lessee hereby grant to Administrative Agent a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Obligations remains outstanding), to designate a successor institution to serve as Hotel Lockbox Bank. Borrowers and Operating Lessee acknowledge and confirm that Residential Owner has established, and Residential Owner covenants that it shall maintain, pursuant to the Residential Lockbox Agreement, an Eligible Account (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are collectively referred to herein as the “Residential Lockbox Account”). In the event that Lockbox Bank requires a modification to the Residential Lockbox Agreement, such modification shall only be made following Administrative Agent’s written consent (which shall not be unreasonably withheld, conditioned or delayed) and if Administrative Agent refuses to agree to the requested change, then Residential Owner shall establish a new Residential Lockbox Account at an Eligible Institution (and such Eligible Institution shall enter into a new Residential Lockbox Agreement in form and substance reasonably satisfactory to Administrative Agent). In the event Residential Lockbox Bank ceases to qualify as an Eligible Institution, Residential Owner shall cooperate with Administrative Agent in designating a successor financial institution that meets such qualifications and is otherwise reasonably acceptable to Administrative Agent and transferring the Residential Lockbox Account to such institution, each within sixty (60) days after Residential Owner’s receipt of written request by Administrative Agent. In the event Residential Owner fails to do so, Administrative Agent shall have the right, and Borrowers and Operating Lessee hereby grant to Administrative Agent a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Obligations remains outstanding), to designate a successor institution to serve as Residential Lockbox Bank. Simultaneously herewith, Administrative Agent shall establish the Cash Management Account.
(c)    The Hotel Lockbox Account shall be in the name of Operating Lessee for the benefit of Administrative Agent. Operating Lessee shall be the owner of all funds on deposit in such account for all purposes, including for federal and applicable state and local tax purposes. The Residential Lockbox Account shall be in the name of Residential Owner for the benefit of Administrative Agent. Residential Owner shall be the owner of all funds on deposit in such account for all purposes, including for federal and applicable state and local tax purposes. The Cash Management Account shall be in the name of “Bank of America, N.A. as Administrative Agent for the benefit of DTRS Essex House, LLC”, and DTRS Essex House, LLC shall be the owner of all funds on deposit in such account for federal and applicable state and local tax purposes.
(d)    The Lockbox Accounts and the Cash Management Account shall be subject to the exclusive dominion and control of Administrative Agent and, except as otherwise expressly provided herein, neither Borrowers, Operating Lessee, Manager nor any other party claiming on behalf of, or through, Borrowers, Operating Lessee or Manager, shall have any right of withdrawal therefrom or any other right or power with respect thereto.
(e)    Borrowers and/or Operating Lessee shall pay the reasonable and customary fees, expenses and charges (which fees, expenses and charges shall be subject to change from time to time) of (i) Lockbox Bank in connection with administering and maintaining the Lockbox Accounts and processing all items for payment therefrom, and (ii) Administrative Agent in connection with administering and maintaining the Cash Management Account and processing all distributions therefrom.
(f)    Administrative Agent shall be responsible for the performance only of such duties with respect to the Cash Management Account as are specifically set forth herein, and no duty shall be implied from any provision hereof. Neither Administrative Agent nor any Lender shall be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrowers and Operating Lessee, jointly and severally, shall indemnify and hold Administrative Agent and its directors, employees, officers and agents harmless from and against any loss, cost or damage (including reasonable attorneys’ fees and disbursements) incurred by such parties in connection with the Cash Management Account other than such as result from the gross negligence or willful misconduct of Administrative Agent.
1.5.2    Deposits and Withdrawals.
(a)    Operating Lessee shall direct and cause Manager, MI and all other Persons paying any Excess Cash Flow to Operating Lessee, to deposit such Excess Cash Flow into the Hotel Lockbox Account. Hotel Owner shall direct and cause Operating Lessee to deposit all rents and other sums payable to Hotel Owner pursuant to the Operating Lease (and Operating Lessee hereby agrees to do so) and all other Persons paying any Excess Cash Flow to Hotel Owner to deposit such Excess Cash Flow into the Hotel Lockbox Account. Residential Owner shall direct and cause all Lessees of the Residential Units, if any, and all other Persons paying any Excess Cash Flow to Residential Owner to deposit such Excess Cash Flow into the Residential Lockbox Account. Borrowers and Operating Lessee shall deposit all Excess Cash Flow received by any of them into the applicable Lockbox Account within two (2) Business Days of receipt. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, upon deposit to the Hotel Lockbox Account, funds necessary to pay any and all amounts due under the Operating Lease from Operating Lessee to Hotel Owner shall be deemed to be (i) first, disbursed from the Hotel Lockbox Account to Operating Lessee, (ii) second, paid by Operating Lessee to Hotel Owner, and (iii) third, deposited by Hotel Owner into the Hotel Lockbox Account, all of which shall be deemed to have occurred simultaneously and without the actual transfer of funds.
(b)    Notwithstanding anything to the contrary set forth herein, neither Borrowers nor Operating Lessee shall have any right to make withdrawals from either Lockbox Account. Borrowers and Operating Lessee hereby irrevocably authorize Administrative Agent to instruct Lockbox Bank to transfer, or cause to be transferred, on each Business Day by wire transfer or other method of transfer mutually agreeable to Lockbox Bank and Administrative Agent of immediately available funds, all collected and available balances in the Lockbox Accounts (subject to any minimum retained or “peg” balance that may be required pursuant to the terms of the applicable Lockbox Agreement) to the Cash Management Account.
(c)    Subject to Section 1.5.2(f) and the other terms and provisions of this Agreement, amounts on deposit in the Cash Management Account shall be allocated and disbursed monthly by Administrative Agent as follows:
(i)    First, to Lockbox Bank or Administrative Agent, as applicable, all amounts due and payable by Borrowers to pursuant to Section 1.5.1(e) for such month;
(ii)    Second, to Administrative Agent on behalf of itself and Lenders all interest and principal payments and administrative fees due and payable by Borrowers to Administrative Agent and the Lenders under the Note, this Agreement or the other Loan Documents for such month;
(iii)    Third, for deposit in the Tax, Common Charge and Insurance Reserve Account, an amount equal to the monthly deposit to the Tax, Common Charge and Insurance Reserve Account due for such month;
(iv)    Fourth, to the extent not deposited in the Manager FF&E Reserve as referenced in Section 1.4.4, for deposit in the FF&E Reserve Account, an amount equal to the monthly deposit to the FF&E Reserve Account due for such month;
(v)    Fifth, unless a Subsequent Cash Sweep Period shall exist, to Borrowers for payment to Borrowers’ asset manager(s) of an asset management fee equal to one percent (1%) of “Gross Revenues” as defined in the Management Agreement for the then-current “Accounting Period” as defined in the Management Agreement (unless Borrowers notify Administrative Agent that this allocation should cease to be made), which sum shall be paid to Borrowers at an account which Hotel Owner shall from time to time designate in writing to Administrative Agent; and
(vi)    Sixth, (y) if a Cash Sweep Period then exists, for deposit in the Working Capital Reserve Account all amounts remaining in the Cash Management Account after all prior allocations under this Section 1.5.2(c) and (z) if a Cash Sweep Period does not exist, to Borrowers by deposit in the Designated Account after all prior allocations under this Section 1.5.2(c).
(d)    From time to time, but not more frequently than once per month, Borrowers may submit to Administrative Agent a written request for disbursement from the Working Capital Reserve Account (x) provided no Default has occurred and is continuing, to pay for capital expenditures and operating expenses for the Property (to the extent not paid pursuant to the Management Agreement or another Marriott Agreement) that are approved by Administrative Agent, (y) provided no Default has occurred and is continuing, to make any prepayment of the Loan pursuant to Section 1.18, and (z) subject to the next to last sentence of this Section 1.5.2(d), to return to Manager amounts required to be returned to Manager pursuant to Section 2(C) of the Operating Profit Guaranty on account of previously distributed Guaranty Fundings (as defined in the Operating Guaranty) for a Guaranty Year (as defined in the Operating Profit Guaranty) or to provide for adjustments in accountings thereunder (each a “Manager Refund”). Each such written request shall (i) specify the capital expenditures, operating expenses, prepayment or Manager Refund for which such disbursement is requested, (ii) include a certification from Borrowers that the items that are the subject of such request have not been the subject of a prior request, and (iii) with respect to Manager Refund, include a copy of Manager’s demand or statement for such Manager Refund and a certification from Borrowers that the conditions in the last sentence of this Section 1.5.2(d) are satisfied. Borrowers shall promptly deliver to Administrative Agent copies of paid invoices (or unpaid invoices to which the requested disbursement relates and is to be applied) and lien waivers as Administrative Agent may reasonably require in connection with such requested disbursement and the subject matter thereof. Provided that the foregoing conditions are satisfied, and all other conditions applicable to the requested disbursement set forth in this Section 1.5.2 are satisfied, Administrative Agent shall disburse Working Capital Reserve Funds to Borrowers or Operating Lessee (or at Administrative Agent’s option retain same for prepayment of the Loan if applicable pursuant to Borrowers’ request) in accordance with Borrowers’ instructions delivered to Administrative Agent, which funds Borrowers and Operating Lessee shall only use for the purpose of paying the applicable capital expenditures and Operating Expenses, reimbursing themselves for prior payments thereof, making the applicable prepayment of the Loan or making the applicable Manager Refund. Additionally, in the event that funds on deposit in the Cash Management Account are insufficient to fully fund the allocations set forth in clauses (i) through (v) of Section 1.5.2(c), Administrative Agent shall, provided no Default has occurred and is continuing, allow the disbursement of Working Capital Reserve Funds, to the extent thereof, to fund such allocations in the order set forth above. Notwithstanding anything in the foregoing to the contrary, Working Capital Reserve Funds shall not be disbursed for any requested Manager Refund unless (A) the amount that is the subject of such Manager Refund shall have been disbursed by Manager during a Cash Sweep Period, deposited into the Hotel Account and transferred to the Cash Management Account and funds at least equal to such amount (or such lesser amount as Borrowers may request for such Manager Refund) shall have been deposited into the Working Capital Reserve Account and (B) there shall have been no release of Working Capital Reserve Funds as a result of the discontinuance of such Cash Sweep Period or other release of the funds deposited into the Working Capital Reserve Account during such Cash Sweep Period (other than disbursements permitted under this Section 1.5.2(d)). Borrowers shall notify Administrative Agent of disbursements made by Manager under the Operating Profit Guaranty during any Cash Sweep Period.
(e)    So long as no Default shall have occurred and be continuing and no Cash Sweep Period is then in effect, following the end of the Initial Cash Sweep Period, at Borrowers’ written request, the balance remaining in the Working Capital Reserve Account shall be released to Borrowers by deposit in the Designated Account.
(f)    So long as no Default shall have occurred and be continuing, following the end of any Subsequent Cash Sweep Period, upon Borrowers’ delivery to Administrative Agent of two (2) compliance certificates pursuant to Section 2(b) of Exhibit “B” with respect to two (2) consecutive Quarterly Test Dates that demonstrate that the Debt Service Coverage Ratio as of each of such Quarterly Test Dates are equal to or greater than 1.10 to 1.00, at Borrowers’ written request, the balance remaining in the Working Capital Reserve Account shall be released to Borrowers.
(g)    Upon the occurrence and during the continuance of a Default (and, with respect to the Tax, Common Charge and Insurance Reserve Account and the FF&E Reserve Account, the acceleration of the Indebtedness), notwithstanding anything to the contrary set forth herein, neither Borrowers nor Operating Lessee shall have any right to disbursements from the Cash Management Account except for Manager Refunds. Borrowers and Operating Lessee hereby irrevocably authorize Administrative Agent upon the occurrence and during the continuance of a Default (and, with respect to the Tax, Common Charge and Insurance Reserve Account and the FF&E Reserve Account, after the acceleration of the Indebtedness) to make any and all withdrawals from the Lockbox Accounts and the Cash Management Account and transfers between any of the Reserve Accounts as Administrative Agent shall determine in Administrative Agent’s sole and absolute discretion and Administrative Agent may use all funds contained in any such accounts for any purpose, including but not limited to repayment of the Obligations in such order, proportion and priority as Administrative Agent may determine in its sole and absolute discretion. Administrative Agent’s right to withdraw and apply funds as stated herein shall be in addition to all other rights and remedies provided to Administrative Agent under this Agreement, the Note, the Mortgage and the other Loan Documents.
1.5.3    Security Interest.
(a)    To secure the full and punctual payment of the Obligations and performance of all obligations of Borrowers and Operating Lessee now or hereafter existing under this Agreement and the other Loan Documents,

Borrowers and Operating Lessee hereby grant to Administrative Agent a first‑priority perfected security interest in the Lockbox Accounts and the Cash Management Account, all interest, cash, checks, drafts, certificates and instruments and Investment Property, if any, from time to time deposited or held therein, and all “proceeds” (as defined in the Uniform Commercial Code as in effect in the state(s) in which the Lockbox Accounts and the Cash Management Account are located or maintained) of any or all of the foregoing. Furthermore, neither Borrowers nor Operating Lessee shall further pledge, assign or grant any security interest in any of the foregoing or permit any Lien to attach thereto or any levy to be made thereon or any UCC financing statements to be filed with respect thereto. Borrowers and Operating Lessee will maintain the security interest created by this Section 1.5.3 as a first priority perfected security interest and will defend the right, title and interest of Administrative Agent in and to the Lockbox Accounts and the Cash Management Account against the claims and demands of all Persons whomsoever.
(b)    Borrowers and Operating Lessee authorize Administrative Agent to file any financing statement or statements required by Administrative Agent to establish or maintain the validity, perfection and priority of the security interest granted herein in connection with the Lockbox Accounts and the Cash Management Account. Borrowers and Operating Lessee agree that at any time and from time to time, at the expense of Borrowers, Borrowers and Operating Lessee will promptly and duly execute and deliver all further instruments and documents, and take all further action that Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or the priority thereof or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder.
(c)    Upon the occurrence and during the continuance of a Default (and, with respect to the Tax, Common Charge and Insurance Reserve Account and the FF&E Reserve Account, after the acceleration of the Indebtedness), Administrative Agent may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Lockbox Accounts and the Cash Management Account. Without limitation of the foregoing, upon the occurrence and during the continuance of any Default (and, with respect to the Tax, Common Charge and Insurance Reserve Account and the FF&E Reserve Account, after the acceleration of the Indebtedness), Administrative Agent may in its sole discretion apply amounts held in the Lockbox Accounts and the Cash Management Account to pay for the costs of protecting or preserving the Liens under the Loan Documents and/or the value of the Collateral, and, with the prior written consent of the Required Lenders, for such other purposes as Administrative Agent may elect in its sole discretion, including for any of the following purposes: (i) repayment of the Obligations, including principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (ii) reimbursement of Administrative Agent and Lenders for all losses, fees, costs and expenses (including reasonable legal fees) suffered or incurred by Administrative Agent or Lenders as a result of such Default; (iii) payment of any amount expended in exercising any or all rights and remedies available to Administrative Agent and Lenders at law or in equity or under this Agreement or under any of the other Loan Documents; or (iv) payment of any item as required or permitted under this Agreement; provided, however, that any application of funds shall not cure or be deemed to cure any Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Administrative Agent’s rights and remedies as a secured party with respect to the Lockbox Accounts and the Cash Management Account and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Administrative Agent or Lenders to apply all or any portion of the Lockbox Accounts or Cash Management Account to effect a cure of any Default, or to pay the Obligations, or in any specific order of priority. The exercise of any or all of Administrative Agent’s or Lenders’ rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Administrative Agent’s or Lenders’ rights to initiate and complete a foreclosure under the Mortgage.
(d)    Notwithstanding anything to the contrary contained herein, for purposes of this Section 1.5 only, “Business Day” shall mean a day on which Administrative Agent and Lockbox Bank are both open for the conduct of substantially all of their respective banking business in New York, New York, with respect to Administrative Agent, and in New York, New York, with respect to Lockbox Bank (in both instances, excluding Saturdays and Sundays).
1.6    Evidence of Debt. The portion of the Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error.

Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Indebtedness. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Each Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of the applicable Note and payments with respect thereto.
1.7    Interest Rates.
1.7.1    Generally. Subject to the provisions of Section 1.7.6, the Loan shall bear interest at a rate per annum equal to the following (computed as provided in Section 1.7.3) as applicable:
(a)    for the applicable Interest Period, the applicable LIBOR Rate;

(b)    otherwise, as provided in Section 1.7.4.

1.7.2    Interest Rate Elections. Subject to the conditions and limitations in this Loan Agreement (including Section 8 of Exhibit “J”), Borrowers may by written notice to Administrative Agent in the form specified by Administrative Agent (a “Rate Election Notice”) elect to continue the Interest Period then in effect, or convert, as of the last day of any Interest Period, the term of the Interest Period from one (1) month to three (3) months, or from three (3) months to one (1) month, as applicable, or if the Base Rate then applies as provided in this Agreement, convert the interest rate from the Base Rate to a LIBOR Rate. If, for any reason, an effective election is not made in accordance with the terms and conditions hereof for which the Interest Period is expiring, or to convert the interest rate from the Base Rate to a LIBOR Rate, then the interest rate will be the Base Rate until an effective Rate Election Notice for a LIBOR Rate is thereafter received by Administrative Agent in accordance with the terms and conditions hereof (or if an Interest Rate Protection Agreement that is a swap is then in effect, subject to Section 1.7.4, the interest rate will be a LIBOR Rate with a one (1) month Interest Period). Each Rate Election Notice must be received by Administrative Agent not later than 10:00 a.m., Administrative Agent’s Time, on the day that is three (3) LIBOR Business Days prior to the proposed date of conversion or continuation. Each Rate Election Notice shall stipulate the proposed commencement date and duration of the Interest Period. All such notices shall be irrevocable once given, and shall be deemed to have been given only when actually received by Administrative Agent in writing in form specified by Administrative Agent. Notwithstanding the foregoing, (i) at Administrative Agent’s option, no Rate Election Notice shall be permitted if a Default shall have occurred and be continuing, (ii) no Rate Election that does not conform to the definition of Interest Period herein shall be permitted and (iii) no Rate Election shall be permitted if any of the circumstances referred to in Section 1.7.4 apply.
1.7.3    Computations and Determinations. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Administrative Agent shall determine the interest rate applicable to the Loan in accordance with this Agreement and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Administrative Agent shall be prima facie evidence of all sums owing to Lenders from time to time under this Agreement, but the failure to record any such information shall not limit or affect the obligations of Borrowers under the Loan Documents.
1.7.4    Unavailability of Rate. If the Required Lenders determine that no adequate basis exists for determining the LIBOR Rate, or that the LIBOR Rate will not adequately and fairly reflect the cost to Lenders of funding or maintaining the Loan for the applicable Interest Period, or that any applicable Law or regulation or compliance therewith by Lenders prohibits or restricts or makes impossible the charging of interest based on the LIBOR Rate, and such Lender(s) so notify Administrative Agent and Borrowers, then until the Required Lenders notify Administrative Agent and Borrowers that the circumstances giving rise to such suspension no longer exist, (a) the obligation of Lender(s) to permit such rate elections as provided Section 1.7.2 shall be suspended and (b) the Loan shall accrue interest at the Base Rate on the last day of the corresponding Interest Period. Additionally, if any Lender reasonably determines that any applicable Law, or any request or directive (whether or not having the force of Law) of any Governmental Authority, or compliance therewith by such Lender prohibits or restricts or makes impossible the charging of the LIBOR Rate interest on the Loan, and such Lender so notifies Administrative Agent and Borrowers in writing, then until such

Lender notifies Administrative Agent and Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the obligation of Lender(s) to permit such rate elections as provided Section 1.7.2 shall be suspended and (ii) the Loan shall accrue interest at the Base Rate either (A) on the last day of the corresponding Interest Period (if the Lender determines that it may lawfully continue to fund and maintain the LIBOR Rate to such day) or (B) immediately (if the Lender determines that it may not lawfully continue to fund and maintain the LIBOR Rate to such day) and in such case Borrowers shall pay to such Lender(s) the Consequential Loss, if any, pursuant to Section 1.9. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. If there is more than one Lender, and only one Lender requests compensation under this Section 1.7.4 then, so long as no Default shall then be continuing, Borrowers may, at their sole expense and effort, upon written notice to such Lender and Administrative Agent, require such Lender within ten (10) Business Days after receipt of such notice, to assign, pursuant to the form of Assignment and Assumption attached hereto as Exhibit “G” and in accordance with and subject to the restrictions contained in Section 6.5, including the consent right of Administrative Agent, all of its interests, rights and obligations under the Agreement and the Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender that is not a Defaulting Lender or an affiliate of a Defaulting Lender, if such Lender accepts such assignment); provided that (x) Borrowers shall have paid to Administrative Agent the processing and recordation fee specified in Section 6.5, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its share of the Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of outstanding principal and accrued interest and fees) and Borrowers (in the case of all other amounts), and (z) such assignment does not conflict with applicable Law. The applicable Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment cease to apply.
1.7.5    Increased Cost and Reduced Return. If any Lender (which shall include, for purposes of this Section, any corporation controlling any Lender) determines that any Change in Law regarding taxation, such Lender’s required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any Governmental Authority or compliance by such Lender with any of such requirements, has or would have the effect of (a) increasing such Lender’s costs relating to the Indebtedness, or (b) reducing the yield or rate of return of such Lender on the Indebtedness, to a level below that which such Lender could have achieved but for such Change in Law, Borrowers shall, within fifteen (15) days of any request by such Lender, pay to Lender such additional amounts as (in such Lender’s sole judgment, after good faith and reasonable computation) will compensate such Lender for such increase in costs or reduction in yield or rate of return of such Lender.  No failure by such Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of such Lender’s right to demand payment of such amounts at any subsequent time; provided that Borrowers shall not be required to compensate any Lender pursuant to this Section 1.7.4 for any increased costs or reductions incurred more than one (1) year prior to the date that such Lender notifies Borrowers of such Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is required to be applied retroactively and such Lender has notified Borrowers within thirty (30) days of its knowledge of such Change in Law, then the one (1) year period referred to above shall be extended to include the period of retroactive effect thereof.  Nothing herein contained shall be construed or so operate as to require Borrowers to pay any interest, fees, costs or charges greater than is permitted by applicable Law.
1.7.6    Default Rate. Upon the occurrence and during the continuance of a Default, upon the request of the Required Lenders, Administrative Agent, without notice or demand, may raise the rate of interest accruing on the Indebtedness by three percent (3.0%) per annum above the otherwise applicable rate of interest (“Default Rate”), independent of whether the outstanding principal balance under any Loan Document has been accelerated; provided, however, that, for so long as a Default has occurred and is continuing under Section 4.1(a) (but solely in connection with a failure to pay all or any portion of the principal of the Loan), Section 4.1(l) or Section 4.1(m) the Indebtedness shall bear interest at the Default Rate.
1.8    Principal Payments.

(a)    Commencing on the last Business Day of December, 2015 and the last Business Day of each calendar quarter thereafter, Borrowers shall make a repayment of principal of the Loan in an amount equal to One Million Two Hundred Thousand Dollars ($1,200,000) (each an “Amortization Payment”); provided, however, that the amount of any Amortization Payment required pursuant to this Section 1.8(a) to be paid from or after the date that any Unit Net Sales Proceeds, or any other sums relating to the release of Collateral, are paid to Administrative Agent for application as a prepayment of the outstanding principal balance of the Loan shall be reduced by an amount equal the product of (i) the amount of such Amortization Payment otherwise due hereunder (including any prior reduction pursuant to this proviso) multiplied by (ii) a fraction the numerator of which is the amount of said Unit Net Sales Proceeds or such other sum applied to the outstanding principal balance of the Loan and the denominator of which is $190,000,000. Any such repayments shall be made together with the payment of all amounts that become due as a result of any such repayment pursuant to the Loan Documents. Other than reduced as aforesaid, no Amortization Payment shall be otherwise reduced notwithstanding any repayments or prepayments of principal of the Loan made by Borrowers or otherwise other than any prepayment in full or which reduces the outstanding principal amount of the Loan to an amount less than the Amortization Payment, in which case only the outstanding principal amount of the Loan shall be due.
(b)    Borrowers shall prepay the principal balance of the Loan as, when and to the extent required or permitted pursuant to Section 2.32(d), Section 2.32(e), Section 1.17.1(f) or (h), Section 1.17.2(f) or (g), Section 1.18 or Section 7.3 or Section 2.1(e) of the Mortgage. No Prepayment Fee shall be due in connection with any prepayment made pursuant to this Section 1.8(b).

(c)    Except as required in Section 1.8(b) or permitted in Sections 7.3, 7.7 or 7.8, Borrowers may not prepay the principal balance of the Loan, in full or in part, prior to March 13, 2014. After March 13, 2014, Borrowers may prepay the principal balance of the Loan, in full at any time or in part from time to time provided that: (a) Administrative Agent shall have received from Borrowers at least ten (10) Business Days prior written notice (which shall be revocable until the date that is the fourth (4th) Business Day preceding the prepayment date set forth in Borrowers’ notice; provided, however, that any notice given in connection with a proposed repayment in full of the principal balance of the Loan from the proceeds of a refinancing loan or in part in connection with the sale of Residential Units, Presidential Suite 2601 or Time Share Floors shall be revocable at any time) of Borrowers’ intent to prepay, the amount of principal which will be prepaid (the “Prepaid Principal”), and the date on which the prepayment will be made; (b) each prepayment shall be in the amount of at least $500,000 or larger integral multiples of $500,000 (unless the prepayment retires the outstanding balance of the Loan in full or the prepayment is made pursuant to Sections 7.3, 7.7 or 7.8); (c) each prepayment shall be in the amount of one hundred percent (100%) of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Administrative Agent and Lenders under the Loan Documents on or before the date of prepayment but have not been paid; (d) unless the prepayment is made pursuant to Sections 7.3, 7.7 or 7.8), if the date of prepayment occurs during the period commencing on March 14, 2014 and ending on the Initial Maturity Date, concurrently with such prepayment, Borrowers shall pay to Administrative Agent a prepayment fee (the “Prepayment Fee”) in an amount equal to one-half of one percent (0.50%) of the Prepaid Principal; (e) concurrently with such prepayment, Borrowers shall cause a reduction in the notional amount of any Interest Rate Protection Agreement that is a swap agreement, and deliver proof thereof to Administrative Agent; (f) if Administrative Agent or any affiliate thereof is the Counterparty to such Interest Rate Protection Agreement, concurrently with such prepayment, Borrowers shall pay to Administrative Agent or any affiliate thereof all sums payable to it on account of such reduction; (g) if the Loan bears interest at the LIBOR Rate, no such prepayment may be made except on the last day of the Interest Period then in effect, unless the prior written consent of Administrative Agent is obtained which consent, if given, shall provide, without limitation, the manner and order in which the prepayment is to be applied to the Indebtedness; and (h) Borrowers shall pay any Consequential Loss as a result of such prepayment in accordance with Section 1.9 below.
1.9    Consequential Losses. Within fifteen (15) days after request by any Lender (or at the time of any prepayment), Borrowers shall pay to such Lender such amount or amounts as will compensate such Lender for any loss, cost, expense, penalty, claim or liability, including any loss incurred in obtaining, prepaying, liquidating or employing deposits or other funds from third parties and any loss of revenue, profit or yield, as determined by such Lender in its judgment reasonably exercised (together, “Consequential Loss”) incurred by such Lender with respect to any LIBOR Rate, including any election for same or the Loan’s bearing interest at the LIBOR Rate as a result of: (a) the failure of Borrowers to make any payments on the date specified under this Agreement or in any notice from either

Borrower to Administrative Agent; (b) the failure of Borrowers to continue or convert into a LIBOR Rate on the date or in the amount specified in a notice given by either Borrower to Administrative Agent pursuant to this Agreement; (c) the early termination of any Interest Period for any reason; (d) the payment or prepayment of any amount on a date other than the date such amount is required or permitted to be paid or prepaid, whether voluntarily or by reason of acceleration; or (e) the failure of Borrowers to extend the Maturity Date after notice of Borrowers’ election to do so is given to Administrative Agent pursuant to Section 1.17 regardless of any rescission of such notice. The foregoing notwithstanding, the amounts of the Consequential Loss shall never be less than zero or greater than is permitted by applicable Law. If any Consequential Loss will be due, the applicable Lender shall deliver to Borrowers a notice as to the amount of the Consequential Loss, which notice shall be conclusive in the absence of manifest error. Neither Administrative Agent nor the Lenders shall have any obligation to purchase, sell and/or match funds in connection with the funding or maintaining of the Loan or any portion thereof. The obligations of Borrowers under this Section 1.9 shall survive any termination of the Loan Documents and payment of the Loan and shall not be waived by any delay by Administrative Agent or Lenders in seeking such compensation.
1.10    Late Charge. If Borrowers or Operating Lessee shall fail to make any payment due hereunder or under the terms of any other Loan Document within ten (10) days after the date such payment is due (other than with respect to the payment of principal required on the Maturity Date), Borrowers shall pay to the applicable Lender or Lenders on demand a late charge equal to three percent (3.0%) of such payment. Such ten (10) day period shall not be construed as in any way extending the due date of any payment. The “late charge” is imposed for the purpose of defraying the expenses of a Lender incident to handling such defaulting payment. This charge shall be in addition to, and not in lieu of, any other remedy Lenders may have and is in addition to any fees and charges of any agents or attorneys which Administrative Agent or Lenders may employ upon the occurrence of a Default, whether authorized herein or by Law.
1.11    Additional Taxes.
(a)    Any and all payments by Borrowers to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Administrative Agent and any Lender, (i) taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office and (ii) any U.S. federal withholding Taxes imposed pursuant to FATCA (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If Borrowers shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.11), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrowers shall furnish to Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.
(b)    In addition, Borrowers shall pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).
(c)    If Borrowers shall be required by the Laws of any jurisdiction outside the United States to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, Borrowers shall also pay to Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in United States (federal and state) taxes imposed on or measured by net income) the Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender shall be conclusive absent manifest error.
(d)    Borrowers shall indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 1.11) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within thirty (30) days after the date the Lender or Administrative Agent makes a demand therefor.
(e)    Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this Section 1.11 shall survive the termination of the Commitments and the payment in full of all the other Indebtedness.
1.12    Payment Schedule and Maturity Date. The entire principal balance of the Loan then unpaid and all accrued interest then unpaid shall be due and payable in full in immediately available funds on the Maturity Date. Accrued unpaid interest shall be due and payable on the last Business Day of the first calendar month after Closing Date and on the last Business Day of each succeeding calendar month thereafter until all principal and accrued interest owing on the Loan shall have been fully paid and satisfied.
1.13    Payments.
(a)    Subject to Section 1.11, all payments by Borrowers or Operating Lessee shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrowers and Operating Lessee hereunder shall be made to Administrative Agent not later than 12:00 p.m. (Administrative Agent’s Time) on the date specified herein. Administrative Agent shall distribute to each Lender such funds as such Lender may be entitled to receive hereunder (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent receives such funds, if Administrative Agent has received such funds on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. (Administrative Agent’s Time) on the Business Day following the day Administrative Agent receives such funds, if Administrative Agent receives such funds after 12:00 p.m. (Administrative Agent’s Time). If Administrative Agent fails to timely pay any amount to any Lender in accordance with this subsection, Administrative Agent shall pay to such Lender interest at the Federal Funds Rate on such amount, for each day from the day such amount was to be paid until it is paid to such Lender.
(b)    Except as otherwise provided herein, all payments by Borrowers, Operating Lessee and any Lender shall be made to Administrative Agent at Administrative Agent’s Office not later than the time for such type of payment specified in this Agreement. All payments received after such time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. Whenever any payment falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.
(c)    Borrowers and Operating Lessee shall, at the time of making each payment under this Agreement, any Note or any other Loan Document for the account of any Lender, specify to Administrative Agent (which shall so notify the intended recipient(s) thereof) the portion of the Indebtedness to which such payment is to be applied (and if Borrowers or Operating Lessee, as applicable, fails to so specify, or if a Default has occurred and is continuing, Administrative Agent may distribute such payment in accordance with Section 5.11 for application in such manner as it or the Required Lenders may determine to be appropriate).
(d)    Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received by wire transfer to the applicable Lender at the address specified in the Schedule of Lenders.
(e)    Unless Borrowers, Operating Lessee or any Lender has notified Administrative Agent, prior to the date any payment is required to be made by it to Administrative Agent, that Borrowers, Operating Lessee or such

Lender, as the case may be, will not make such payment, Administrative Agent may assume that Borrowers, Operating Lessee or such Lender, as the case may be, has timely made such payment and may (but shall not be required to do so) in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to Administrative Agent in immediately available funds, then:
(i)    if Borrowers or Operating Lessee failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and
(ii)    if any Lender failed to make such payment, such Lender or, if applicable, Electing Lender or Lenders shall forthwith on demand pay to Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Administrative Agent to either Borrower or Operating Lessee to the date such amount is recovered by Administrative Agent (the “Compensation Period”) at a rate per annum equal to the interest rate applicable to such amount under the Loan. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Pro Rata Share, included in the applicable advance. Other than with respect to the initial funding, if such Lender does not pay such amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent may make a demand therefor upon Borrowers, and Borrowers shall pay such amount to Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to such amount under the Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent, Borrowers or Operating Lessee may have against any Lender as a result of any default by such Lender hereunder.
A notice of Administrative Agent to any Lender or to Borrowers or Operating Lessee with respect to any amount owing under this subsection shall be conclusive, absent manifest error.
1.14    Administrative Agent Advances.
(a)    Administrative Agent is authorized, from time to time, in Administrative Agent’s sole discretion to expend funds, on behalf of Lenders (“Administrative Agent Advances”), (i) to pay any costs, fees and expenses as described in Section 6.10, and (ii) when Administrative Agent deems necessary or desirable to preserve or protect the Collateral or any portion thereof (including Taxes, Common Charges, Insurance Premiums, and other costs, fees and expenses with respect to operation, leasing, management, improvements, maintenance, repair, sale and disposition) (y) subject to Section 5.5, after the occurrence of a Default, and (z) subject to Section 5.10, after acquisition of all or a portion of the Collateral by foreclosure or otherwise.
(b)    Administrative Agent Advances shall constitute obligatory advances of Lenders under this Agreement, shall be repayable by Lenders on demand and shall be Obligations that are secured by the Collateral, and if unpaid by Lenders as set forth below shall bear interest at the Base Rate. Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance. Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, each Lender shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such advance if Administrative Agent provides notice after 12:00 p.m. (Administrative Agent’s Time).
1.15    Defaulting Lender.

1.15.1    Notice and Cure of Lender Default; Election Period; Electing Lenders. In connection with any Administrative Agent Advance made hereunder, Administrative Agent shall notify (such notice being referred to as the “Default Notice”) each non-Defaulting Lender of the identity of each Lender that is a Defaulting Lender pursuant to clause (b) or (c) of the definition of “Defaulting Lender” set forth in Exhibit “B” (to the extent Administrative Agent has actual knowledge thereof) with respect to such Administrative Agent Advance and each such Defaulting Lender’s Defaulting Lender Amount with respect to such Administrative Agent Advance. Each non-Defaulting Lender shall have the right, but in no event or under any circumstance the obligation, to fund the Defaulting Lender Amount of a Defaulting Lender with respect to any Administrative Agent Advance, provided that within twenty (20) days after the date of the Default Notice (the “Election Period”), such non-Defaulting Lender or Lenders (each such Lender, an “Electing Lender”) irrevocably commit(s) by notice in writing (an “Election Notice”) to Administrative Agent and the other non-Defaulting Lenders to fund such Defaulting Lender Amount and to assume the applicable Defaulting Lender’s obligations with respect to the advancing of the entire undisbursed portion of the Defaulting Lender’s Administrative Agent Advance obligations under this Agreement as and when required to be advanced hereunder (such entire undisbursed portion of the Defaulting Lender’s Administrative Agent Advance obligations under this Agreement, including its portion of the Payment Amount that is the subject of the default, is hereinafter referred to as the “Defaulting Lender Obligation”). If Administrative Agent receives more than one Election Notice within the Election Period, then the commitment to fund such Defaulting Lender Amount and the Defaulting Lender Obligation of the applicable Defaulting Lender shall be apportioned pro rata among the Electing Lenders in the proportion that the amount of each such Electing Lender’s Commitment bears to the total Commitments of all Electing Lenders. If the Defaulting Lender fails to pay the Defaulting Lender Amount within the Election Period, the Electing Lender or Lenders, as applicable, shall be automatically obligated to fund such Defaulting Lender Amount and Defaulting Lender Obligation (and the applicable Defaulting Lender shall no longer be entitled to fund such Defaulting Lender Amount and Defaulting Lender Obligation) within three (3) Business Days following the expiration of the Election Period to reimburse Administrative Agent or make payment to Borrowers, as applicable. Notwithstanding anything to the contrary contained herein, if Administrative Agent has funded the Defaulting Lender Amount, Administrative Agent shall be entitled to reimbursement for its portion of the Defaulting Lender Payment Amount pursuant to Section 5.11.
1.15.2    Indemnity. Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Borrowers to Administrative Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder or under any Note until all Defaulting Lender Payment Amounts are paid in full. Amounts payable to a Defaulting Lender shall be paid by Administrative Agent to reimburse Administrative Agent and any Electing Lender pro rata for all Defaulting Lender Payment Amounts to the extent the Electing Lenders are entitled pursuant to Section 1.15.1. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a “Lender” and such Defaulting Lender’s Commitment shall be deemed to be zero. A Defaulting Lender shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents. Further, any Defaulting Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under, any Loan Document which is made subsequent to the Defaulting Lender’s becoming a Defaulting Lender. This Section 1.15.2 shall remain effective with respect to a Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement by curing such default by payment of all Defaulting Lender Payment Amounts (i) within the Election Period, or (ii) after the Election Period with the consent of the non-Defaulting Lenders. Such Defaulting Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under any Loan Document which is made subsequent to that Lender’s becoming a Defaulting Lender and prior to such cure or waiver. The operation of this subsection or the subsection above alone shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrowers or Operating Lessee of their duties and obligations hereunder or under any of the other Loan Documents. Furthermore, nothing contained in this Section 1.15.2 shall release or in any way limit a Defaulting Lender’s obligations as a Lender hereunder and/or under any other of the Loan Documents. Further, a Defaulting Lender shall indemnify and hold harmless Administrative Agent and each of the non-Defaulting Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the non-Defaulting Lenders as a result of a Defaulting Lender’s failure to comply with the requirements of this Agreement, including any and all additional losses, damages, costs and expenses (including, without limitation, attorneys’ fees) incurred by Administrative Agent and any non-Defaulting Lender as a result of and/or in connection with (i) a non-

Defaulting Lender’s acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Defaulting Lender, and (iii) any action brought against Administrative Agent and/or Lenders. The indemnification provided above shall survive any termination of this Agreement.
1.15.3    No Election. In the event that no Lender elects to commit to fund the Defaulting Lender Amount and Defaulting Lender Obligations of a Defaulting Lender within the applicable Election Period, Administrative Agent shall, upon the expiration of the Election Period, so notify each Lender.
1.16    Several Obligations; No Liability, No Release. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Administrative Agent (if any) to make any Payment Amounts shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Pro Rata Shares. Except as may be specifically provided in this Agreement, no Lender shall have any liability for the acts of any other Lender. No Lender shall be responsible to Borrowers, Operating Lessee or any other Person for any failure by any other Lender to fulfill its obligations to make the Loan or reimbursements for other Payment Amounts, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein. The failure of any Lender to pay to Administrative Agent its Pro Rata Share of a Payment Amount shall not relieve any other Lender of any obligation hereunder to pay to Administrative Agent its Pro Rata Share of such Payment Amounts as and when required herein, but no Lender shall be responsible for the failure of any other Lender to so fund its Pro Rata Share of the Payment Amount. In furtherance of the foregoing, Lenders shall comply with their obligation to pay Administrative Agent their Pro Rata Share of such Payment Amounts regardless of (a) the occurrence of any Default hereunder or under any Loan Document; (b) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Loan Documents; or (c) any Bankruptcy Action or other like event with regard to either Borrower, any SPC Party, Operating Lessee or Guarantor. The obligation of Lenders to pay to such Payment Amounts are in all regards independent of any claims between Administrative Agent and any Lender.
1.17    Extension of Maturity Date. Subject to the conditions set forth in this Section 1.17, Borrowers shall have two (2) options to extend the then Maturity Date. The first option shall be exercisable as provided in Section 1.17.1 and shall extend the Maturity Date from the Initial Maturity Date to September 13, 2016 (such extension period is referred to herein as the “First Extension Term”). The second option shall be exercisable as provided in Section 1.17.2 and shall extend the Maturity Date from September 13, 2016 to September 13, 2017 (such extension period is referred to herein as the “Second Extension Term”, and together with the First Extension Term, the “Extension Terms”).
1.17.1    First Extension Term. Borrowers’ option to extend the Maturity Date for the First Extension Term shall be subject to the following conditions being satisfied by Borrowers at their sole expense to the satisfaction of Administrative Agent and the Required Lenders:
(a)    Borrowers shall have delivered to Administrative Agent a written notice of Borrowers’ election to so extend the Maturity Date no later than forty-five (45) days, but no earlier than ninety (90) days, prior to the Initial Maturity Date;
(b)    No Default shall have occurred and then be continuing as of (i) the date of Borrowers’ notice of election to extend the Maturity Date or (ii) the Initial Maturity Date;
(c)    The Marriott Agreements (other than any that shall have expired by its terms or been terminated in accordance with this Agreement) shall be in full force and effect as of the Initial Maturity Date, and Hotel Owner and Operating Lessee shall certify to Administrative Agent that neither is in default under the Marriott Agreements;
(d)    Borrowers shall have delivered to Administrative Agent an estoppel certificate from the Condominium Association certifying to Administrative Agent if permitted under the Condominium Documents, or if not, to Borrowers, that Borrowers and Operating Lessee are current in all Common Charges and no other sums are outstanding from Borrowers to the Condominium Association;

(e)    All representations and warranties made by Borrowers, Operating Lessee and Guarantor in the Loan Documents (and any certificate, document or financial or any other statement furnished pursuant to or in connection therewith) shall be true and correct in all material respects on and as of the Initial Maturity Date with the same force and effect as if made on and as of such date (or if not, no such failure shall be on account of facts that constitute or have a Material Adverse Effect or that constitute a Default);
(f)    The Extension Term Debt Service Coverage Ratio shall not be less than 1.15 to 1.0; provided, however, Borrowers shall be deemed to have satisfied the condition in this clause if, on or prior to the Initial Maturity Date, Borrowers (i) make a prepayment of the Loan in accordance with Section 1.8(c) in an amount equal to such amount as would cause the Extension Term Debt Service Coverage Ratio, recalculated taking into account the outstanding principal amount of the Loan immediately upon giving effect to said prepayment, to be not less than 1.15 to 1.0 and (ii) pay all sums, and takes all other actions, required pursuant to Section 1.8(c) in connection with such prepayment;
(g)    At the option of Administrative Agent or the Required Lenders, Administrative Agent shall have obtained an Appraisal of the Property; provided, however, that this condition shall be deemed satisfied so long as Borrowers, within five (5) Business Days after the written request of Administrative Agent, its appraiser or other representative, shall have delivered such information concerning the Property as shall have been reasonably requested by it, and, subject to the rights of Manager under the Management Agreement, given it access to the Property for inspection, if such information or access shall have been requested prior to the Initial Maturity Date;
(h)    The ratio of the outstanding principal amount of the Loan as of the Initial Maturity Date giving effect to the “as-is” appraised value of the Property set forth in the then-most recent Appraisal (performed by an independent appraiser engaged directly by Administrative Agent) shall be no greater than 0.5 to 1.0; provided, however, Borrowers shall be deemed to have satisfied the condition in this clause if, on or prior to the Initial Maturity Date, Borrowers (i) make a prepayment of the Loan in accordance with Section 1.8(c) in an amount equal to such amount as would cause said ratio, recalculated taking into account the outstanding principal amount of the Loan immediately upon giving effect to said prepayment, to be not less than 0.5 to 1.0 and (ii) pay all sums, and takes all other actions, required pursuant to Section 1.8(c) in connection with such prepayment;
(i)    If any PIP Letter of Credit remains outstanding and is not an evergreen letter of credit (provided that the termination date of such evergreen letter of credit is at least thirty (30) days after the Initial Maturity Date), Borrowers shall have delivered to Administrative Agent an amendment to such PIP Letter of Credit in form and content acceptable to Administrative Agent extending the term thereof to a date that is thirty (30) days after the last day of the First Extension Term;
(j)    At the option of Administrative Agent, Borrowers shall, in connection with the extension of the Maturity Date, on or before the Initial Maturity Date, (i) obtain an Interest Rate Protection Agreement that complies with the terms and conditions of Exhibit “J” and is entered into with (y) Administrative Agent (or its affiliate) or (z) another Counterparty which meets the Minimum Counterparty Credit Rating, and (ii) deliver to Administrative Agent an Assignment of Interest Rate Protection Agreement (in the form attached to such Exhibit “J”) and a legal opinion, in form and substance reasonably satisfactory to Administrative Agent, governing the due authorization, execution, delivery and enforceability of such Assignment of Interest Rate Protection Agreement with respect to the Counterparty; provided, however that, if Administrative Agent is the Counterparty, no opinion regarding the due authorization, execution and delivery by Counterparty shall be required;
(k)    On the Initial Maturity Date, Borrowers shall have delivered to Administrative Agent a certificate of a duly authorized officer of Borrowers, reasonably satisfactory to Administrative Agent, certifying as to the matters set forth in the foregoing clauses (a) through (j), certificates of duly authorized officers of Operating Lessee and Guarantor certifying as to their representations and warranties as provided in the foregoing clause (e) and any other certificates, instruments and other documents reasonably required by Administrative Agent to evidence satisfaction of the conditions in this Section 1.17.1; and
(l)    Borrowers shall have paid the Extension Fee to Administrative Agent for the benefit of Lenders on or prior to the Initial Maturity Date;

(m)    Borrowers shall have paid to Administrative Agent the cost of the appraisal referred to in Section 1.17.1(g), and all other reasonable costs and expenses incurred by Administrative Agent and Lenders in connection with such extension on or prior to the Initial Maturity Date.
1.17.2    Second Extension Term. Borrowers’ option to extend the Maturity Date for the Second Extension Term shall be subject to the following conditions being satisfied by Borrowers at their sole expense to the satisfaction of Administrative Agent and the Required Lenders:
(a)    Borrowers shall have delivered to Administrative Agent a written notice of Borrowers’ election to so extend the Maturity Date no later than thirty (30) days, but no earlier than ninety (90) days, prior to the last day of the First Extension Term;
(b)    No Default shall have occurred and then be continuing as of (i) the date of Borrowers’ notice of election to extend the Maturity Date or (ii) the last day of the First Extension Term;
(c)    The Marriott Agreements (other than any that shall have expired by its terms or been terminated in accordance with this Agreement) shall be in full force and effect as of the last day of the First Extension Term, and Hotel Owner and Operating Lessee shall certify to Administrative Agent that neither is in default under the Marriott Agreements;
(d)    Borrowers shall have delivered to Administrative Agent an estoppel certificate from the Condominium Association certifying to Administrative Agent if permitted under the Condominium Documents, or if not, to Borrowers, that Borrowers and Operating Lessee are current in all Common Charges and no other sums are outstanding from Borrowers to the Condominium Association;
(e)    All representations and warranties made by Borrowers, Operating Lessee and Guarantor in the Loan Documents (and any certificate, document or financial or any other statement furnished pursuant to or in connection therewith) shall be true and correct in all material respects on and as of the last day of the First Extension Term with the same force and effect as if made on and as of such date (or if not, no such failure shall be on account of facts that constitute or have a Material Adverse Effect or that constitute a Default;
(f)    The Extension Term Debt Service Coverage Ratio shall not be less than 1.25 to 1.0; provided, however, Borrowers shall be deemed to have satisfied the condition in this clause if, on or prior to the Initial Maturity Date, Borrowers (i) make a prepayment of the Loan in accordance with Section 1.8(c) in an amount equal to such amount as would cause the Extension Term Debt Service Coverage Ratio, recalculated taking into account the outstanding principal amount of the Loan immediately upon giving effect to said prepayment, to be not less than 1.25 to 1.0 and (ii) pay all sums, and takes all other actions, required pursuant to Section 1.8(c) in connection with such prepayment;
(g)    The ratio of the outstanding principal amount of the Loan as of the last day of the First Extension Term giving effect to the “as-is” appraised value of the Property set forth in the then-most recent Appraisal (performed by an independent appraiser engaged directly by Administrative Agent) shall be no greater than 0.5 to 1.0; provided, however, Borrowers shall be deemed to have satisfied the condition in this clause if, on or prior to the last day of the First Extension Term, Borrowers (i) makes a prepayment of the Loan in accordance with Section 1.8(c) in an amount equal to such amount as would cause said ratio, recalculated taking into account the outstanding principal amount of the Loan immediately upon giving effect to said prepayment, to be not less than 0.5 to 1.0 and (ii) pay all sums, and takes all other actions, required pursuant to Section 1.8(c) in connection with such prepayment;
(h)    If any PIP Letter of Credit remains outstanding and is not an evergreen letter of credit (provided that the termination date of such evergreen letter of credit is at least thirty (30) days after the last day of the First Extension Term), Borrowers shall have delivered to Administrative Agent an amendment to such PIP Letter of Credit in form and content acceptable to Administrative Agent extending the term thereof to a date that is thirty (30) days after the last day of the Second Extension Term;

(i)    At the option of Administrative Agent, Borrowers shall, in connection with the extension of the Maturity Date, Borrowers shall, on or before the last day of the First Extension Term, (i) obtain an Interest Rate Protection Agreement that complies with the terms and conditions of Exhibit “J” and is entered into with (y) Administrative Agent (or its affiliate) or (z) another Counterparty which meets the Minimum Counterparty Credit Rating, and (ii) deliver to Administrative Agent an Assignment of Interest Rate Protection Agreement (in the form attached to such Exhibit “J”) and a legal opinion, in form and substance reasonably satisfactory to Administrative Agent, governing the due authorization, execution, delivery and enforceability of such Assignment of Interest Rate Protection Agreement with respect to the Counterparty; provided, however that, where Administrative Agent is the Counterparty, no opinion regarding the due authorization, execution and delivery by Counterparty shall be required;
(j)    Borrowers shall have paid the Extension Fee to Administrative Agent for the benefit of Lenders on or prior to the last day of the First Extension Term;
(k)    On the Initial Maturity Date, Borrowers shall have delivered to Administrative Agent a certificate of a duly authorized officer of Borrowers, reasonably satisfactory to Administrative Agent, certifying as to the matters set forth in the foregoing clauses (a) through (j), certificates of duly authorized officers of Operating Lessee and Guarantor certifying as to their representations and warranties as provided in the foregoing clause (e) and any other certificates, instruments and other documents reasonably required by Administrative Agent to evidence satisfaction of the conditions in this Section 1.17.2; and
(l)    Borrowers shall have paid to Administrative Agent all reasonable costs and expenses incurred by Administrative Agent and Lenders in connection with such extension on or prior to the last day of the First Extension Term.
1.18    Minimum DSCR Default. Commencing as of the DSCR Test Date occurring on June 30, 2014, and as of each DSCR Test Date thereafter, Borrowers shall cause the Debt Service Coverage Ratio to be not less than 0.80 to 1.0; provided, however, Borrowers shall be deemed to have performed this obligation if, within thirty (30) days after Borrowers deliver the quarterly certificate required pursuant to Section 2(b) of Exhibit “B” hereof indicating that the Debt Service Coverage Ratio is less than 0.80 to 1.0, Borrowers (a) make a prepayment of the Loan in accordance with Section 1.8 in an amount equal to such amount as would cause the Debt Service Coverage Ratio, recalculated taking into account the outstanding principal amount of the Loan immediately upon giving effect to said prepayment, to be not less than 1.0 to 1.0, and (b) pay all sums, and take all other actions, required pursuant to Section 1.8 in connection with such prepayment. Borrowers may use Working Capital Reserve Funds to make the prepayment set forth in this Section 1.18 subject to and in accordance with Section 1.5.2(d).
ARTICLE 2 - ADDITIONAL COVENANTS AND AGREEMENTS
2.1    Maintenance and Use of Property.
(a)    Borrowers and Operating Lessee shall cause the Property to be maintained in a good, safe and insurable condition and otherwise in accordance with the standards set forth in Management Agreement and in material compliance with all applicable Laws, Condominium Requirements and the Leases, pay all fees or charges arising in connection therewith and shall promptly make all repairs to the Property to maintain them in good, safe and insurable condition and as otherwise required by the Management Agreement, applicable Laws, Condominium Requirements and the Leases, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, ordinary wear and tear and damage by casualty excepted. Neither Borrowers nor Operating Lessee shall use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Property in a manner which results in a material violation of any applicable Law or Condominium Requirement. All repairs made or caused to be made by Borrowers and Operating Lessee shall be made with quality materials, in a good and workmanlike manner and shall comply in all respects with the Management Agreement, applicable Laws, Condominium Requirements and the Leases. Neither Borrowers nor Operating Lessee shall impose any easement, restriction, covenant or encumbrance on the Property or any portion thereof (other than Permitted Liens) or grant any purchase or lease right or option on the Property or any portion thereof, execute or file any subdivision plat or condominium declaration affecting the Property or any portion thereof or consent to the annexation of the Property or any portion thereof without the prior written consent of the Required Lenders. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrowers will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Administrative Agent.
(b)    Neither Borrowers nor Operating Lessee shall (i) consent to any zoning reclassification of any portion of the Property or obtain any variance under any existing zoning ordinance that is material and outside the ordinary course of such Person’s business, or (ii) use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case without the prior written consent of Administrative Agent.
(c)    Neither Borrowers nor Operating Lessee shall commit or suffer any material waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that will reasonably likely invalidate or give cause for cancellation of any insurance policy, or do or permit to be done thereon anything that will reasonably likely impair in any materially adverse manner the value of the Property or the security for the Loan. Neither Borrowers nor Operating Lessee shall, without the prior written consent of Administrative Agent, permit any drilling or exploration for or extraction, removal, or production of any minerals, oil or gas from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.
(d)    Borrowers shall diligently and expeditiously proceed to cause the repairs to the roof of the building in which the Hotel and Residential Units are located identified in the “Property Condition Report” for the Property delivered to Administrative Agent prior to the Closing Date to be performed, and shall in any event cause such repairs to be completed on or before December 31, 2013.
2.2    Taxes and Other Charges.
(a)    Borrowers shall pay (or cause to be paid) all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, that so long as no Default is continuing Borrowers shall not be required to pay Taxes and Other Charges and shall have the right to challenge or appeal such Taxes or Other Charges so long as (i) Borrowers are permitted by applicable Law to defer payment thereof pending the outcome of such contest and Borrowers shall prosecute such challenge or appeal in good faith, at its own expense and by appropriate legal proceedings, (ii) Administrative Agent shall have received assurance reasonably satisfactory to Administrative Agent that (y) such contest will not result in the imposition of any civil or criminal liability or penalty and (z) the use of the Property will not be impaired or curtailed thereby, (iii) Borrowers shall have furnished such security as may be required in the proceeding or as may be reasonably requested by Administrative Agent, to insure the cost of compliance, including all interest and penalties in connection therewith, which shall be not exceed one hundred percent (100%) of the maximum liability of Borrowers as reasonably determined by Administrative Agent, (iv) the subject matter of the applicable Taxes or Other Charges will be addressed to the reasonable satisfaction of Administrative Agent promptly after such contest but in any event prior to the time the security granted to Administrative Agent in the Property shall be subjected to any Lien or otherwise jeopardized in the reasonable judgment of Administrative Agent and (v) such challenge or appeal is made and performed in accordance with applicable Laws.
(b)    Subject to Borrowers’ right to contest set forth in Section 2.2(a), Borrowers shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property.
(c)    Subject to Borrowers’ right to contest set forth in Section 2.2(a), Borrowers shall furnish to Administrative Agent upon written request receipts for the payment of such Taxes and Other Charges. Subject to Borrowers’ right to contest set forth in Section 2.2(a), if Borrowers shall fail to pay any such Taxes and Other Charges in accordance with Section 2.2(a), Administrative Agent shall have the right, but shall not be obligated, to pay such Taxes and Other Charges, and Borrowers shall repay to Administrative Agent, within ten (10) Business Days of demand, any amount paid by Administrative Agent, with interest thereon at the Default Rate accruing from the date such advance is due to be repaid by Borrowers to the date of repayment, and such amount shall constitute a portion of the Obligations secured by the Mortgage.
2.3    Operating Lease. Hotel Owner and Operating Lessee shall cause the Operating Lease to remain in full force and effect at all times unless it is either terminated or canceled with Administrative Agent’s prior consent. Hotel Owner and Operating Lessee shall not, without the prior consent of Administrative Agent, (a) reduce or consent to the reduction of the term of the Operating Lease, (b) otherwise amend the terms of the Operating Lease (other than to extend or shorten the term thereof, to modify the amount of rent payable thereunder or to reflect the disposition of any Property disposed of pursuant to Article 7, in each case in order to minimize taxes in compliance with Laws generally applicable to real estate investment trusts) or (c) surrender, terminate or cancel the Operating Lease or enter into any other lease in substitution of the Operating Lease. Hotel Owner and Operating Lessee acknowledge and agree that the Operating Lease shall be subject and subordinate to the Liens, terms and provisions of the Mortgage and the other Loan Documents, all amendments, supplements, restatements, replacements and other modifications thereof and all advances made thereunder. If at any time, (i) Operating Lessee shall become insolvent or a debtor in a bankruptcy proceeding or (ii) Administrative Agent or its designee has taken title to the Property by foreclosure or deed in lieu of foreclosure, has become a mortgagee-in-possession, has appointed a receiver with respect to the Property or has otherwise taken title to the Property, Administrative Agent shall have the absolute right to (and Hotel Owner and Operating Lessee shall reasonably cooperate and not in any way hinder, delay or otherwise interfere with Administrative Agent’s right to), immediately terminate the Operating Lease. Borrowers shall deliver to Administrative Agent copies of all amendments of the Operating Lease promptly after entering into them.
2.4    Property Management.
(a)    Hotel Owner and Operating Lessee shall (i) promptly perform and observe all of the material covenants required to be performed and observed by each of them under each Marriott Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Administrative Agent of any material default by Manager or any other Person (other than Hotel Owner or Operating Lessee) under any Marriott Agreement of which either becomes actually aware; (iii) promptly deliver to Administrative Agent a copy of any notice of default, and any demand for working capital or other funds, received by Hotel Owner or Operating Lessee under any Marriott Agreement; (iv) promptly deliver to Administrative Agent a copy of any material report, budget, forecast, periodic accounting, operating or other financial statement received by Hotel Owner or Operating Lessee under any Marriott Agreement; (v) promptly give notice to Administrative Agent of any notice that Hotel Owner or Operating Lessee receives which indicates that Manager or any other Person (other than Hotel Owner or Operating Lessee) is terminating any Marriott Agreement or that Manager is otherwise discontinuing its management of the Hotel; and (vi) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by Manager and any other Person (other than Hotel Owner or Operating Lessee) under each Marriott Agreement.
(b)    Subject to the immediately following sentence, Hotel Owner and Operating Lessee shall not, without the prior consent of Administrative Agent, (i) reduce or consent to the reduction of the term of any Marriott Agreement; (ii) to the extent of Operating Lessee’s and Hotel Owner’s rights under the applicable Marriott Agreement, increase or consent to the increase of the amount of any fees, charges or other sums under such Marriott Agreement payable by Operating Lessee or Hotel Owner; (iii) modify, change, supplement, alter or amend, or waive or release any of its rights and remedies, or any obligations or liabilities of any other Person under, any Marriott Agreement; (iv) otherwise amend or consent to the amendment of the terms of any Marriott Agreement; (v) surrender, terminate or cancel any Marriott Agreement or otherwise replace Manager or other Person party thereto (other than Hotel Owner or Operating Lessee), or enter into any other management agreement with respect to the Property or any agreement in substitution of any Marriott Agreement; or (vi) change any Residential Units or Hotel rooms from hotel service to time share or change the brand under which rooms in the Hotel are marketed or, except as provided in Section 7.7, remove any Hotel room from Hotel room inventory. Notwithstanding the foregoing, Hotel Owner and Operating Lessee may make any immaterial modification, change, supplement, alteration, amendment or waiver of the Management Agreement provided that such modification, change, supplement alteration, amendment or waiver shall not affect the cash management procedures set forth in the Management Agreement, decrease the cash flow of the Property, adversely affect the marketability of the Property, change the definitions of “default”, “event of default”, “operating expense”, “owner’s distribution”, “owner’s equity”, “debt service amount” or words of similar meaning in the Management Agreement, change the timing or amount of remittances to Hotel Owner or Operating Lessee thereunder, increase or decrease reserve requirements, change the term of the Management Agreement or increase any management or other fees payable under the Management Agreement. Without limiting the foregoing Hotel Owner and Operating Lessee shall not modify or waive any Marriott Agreement that would have the effect of modifying or waiving the Management Agreement in a manner prohibited by this Section 2.4(b). Hotel Owner and Operating Lessee shall deliver to Administrative Agent copies of all modifications, changes, supplements, alterations, amendments and waivers of any Marriott Agreement promptly after entering into them.
(c)    Residential Owner shall not enter into any management agreement with respect to the Residential Units, or cause the Residential Units to be managed under the Management Agreement, without the prior consent of Administrative Agent.
(d)    Notwithstanding anything to the contrary herein, the parties hereto acknowledge that, for the period of time from the occurrence of the closing of the Acquisition until midnight on the same day, the Hotel will be managed by Jumeirah Hospitality & Leisure (USA) Inc. pursuant to that certain letter agreement dated August 28, 2012 among Jumeirah Hospitality & Leisure (USA) Inc., DIG EH Hotel LLC and Hotel Owner. Hotel Owner shall not amend said agreement without the prior consent of Administrative Agent.
2.5    Interest Rate Protection Agreement. Borrowers (or either of them) shall, on or before the Closing Date, obtain a written Interest Rate Protection Agreement that complies with the terms and conditions of Exhibit “J” and is entered into with a Counterparty, satisfy the other conditions set forth in Exhibit “J”, and maintain such Interest Rate Protection Agreement through the Initial Maturity Date. In the event that Administrative Agent requires an Interest Rate Protection Agreement as a condition precedent to the First Extension Term and/or the Second Extension Term, Borrowers shall maintain such Interest Rate Protection Agreement at all times during the First Extension Term and/or the Second Extension Term, as applicable. Borrowers shall perform all of their obligations in all material respects under any Interest Rate Protection Agreement. Borrowers shall not, without the prior consent of Administrative Agent, modify, amend or supplement the terms of any Interest Rate Protection Agreement. Within twenty (20) days after either Borrower obtains knowledge of or receipt of notice (which may be given by Administrative Agent, any Lender or other Person) of a default by the financial institution that is the Counterparty to any Interest Rate Protection Agreement (other than Administrative Agent or its affiliate), Borrowers shall (i) enter into a substitute Interest Rate Protection Agreement that complies with the applicable terms and conditions of Exhibit “J” (but not with the Person that defaulted under the defaulted Interest Rate Protection Agreement) such that after giving effect to such substitute Interest Rate Protection Agreement, Borrowers shall be in compliance with the requirement set forth in this Section 2.5 and (ii) comply with the other terms and conditions of Exhibit “J” with respect thereto. If Administrative Agent (or its affiliate) provides any Interest Rate Protection Agreement that is a swap agreement, Borrowers shall compensate Administrative Agent (or its affiliate) in connection with any termination of any Interest Rate Protection Agreement, and all sums payable to Administrative Agent (or its affiliate) shall be secured by the Collateral. Administrative Agent’s determination of the amount of such sums shall be conclusive evidence of the amount thereof, absent manifest error. In the event that either Borrower breaches its obligations as set forth in this Section 2.5, in addition to Administrative Agent’s and Lenders’ rights and remedies hereunder or under the other Loan Documents, Administrative Agent may, but shall have no obligation to, at Borrowers’ sole expense and on Borrowers’ behalf, enter into an Interest Rate Protection Agreement as may be required pursuant to this Section 2.5. Administrative Agent is hereby irrevocably appointed the true and lawful attorney of each Borrower (coupled with an interest), in its name and stead, to execute any such an Interest Rate Protection Agreement and all necessary documents ancillary thereto after the occurrence of a Default arising by reason of a breach of Borrowers’ obligations under this Section 2.5 or Exhibit “J”, and for that purpose Agent may execute all necessary agreements and instruments, and may substitute one or more persons with like power, Borrowers hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. All sums paid and liabilities incurred by Administrative Agent pursuant to this Section 2.5 shall be paid by Borrowers upon demand with interest at the Default Rate to the date of payment to Administrative Agent.
2.6    Existence; Compliance with Requirements. Borrowers and Operating Lessee shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect their respective existences, rights, licenses, permits and franchises and comply in all material respects with all Laws applicable to them, respectively, and the Property. Neither Borrowers nor Operating Lessee shall commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of their respective obligations under any of the Loan Documents. Borrowers and Operating Lessee shall at all times maintain, preserve and protect all material franchises and trade names owned by them, respectively, used in connection with the operation of the Property.
2.7    Inspection. Administrative Agent and its agents may enter upon the Property to inspect the Property during normal business hours, upon reasonable notice to Operating Lessee and subject to the rights of tenants and of Manager under the Management Agreement and reasonable and customary safety rules and regulations, unless Administrative Agent reasonably deems such inspection is an Emergency, in which event Borrowers and Operating Lessee shall provide Administrative Agent with immediate access to the Property, subject to the rights of tenants and of Manager under the Management Agreement. Borrowers and Operating Lessee will furnish to Administrative Agent and its agents, for inspection and copying, all books and records, and other documents and information that Administrative Agent may reasonably request from time to time.
2.8    Notice to Lenders. Borrowers shall promptly within five (5) days after either Borrower or Operating Lessee first obtains knowledge of any of the following events, notify Administrative Agent in writing thereof, specifying in each case the action either Borrower or Operating Lessee has taken or will take with respect thereto: (a) any violation of any Condominium Requirement or any other Legal Requirement or governmental requirement that could reasonably be expected to have a Material Adverse Effect; (b) any litigation, arbitration or governmental investigation or proceeding instituted against either Borrower, Operating Lessee, Manager or the Property, that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (c) any actual condemnation of any portion of the Property, or any written threat thereof from any Governmental Authority, any negotiations with respect to any such taking, or any material physical loss of or substantial physical damage to the Property; (d) any material labor controversy pending or threatened against either Borrower, Operating Lessee, Manager or any contractor, and any material development in any labor controversy; (e) any notice received by either Borrower or Operating Lessee with respect to the cancellation, alteration or non‑renewal of any insurance coverage maintained with respect to the Property; (f) any lien filed against the Property (other than Permitted Liens); (g) any required permit, license, certificate or approval with respect to the Property lapses or ceases to be in full force and effect; or (h) the occurrence of any Default hereunder.
2.9    Financial Statements. Borrowers and Operating Lessee shall deliver to Administrative Agent with sufficient copies for each Lender the financial statements and other statements and information at the times and for the periods described in Section 2 of Exhibit “B”. Each of each Borrower and Operating Lessee will make all of its respective books, records and accounts available to Administrative Agent and its representatives at its offices as designated from time to time by Borrowers upon reasonable request and will permit them to review and copy the same. Borrowers shall promptly notify Administrative Agent of any event or condition that could reasonably be expected to have a Material Adverse Effect. Administrative Agent shall provide a copy of such financial statements to each Lender promptly after receipt, subject to Section 6.6.
2.10    Fees. Borrowers shall pay to Administrative Agent all fees payable under the Fee Letter. Borrowers hereby agree that they shall be jointly and severally liable with Strategic Hotel with respect to all obligations of Strategic Hotel under the Fee Letter, that the payment of the fees thereunder shall be Indebtedness of Borrowers and that the Fee Letter shall be a Loan Document binding upon Borrowers.
2.11    Reports and Testing. Borrowers shall (a) promptly deliver to Administrative Agent copies of all reports, studies, inspections and tests made by either Borrower or Operating Lessee regarding the Property, the common elements under the Condominium Documents, the Improvements or any materials to be incorporated into the Improvements; and (b) make such additional tests regarding the Property, the Improvements or any materials to be incorporated into the Improvements as Administrative Agent reasonably requires upon the occurrence or during the continuance of any Default. Borrowers shall promptly notify Administrative Agent of any such report, study, inspection or test that indicates any materially adverse condition relating to the Property, the common elements under the Condominium Documents, the Improvements or any such materials.

2.12    Leasing Requirements. Borrowers and Operating Lessee shall comply with the terms and conditions of Exhibit “E” with respect to the leasing requirements and tenant matters described therein.
2.13    Appraisals. Administrative Agent may obtain, from time to time, an MAI appraisal of all or any part of the Property prepared in accordance with written instructions from Administrative Agent by an independent appraiser engaged directly by or otherwise reasonably acceptable to Administrative Agent and in form and substance reasonably satisfactory to Administrative Agent (which Appraisals, for the avoidance of doubt, shall, in Administrative Agent’s discretion, be compliant with the Uniform Standards of Professional Appraisal Practice and Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and satisfaction of applicable regulatory requirements) (each, an “Appraisal”). The cost of any such Appraisal shall be borne by Borrowers after the occurrence and continuance of a Default and in the event Administrative Agent or the Required Lenders elect to obtain an Appraisal in connection with the extension of the Maturity Date pursuant to Section 1.17.1, and, in each such case, such cost shall be due and payable by Borrowers within ten (10) Business Days of demand and shall be secured by the Loan Documents. Administrative Agent shall provide a copy of such Appraisal to each Lender promptly after receipt.
2.14    Payment of Withholding Taxes. Borrowers shall not use any Reserve Funds to pay the wages of their employees unless a portion of the proceeds or other funds are also used to make timely payment to or deposit with (a) the United States of America of all amounts of tax required to be deducted and withheld with respect to such wages under the Code, and (b) any state and/or local Governmental Authority or agency having jurisdiction of all amounts of tax required to be deducted and withheld with respect to such wages under any applicable state and/or local Laws.
2.15    ERISA. None of Borrowers and Operating Lessee shall be (i) an “employee benefit plan”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and including any rules and regulations promulgated thereunder (“ERISA”); or (ii) a “plan” within the meaning of Section 4975(e) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). None of the assets of either Borrower or Operating Lessee will constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101. None of Borrowers and Operating Lessee shall be a “governmental plan” within the meaning of Section 3(32) of ERISA. The transactions contemplated hereby by or with either Borrower and Operating Lessee shall not be in violation of state statutes applicable to such Borrower or to Operating Lessee, as applicable, regulating investments of fiduciaries with respect to governmental plans. Assuming no portion of the Loan advanced by any Lender on the Closing Date shall be funded or held with “plan assets” of any “benefit plan investors” within the meaning of Section 3(42) of ERISA (or that such Lender relied on an available prohibited transaction exemption, all of the requirements of which were met), none of Borrowers and Operating Lessee shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent of any of Lender’s rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrowers and Operating Lessee shall, and shall cause all ERISA Affiliates to, make all required contributions to any Pension Plan or Multiemployer Plan. None of Borrowers and Operating Lessee shall, or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien with respect to assets of either of the Borrowers under Code Section 412 or Section 303(k) or 4068 of ERISA, or any ERISA Event that could reasonably be expected to, alone or in the aggregate with all other ERISA Events, result in a Material Adverse Effect. Borrowers and Operating Lessee shall deliver to Administrative Agent such certifications or other evidence of compliance with the provisions of this Section 2.15 and Section 3.29 as Administrative Agent may from time to time reasonably request, including certifications or other evidence that (x) such Borrower or Operating Lessee, as applicable, is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA, and neither such Borrower or Operating Lessee, as applicable, or any other Person aggregated with such Borrower or Operating Lessee, as applicable, under Section 4001 of ERISA has any liability (whether or not contingent) under Title IV of ERISA or Section 412 of the Code that could reasonably be expected to result in a Material Adverse Effect; (y) neither such Borrower or Operating Lessee, as applicable, is in violation of state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (z) one or more of the following circumstances is true with respect to such Borrower or Operating Lessee, as applicable, (1) equity interests in such Borrower or Operating Lessee, as applicable, are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2), (2) less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower or Operating Lessee, as applicable, are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2) as modified in operation by section 3(42) of ERISA; or (3) such Borrower or Operating Lessee, as applicable, qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e). Each of Borrower or Operating Lessee, as applicable, will furnish to Administrative Agent within ten (10) Business Days after it knows or should have known that an ERISA Event that could reasonably expected to result in a Material Adverse Effect has occurred or exists, a certificate from a duly authorized officer setting forth details respecting such event or condition and the action, if any, that it proposes to take with respect thereto.
2.16    Intellectual Property. Neither Borrowers nor Operating Lessee shall use any trade name nor do business under any name other than its actual name set forth herein or as permitted by the Marriott Agreements (provided that Borrowers or Operating Lessee shall have notified Administrative Agent of any such name prior to its actual use). Each of Borrowers and Operating Lessee shall keep in effect all Intellectual Property necessary for the conduct of its business and the operation of the Property substantially in the manner as contemplated to be conducted and operated without, individually or in the aggregate, any infringement upon rights of other Person. Borrowers shall notify Administrative Agent of any tradename or trademark that either of them or Operating Lessee acquires or for which it or Operating Lessee files an application with the United States Patent and Trademark Office. Administrative Agent may make any filing, at Borrowers’ sole expense, with the United States Patent and Trademark Office or otherwise in order to obtain and perfect a security interest in such tradenames and trademarks.

2.17    Insurance Consultant. Administrative Agent may retain, at Borrowers’ sole expense, an independent insurance consultant to evaluate the sufficiency of the insurance to be carried by Borrowers and Operating Lessee under Section 2.32; provided however that, so long and no Default is continuing, Borrowers shall only be obligated to pay for such independent evaluation one (1) time per calendar year.
2.18    Condominium.
(a)    Borrowers and Operating Lessee shall (i) pay, or cause to be paid, on or before the due date for same all Common Charges payable on account of the Residential Units and the Hotel and other sums payable by either Borrower and Operating Lessee to the Condominium Association; (ii) promptly perform and observe all of the material covenants required to be performed and observed by each of them under each Condominium Document and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Administrative Agent of any material default by the Condominium Board or Condominium Association under any Condominium Document of which either becomes actually aware; (iv) promptly deliver to Administrative Agent a copy of any notice of default or notice of special assessment or similar payment obligation (such as an “Incidental Service Charge” as defined in the Condominium Documents) received by either Borrower or Operating Lessee under any Condominium Document; and (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by the Condominium Board or Condominium Association under each Condominium Document to the extent that the failure to do so would have a Material Adverse Effect or cause a breach of any Marriott Agreement.
(b)    Neither Borrowers nor Operating Lessee shall, and shall not vote to, without the prior consent of Administrative Agent, (i) reduce or consent to the reduction of the term of any Condominium Document; (ii) modify, change, supplement, alter or amend, or waive or release any of its rights and remedies, or any obligations or liabilities of any other Person under, any Condominium Document, in each case, to the extent any such matters or actions could reasonably be expected to have a Material Adverse Effect; (iii) otherwise to amend or consent to the amendment of the terms of any Condominium Document to the extent same would impair the rights of Administrative Agent or Lenders or the Lien of the Mortgage; (iv) surrender, terminate or cancel any Condominium Document, or enter into any agreement in substitution of any Condominium Document; (v) approve or request (x) any subdivision of any of the Residential Units or the Hotel or any combination any of the Residential Units or the Hotel with any other unit (other than a combination of a Residential Unit with one or more other Residential Units subject to Section 2.28), or (z) except as contemplated in Section 2.32(d) or 2.32(e), any decrease the aggregate net rentable square footage of the Residential Units or the Hotel; (vi) cause the Condominium Association to fail to maintain or diminish in any material respect the insurance policies required to be maintained pursuant to the applicable Condominium Documents; or (vii) to the extent either Borrower or Operating Lessee has such rights under the Condominium Documents and under law, to vote or give consent to the expenditure of insurance proceeds or condemnation awards for the repair or restoration of common elements or the Property in a manner inconsistent with this Loan Agreement for repairs and restorations of the Property. Without limiting the foregoing, if either Borrower or Operating Lessee fails to pay any Common Charge when due under any Condominium Document, Administrative Agent shall have the right, but not the obligation, to pay (or cause to be paid) the same on behalf of Borrowers and Operating Lessee (based solely on a notice or other certification from the Condominium Board or managing agent) and such amounts shall be payable to Administrative Agent upon demand and shall accrue interest at the Default Rate until paid. Nothing herein shall prohibit Hotel Owner from amending the Condominium Documents solely in order to convert the Hotel Unit into multiple, smaller condominium units under the Condominium Documents provided that (a) no Default shall have occurred and be continuing, (b) Hotel Owner shall have notified Administrative Agent prior to such amendment being filed and shall deliver a final, signed copy of such amendment to Administrative Agent promptly after it is signed by the Condominium Board and, if applicable, Hotel Owner, (c) Manager shall have consented to such amendment to the extent required pursuant to any Marriott Agreement (and if subject to any conditions, such conditions shall be reasonably acceptable to Administrative Agent), (d) such amendment shall not increase any monetary or other obligations of Hotel Owner or Operating Lessee under any Marriott Agreement or the Condominium Documents, or adversely affect the rights of Administrative Agent under the Manager Subordination Agreement or the Condominium Documents, (e) such condominium units shall collectively continue to constitute the Hotel Unit for all purposes under the Loan Documents and the Marriott Agreements, (f) Hotel Owner shall remain the owner of such condominium units and the total percentage interest of such condominium units in the common elements shall remain the same as the percentage interest of the current Hotel Unit in the common elements and (g) Hotel Owner shall have delivered to Administrative Agent an endorsement to the Title Policy that insures that the lien of the Mortgage continues to encumber such condominium units as a first-priority lien subject only to those matters listed as exceptions in the Title Policy.
(c)    In the event that the Condominium Association receives any insurance proceeds or condemnation awards, to the extent that either Borrower or Operating Lessee in their respective capacities as owners and lessee of the Hotel and Residential Units may, by vote or otherwise, select the holder of same, Borrowers and Operating Lessee shall select Administrative Agent provided that such selection would not be prohibited by the terms of the Condominium Documents.
(d)    Administrative Agent shall have the right, to the fullest extent of Borrowers’ and Operating Lessee’s rights under the Condominium Documents, to examine the books of account of the condominium and to attend meetings of owners of units or the Condominium Board, but the foregoing shall not require Administrative Agent to examine said books of account or attend any such meetings.
(e)    At any time, during the existence of a Default, Administrative Agent may give notice to the Condominium Board or any other Person stating that circumstances exist which entitle Administrative Agent to exercise in Borrowers’ and Operating Lessee’s place any particular right, privilege or power, or to receive any credit, refund, profit or other sum of money which either Borrower or Operating Lessee has the right to exercise or receive under the Condominium Documents; it being understood and agreed to that such notice from Administrative Agent shall be conclusive evidence that a Default shall have occurred and be continuing and the Condominium Board may rely on such notice from Administrative Agent without any further inquiry or investigation.
(f)    Prior to appointing any member to the Condominium Board, Borrowers and Operating Lessee shall deliver to Administrative Agent a conditional resignation signed by such member in form and content acceptable to Administrative Agent. Upon the occurrence and during the continuance of a Default, Administrative Agent may, by notice to Borrowers, tender any conditional resignation of any member of the Condominium Board now or hereafter delivered to Administrative Agent in connection with the Loan to the Condominium Board, whereupon the resignation of any such member shall become effective and successor members to the Condominium Board shall be designated by Administrative Agent.
(g)    Borrowers and Operating Lessee shall, on a timely basis comply with all Condominium Requirements and other Legal Requirements, including securities laws, which may apply to the sale of Residential Units (if same are to be sold as provided in Article 7) and furnish such evidence of compliance therewith as Administrative Agent may reasonably request.

(h)    Borrowers shall deliver or cause the condominium to deliver to Administrative Agent all financial statements, material reports and material notices delivered by or on behalf of the Condominium Association to Borrowers, or if the Condominium Association is prohibited by law from doing so, shall deliver same to Administrative Agent promptly after receipt by either Borrower or its Condominium Board members.
2.19    Transfers, Encumbrances, Etc. Except as otherwise expressly permitted herein, neither Borrowers nor Operating Lessee shall, voluntarily or involuntarily, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of, grant easements or other rights with respect to, obtain a zoning reclassification or variance with respect to, or mortgage, encumber or create a Lien or security interest in, the Property or any portion therein or the income or any other revenues therefrom or permit or suffer any such action to be taken, except for Permitted Liens or as otherwise permitted by the Loan Documents.
2.20    Ownership, Merger, Consolidation, Purchase or Sale of Assets, Etc.
(a)    Without the prior written consent of the Required Lenders, except as expressly permitted by this Agreement, neither Borrowers nor Operating Lessee shall, directly or indirectly, (i) change, or permit to be changed, the structure or ownership of either Borrower, Operating Lessee or of any Constituent Member of either of them from that existing on the Closing Date, (ii) consolidate with, be acquired by, or merge into or with any Person or permit any Constituent Member of Borrower or Operating Lessee to be consolidated with, acquired by or merged into or with any Person, (iii) permit any sale, transfer, assignment, pledge, mortgage, encumbrance or other disposition (each a “Transfer”) of all or any part of the Property or any other collateral (other than Permitted Liens, leases entered into in accordance with Exhibit “E” and replacements or dispositions of furniture, fixtures and equipment which has become obsolete or is otherwise to be replaced in the ordinary course of business), (iv) acquire any property other than the Property, (v) permit any change in the members or managers of, or change in Control of, Borrowers, Operating Lessee or any Constituent Member of either of them from that existing on the Closing Date (subject to the rights of the other members of SHR Essex House Condominiums Holdings, LLC, DTRS Essex House Holdings, LLC and SHR Essex House Holdings, LLC to consent to major decisions proposed to be made by Guarantor pursuant to the limited liability company agreements of said entities between Guarantor and Monroe EH Condo Investments, LLC, Monroe EH TRS, LLC and Monroe EH Holdings Trust, respectively, pursuant to Section 7.01 thereof) or (vi) permit any Transfer of all or any part of any direct or indirect equity interest in either Borrower or Operating Lessee.
(b)    Notwithstanding the terms of paragraph (a) above, Transfers of indirect equity interests in Borrowers, Operating Lessee or their Constituent Members shall be permitted subject to the following terms and conditions:
(i)    such Transfer would not cause the either Borrower or Operating Lessee to be a “benefit trust investor” within the meaning of 29 C.F.R. 2510.3-101 as modified in operation by section 3(42) of ERISA or cause the Loan or any portion thereof, or the exercise of any of Administrative Agent’s or Lenders’ rights in connection therewith, to constitute a prohibited transaction under ERISA or the Code (unless Borrower furnishes to Administrative Agent a legal opinion reasonably satisfactory to Administrative Agent that the transaction is exempt from the prohibited transaction provisions of ERISA and the Code) or otherwise result in Administrative Agent or any Lender being deemed in violation of any applicable provision of ERISA. Borrower agrees to indemnify and hold Administrative Agent and Lenders free and harmless from and against all losses, costs (including reasonable attorneys’ fees and expenses), taxes, damages (including consequential damages) and expenses Administrative Agent or any Lender may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Administrative Agent’s sole judgment or by reason of a breach of the foregoing prohibitions;
(ii)    such Transfer is not to a Person (t) that is a Disqualified Person, (u) that is listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”), (v) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (w) with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order, (x)

who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, (y) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list or (z) who is an Affiliate of a Person listed in the preceding clauses (i) through (v);
(iii)    with respect to a Transfer of ten percent (10%) or more of direct and/or indirect ownership interests in either Borrower or Operating Lessee, the transferor shall have delivered to Administrative Agent the name and address of the transferee, the interest to be transferred, and such information as may be reasonably requested by Administrative Agent to verify compliance with the immediately preceding clause (ii), and to comply with any Lender’s “know your customer” or similar compliance requirements; and
(iv)    after giving effect to any such Transfer, (x) Guarantor continues to own directly or indirectly through wholly-owned Affiliates at least fifty-one percent (51%) of the equity interests in Borrowers and Operating Lessee, (y) Strategic Hotels & Resorts, Inc., a Maryland corporation continues to own directly or indirectly through wholly-owned Affiliates at least fifty-one percent (51%) of the equity interests in Guarantor and (z) Guarantor continues to have the right to Control Borrowers and Operating Lessee (subject to the rights of the other members of SHR Essex House Condominiums Holdings, LLC, DTRS Essex House Holdings, LLC and SHR Essex House Holdings, LLC to consent to major decisions proposed to be made by Guarantor pursuant to the limited liability company agreements of said entities between Guarantor and Monroe EH Condo Investments, LLC, Monroe EH TRS, LLC and Monroe EH Holdings Trust, respectively, pursuant to Section 7.01 thereof).
(c)    Notwithstanding any provision herein to the contrary, nothing contained herein shall be deemed to restrict or otherwise interfere with (i) the ability of the holders of direct or indirect legal, beneficial or equitable interests in Strategic Hotels & Resorts, Inc., a Maryland corporation, to Transfer such interests so long as Strategic Hotels & Resorts, Inc., a Maryland corporation is listed on a public exchange in the United States of America and subject to regulation by the United States Securities and Exchange Commission, (ii) any merger or consolidation of, or purchase of all or substantially all of the assets of, Strategic Hotels & Resorts, Inc., a Maryland corporation or (iii) the ability of the holders, directly or indirectly, of limited partnership interests in the “KSL Funds” noted in Exhibit “D” to Transfer such interests.
2.21    Compliance with Law. Borrowers and Operating Lessee shall comply in all material respects with all applicable Laws affecting the Property or any part thereof and shall furnish Administrative Agent, on demand, proof of compliance reasonably satisfactory in all respects to Administrative Agent; provided, however, that Borrowers and Operating Lessee shall have the right to challenge or appeal any such Law so long as (a) Borrowers and Operating Lessee shall prosecute such challenge or appeal in good faith, at its own expense and by appropriate legal proceedings, (b) Administrative Agent shall have received assurance reasonably satisfactory to Administrative Agent that (i) such contest will not result in the imposition of any civil or criminal liability or penalty and (ii) neither the value of nor the use of the Property will be impaired or curtailed thereby in any material respect, (c) Borrowers and Operating Lessee shall have furnished such security as may be required in the proceeding or as may be reasonably requested by Administrative Agent, to insure the cost of compliance, including all interest and penalties in connection therewith, which shall be not less than one hundred percent (100%) of the maximum liability of Borrowers or Operating Lessee as reasonably determined by Administrative Agent, and (d) the subject matter of the applicable Law will be addressed to the reasonable satisfaction of Administrative Agent promptly after such contest but in any event prior to the time the security granted to Administrative Agent in the Property shall be subjected to any Lien or otherwise jeopardized. The Property shall not be dependent on any other property or premises or any interest therein other than the Property and the common elements under the Condominium Documents to fulfill any material requirement of any Legal Requirement. Neither Borrowers nor Operating Lessee shall permit, by act or omission, any building or other improvement not subject to the Lien of the Mortgage on the Property to rely upon any property, improvement or any interest therein to fulfill any material Legal Requirement other than the common elements under the Condominium Documents.
2.22    Governmental Approvals. Borrowers and Operating Lessee shall keep all required Governmental Approvals relating to the use and/or operation of the Improvements in full force and effect at all times during the term of this Agreement. Administrative Agent and Lenders agree and acknowledge that the current certificate of occupancy is a temporary certificate of occupancy, provided that the foregoing shall not limit or modify the obligations of Borrowers and Operating Lessee in the immediately preceding sentence. Borrowers shall use commercially reasonable efforts to obtain, or cause the Condominium Association to obtain, a permanent certificate of occupancy for the Property.
2.23    Special Purpose Entity. Until the Obligations have been paid in full in immediately available funds, each Borrower, Operating Lessee and each SPC Party shall preserve and keep in full force and effect its existence as a Special Purpose Entity. Neither Borrowers, Operating Lessee nor any SPC Party shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person, or permit any subsidiary of either Borrower, Operating Lessee or such SPC Party to do so except, in each case, as permitted in the Mortgage or this Agreement. Each Borrower, Operating Lessee and each SPC Party shall conduct business only in its own name and shall not change its name, identity, or organization structure, or the location of its chief executive office or principal place of business (other than as expressly permitted by the Loan Documents) unless such Borrower, Operating Lessee or such SPC Party (a) shall have obtained the prior written consent of Administrative Agent to such change (which is not to be unreasonably withheld, conditioned or delayed), and (b) shall have taken all actions necessary or reasonably requested by Administrative Agent to file or amend any financing statement or continuation statement reasonably required to assure perfection and continuation of perfection of security interests under the Loan Documents.
2.24    Estoppel. Borrowers and, with respect to the following clauses (a), (d) and (e), Operating Lessee, within ten (10) Business Days (but no more than twice during any twelve (12) month period, unless during the continuance of a Default) after Administrative Agent’s request, shall furnish to Administrative Agent a written statement, duly acknowledged, stating that (a) this Agreement, the Note, the Mortgage and the other Loan Documents are valid and binding obligations of Borrowers and Operating Lessee, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights, (b) the maturity date of the Loan and the unpaid principal balance of the Loan and of each Note, (c) the date to which interest on the Note is paid, (d) this Agreement, the Note, the Mortgage and the other Loan Documents have not been released, subordinated or modified and (e) to its knowledge, there are no offsets or defenses against the enforcement of this Agreement, the Note, the Mortgage or any other Loan Document. Alternatively, if any of the foregoing statements in clauses (a), (d) or (e) are untrue, Borrowers or Operating Lessee, as applicable, shall specify the reasons therefor in detail.
2.25    Additional Indebtedness. None of Borrowers and Operating Lessee shall avail itself of or permit any additional extension of credit or debt of any kind (whether recourse or non-recourse, secured or unsecured) without the prior consent of the Required Lenders except for (a) Permitted Debt, (b) the debt incurred in connection with the Loan Documents or (c) as provided in the Marriott Agreements.
2.26    Amendments to Constituent Documents. None of Borrowers and Operating Lessee shall amend any of its Constituent Documents relating to compliance of it with the Special Purpose Entity requirements or in any other manner which could be reasonably be expected to have a Material Adverse Effect, without the prior written consent of Administrative Agent, not to be unreasonably withheld.
2.27    Contracts with Affiliates. Without the prior written consent of Administrative Agent, none of Borrowers and Operating Lessee enter into any contract, amend any contract or otherwise engage in any transactions with, or for the benefit of, an Affiliate of such Borrower or Operating Lessee, except for the Operating Lease and contracts, amendments and transactions entered into in the ordinary course of business of such Borrower or Operating Lessee and at prices and on terms that are commercially reasonable and are no less favorable to such Borrower or Operating Lessee, as applicable, than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

2.28    Alterations. The prior written approval of the Required Lenders shall be required in connection with any alterations to any Improvements (including the removal of any fixtures or personal property covered by the Mortgage, unless replaced with similar quality goods) or the construction of any new Improvements (collectively,

“Alterations”) which individually costs more than $3,000,000, or the cost of which, when aggregated with the total cost of all alterations in the applicable calendar year, results in costs in excess of $6,000,000, exclusive, in each case, of the Property Improvement Plan work, the repairs contemplated by Section 2.1(d) and any alterations which Manager may unilaterally, without Operating Lessee’s consent, perform pursuant to the Management Agreement.
2.29    Additional Notices. Borrowers shall give notice, or cause notice to be given to Administrative Agent, promptly upon the occurrence of any default or event of default under any contract, agreement or Lease to which either Borrower, Operating Lessee or Guarantor is a party or pursuant to which any of them is bound of (a) either Borrower or Operating Lessee that could reasonably be expected to have a Material Adverse Effect or (b) Guarantor that could reasonably be expected to materially and adversely impair its ability to satisfy its payment obligations under the Guaranty or the Environmental Agreement.
2.30    Limitation on Distributions. Except as otherwise permitted pursuant to Section 1.5.2(c) or as permitted with respect to any portion of Unit Net Release Sale Proceeds received by Borrowers pursuant to Sections 7.3 and 7.7(f), none of Borrowers and Operating Lessee shall make any distributions to its members (a) upon the occurrence and during the continuance of any Default or any Cash Sweep Period or (b) if Borrowers fail to deliver to Administrative Agent the quarterly certificate set forth in Section 2(b) of Exhibit “B” hereof on or before any date for the delivery thereof, from such date until the date that Borrowers deliver said certificate.
2.31    Patriot Act; OFAC. Borrowers shall provide documentary and other evidence of Borrowers’ identities as may be reasonably requested by Administrative Agent or any Lender at any time to enable such Person to verify each Borrower’s identity necessary to comply with any applicable Law or regulation, including the Patriot Act. In addition, Borrowers shall provide to Administrative Agent or any Lender any additional information that such Person deems reasonably necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and terrorism. Operating Lessee shall instruct Manager to ensure that no tenant at the Property is currently identified by OFAC or otherwise qualifies as an Embargoed Person, or is owned or Controlled by an Embargoed Person.

2.32    Insurance, Casualty and Condemnation.
(a)    Except to the extent that the Condominium Association or Manager pursuant to the Management Agreement maintains the following with respect to the Property and, where applicable, the common elements under the Condominium Documents, and provided that all of the terms and conditions of this Section 2.32(a) and of Section 2.32(c) are satisfied with respect thereto, Borrowers or Operating Lessee shall obtain and maintain or cause Manager to obtain and maintain: (i) property insurance with respect to the Property and the common elements under the Condominium Documents, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in “Special Form” (also known as “all risk”) coverage and against any and all acts of terrorism and such other insurable hazards as Administrative Agent may require, in an amount not less than 100% of the full replacement cost (as reasonably determined by Administrative Agent), including the cost of debris removal, without deduction for depreciation and sufficient to prevent Borrowers and Administrative Agent from becoming a coinsurer, such insurance to be in “builder’s risk” completed value (non-reporting) form during and with respect to any construction on the Property; (ii) if and to the extent any portion of any of the building in which the Hotel and Residential Units are, under the Flood Disaster Protection Act of 1973 (“FDPA”), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community, a flood insurance policy on the Improvements and each Borrower-owned and Operating Lessee-owned contents in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and the FDPA, as such requirements may from time to time be in effect; (iii) property insurance deductibles shall not exceed $250,000 or such higher amounts as may be reasonably approved by Administrative Agent; (iv) general liability insurance, on an “occurrence” basis, against claims for “personal injury” liability, including bodily injury, death, property damage liability, personal and advertising injury and contractual liability, for the benefit of Borrowers and Operating Lessee as additional insureds and Administrative Agent as additional insured, which coverage shall consist of a primary general liability policy ($1,000,000 per occurrence and $5,000,000 annual aggregate) with excess liability coverage (umbrella) bringing the total coverage to not less than $10,000,000; (v) statutory workers’ compensation insurance with respect to any work on or about the Property (including employer’s liability insurance, if required by Administrative Agent), covering all employees of Borrower, Operating Lessee and any contractor/subcontractor; (vi) if there is a general contractor/subcontractor, commercial general liability insurance, including products and completed operations coverage, and in other respects similar to that described in the preceding clause (iv), for the benefit of the general contractor/subcontractor as named insured and Borrowers and Administrative Agent as additional insureds, in addition to statutory workers’ compensation insurance with respect to any work on or about the Property (including employer’s liability insurance, if required by Administrative Agent), covering all employees of the general contractor/subcontractor and any contractor/subcontractor; (vii) business interruption insurance in an amount equal to eighteen (18) months’ gross revenues from the Property less non-continuing expenses; (viii) intentionally omitted; (ix) terrorism insurance in an amount satisfactory to Administrative Agent; and (x) such other insurance on the Property and endorsements as may from time to time be reasonably required by Administrative Agent (including soft cost coverage, automobile liability insurance, delayed rental insurance, boiler and machinery insurance, wind insurance, sinkhole coverage, earthquake, and/or permit to occupy endorsement) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements or as otherwise may be reasonably required by Administrative Agent.
(b)    Intentionally omitted.
(c)    All insurance policies shall be issued and maintained by insurers satisfying the requirements set forth below and, in amounts as may be specified herein and, with deductibles, limits and retentions as may be permitted herein, and in forms satisfactory to Administrative Agent, and shall require not less than ten (10) days’ prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than thirty (30) days’ prior written notice to Administrative Agent of any other cancellation or any change of coverage. All insurance companies must be licensed to do business in the state in which the Property is located and must have an A. M. Best Company financial and performance ratings of A-VIII or better; provided, however, that if the insurance provided is procured from a syndication of greater than five (5) insurers, then the foregoing requirements shall not be updated if such insurance is provided under a blanket policy and at least sixty percent (60%) of the overall limits of insurance in place is with carriers having claims paying ability of “A-” or better, with the primary layer provided by a carrier rated “A-” or better and the other carriers having claims paying ability rating of “BBB” or better by S&P and its equivalent by one other rating agency. Administrative Agent may allow up to ten percent (10%) of the overall limits of insurance, except for the primary layer, to be unrated or rated below “BBB” provided it is rated at least “A-” or better by AM Best Company with a financial size category of not less than “VIII.”. All insurance policies maintained, or caused to be maintained, by Borrowers and Operating Lessee with respect to the Property and the common elements under the Condominium Documents, except for general liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Borrower, Operating Lessee or Administrative Agent and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to this Section 2.32 or any other Loan Document becomes insolvent or the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law or any similar Law, or if in Administrative Agent’s reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Borrowers shall, in each instance promptly upon their discovery thereof or upon the request of Administrative Agent therefor, and at Borrowers’ expense, promptly obtain and deliver to Administrative Agent a like policy (or, if and to the extent permitted by Administrative Agent, acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Section 2.32 or such other Loan Document, as the case may be. Without limiting the discretion of Administrative Agent with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Property and the common elements under the Condominium Documents shall name Administrative Agent and Lenders as additional insured and contain a standard mortgagee clause (without contribution) naming Administrative Agent as mortgagee with loss proceeds payable to Administrative Agent notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named or additional insured; (ii) the occupation or use of the Property or the common elements under the Condominium Documents for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Administrative Agent or Lenders under the Loan Documents (or other lenders of the other units at the condominium under the Condominium Documents); or (iv) any change in title to or ownership of the Property (or other any other unit at the condominium under the Condominium Documents) or any portion thereof, such proceeds to be held for application as provided in the Loan Documents. The originals of each initial insurance policy (or with respect to the policy maintained by the Condominium Association or Manager or otherwise to the extent permitted by Administrative Agent, a copy of the original policy and such evidence of insurance acceptable to Administrative Agent) shall be delivered to Administrative Agent on the Closing Date, with all premiums fully paid current, and each renewal or substitute policy (or evidence of insurance) shall be delivered to Administrative Agent, at least five (5) days before the termination of the policy it renews or replaces. Borrowers or Operating Lessee shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Administrative Agent evidence satisfactory to Administrative Agent of the timely payment thereof. If any loss occurs at any time when Borrowers or Operating Lessee has failed to perform its covenants and agreements in this Section 2.32 with respect to any insurance payable because of loss sustained to any part of the Property, whether or not such insurance is required by Administrative Agent, Administrative Agent shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Borrowers or Operating Lessee, to the same extent as if it had been made payable to Administrative Agent. Upon any foreclosure of the Mortgage or transfer of title to the Property to Administrative Agent or its designee, all of Borrowers’ and Operating Lessee’s right, title and interest in and to the insurance policies referred to in this Section 2.32 (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies.
(d)    Subject to the Condominium Documents, Administrative Agent shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Property in which the Net Proceeds or the costs of completing a Restoration are equal to or greater than the Casualty Threshold Amount (or upon the occurrence and during the continuance of any Default or during the existence of a Cash Sweep Period) regardless of whether or not such insurance policies are required by Administrative Agent, and the expenses incurred by Administrative Agent in the adjustment and collection of insurance proceeds shall be a part of the Indebtedness and shall be due and payable to Administrative Agent on demand. Administrative Agent shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Borrowers or Operating Lessee. If the Net Proceeds for any Restoration shall be less than the Casualty Threshold Amount and the costs of completing such Restoration shall be less than such Casualty Threshold Amount, the Net Proceeds (y) if the same are paid by the insurance company directly to Borrowers or Operating Lessee, may be retained by it or (z) if the same are paid by the insurance company to the Administrative Agent, will be disbursed to Borrowers or Operating Lessee upon receipt provided that no Default shall have occurred and be continuing, no Cash Sweep Period shall be in effect and Borrowers and Operating Lessee deliver to Administrative Agent a written undertaking to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Section 2.32(d). If the Net Proceeds for any Restoration shall be equal to or greater than the Casualty Threshold Amount, or the costs of completing such Restoration shall be equal to or greater than such Casualty Threshold Amount, the Net Proceeds will be held by Administrative Agent and Administrative Agent shall make the Net Proceeds available to Borrowers or Operating Lessee for Restoration (unless a Default shall have occurred and be continuing, a Cash Sweep Period shall be in effect or more than thirty-five percent (35%) of the total floor area of the Property shall have been damaged, destroyed or rendered unusable as a result of such casualty, in which event the Net Proceeds shall be made available as Administrative Agent shall elect in its sole discretion) and at Borrowers’ option be (1) applied (upon compliance with the terms and conditions set forth herein) to the Restoration of the Property, or (2) applied to the payment of the Indebtedness in such order and manner as Administrative Agent, in its sole discretion, may elect, whether or not due. In any event, Borrowers’ obligation to repay the Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Borrowers and Operating Lessee shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property. In the event that, and to the extent that, Net Proceeds for any Restoration are equal to or greater than the Casualty Threshold Amount, or the costs of completing such Restoration shall be equal to or greater than the Casualty Threshold Amount and such Net Proceeds to be applied to Restoration, each of the following conditions must also be met and complied with:
(i)    Borrowers deliver evidence satisfactory to Administrative Agent that there are sufficient funds from the insurance proceeds (and if necessary, from revenues and equity funds of the Property) to complete the Restoration as well as to pay all other operating expenses;

(ii)    an account shall have been established with Administrative Agent composed of such insurance proceeds, and, if necessary, additional deposits made by Borrowers or Operating Lessee, which, in the reasonable judgment of Administrative Agent, are sufficient to complete the Restoration. Administrative Agent shall be entitled, at the expense of Borrowers and Operating Lessee, to consult such professionals as Administrative Agent may deem necessary, in its sole discretion, to determine the total costs of the Restoration. Borrowers and Operating Lessee hereby assign to, and grants Administrative Agent a security interest in, such account and the funds therein to secure the payment and performance of the Indebtedness;
(iii)    Borrowers deliver evidence satisfactory to Administrative Agent that the Restoration will be completed at least one hundred and eighty (180) days prior to the Maturity Date;
(iv)    Borrowers deliver to Administrative Agent a detailed budget reasonably acceptable to Administrative Agent setting forth the entire cost of completing the Restoration;
(v)    such casualty does not result (following any restoration) in a material loss of access to the Property or the Improvements thereon;
(vi)    intentionally omitted;
(vii)    Manager, and all other parties having material operating, management or franchise interests in, and arrangements concerning, the Property, agree that they will continue their interests and arrangements for the contract terms then in effect following the Restoration;
(viii)    proceeds from rental loss or business interruption insurance, or both, and if necessary other moneys of Borrowers or Operating Lessee, must be available to Borrowers or Operating Lessee in such amounts as Administrative Agent, in its sole judgment, considers sufficient to pay the debt service under the Note and all other sums and deposits due under the Loan Documents, and all property assessments, insurance premiums and other property operating expenses during the time required for the Restoration;
(ix)    the Restoration will be conducted under the supervision of an architect or engineer, or both, selected and paid for by Borrowers or Operating Lessee but reasonably approved in advance by Administrative Agent, and by a general contractor who must be reasonably acceptable in all respects to Administrative Agent and who shall have executed a fixed price contract reasonably acceptable to Administrative Agent;
(x)    the Restoration will be performed pursuant to plans and specifications reasonably approved by Administrative Agent;
(xi)    if required by Administrative Agent in its sole judgment, the contractor or contractors responsible for the restoration shall have obtained payment and performance bonds from a corporate surety reasonably acceptable to Administrative Agent and naming Administrative Agent as dual obligee;
(xii)    the Guaranty and Environmental Agreement shall remain in full force and effect and all parties thereto shall so confirm to Administrative Agent upon written request;
(xiii)    Administrative Agent will not incur any liability to any other Person as a result of such use or release of insurance proceeds; and
(xiv)    Borrowers or Operating Lessee shall have commenced the Restoration.
If any of the foregoing conditions are not satisfied within ninety (90) days of receipt of such Net Proceeds, Administrative Agent may, in its sole discretion, apply such Net Proceeds to the payment of the Indebtedness. Furthermore, if such Net Proceeds are equal to or greater than the Casualty Threshold Amount, or the costs of completing the Restoration shall be equal to or greater than the Casualty Threshold Amount and such Net Proceeds are to be applied to Restoration (after satisfaction of the conditions set forth above), all such Net Proceeds (and any other funds required to be deposited with Administrative Agent) shall be disbursed from time to time subject to and in accordance with reasonable and customary disbursement conditions relating to the Restoration, subject also to the following conditions (which shall control in the event of any conflict with the other provisions of this Loan Agreement):
(A)    No Default or any event or condition which, upon the giving of notice or the passage of time, or both, shall have occurred and be continuing and no Cash Sweep Period shall be in effect;
(B)    Borrowers or Operating Lessee shall diligently and continuously pursue the Restoration, perform same in a workmanlike manner and in accordance with all requirements of law, and complete same at least ninety (90) days prior to the Maturity Date;
(C)    disbursements shall be subject to holdback retention of the greater of (i) ten percent (10%) or (ii) such amount permitted to be retained pursuant to the contracts pursuant to which the Restoration is performed;
(D)    Administrative Agent shall have received written contracts and subcontracts from all Persons performing the Restoration, or supplying services or materials in connection therewith, and approved such contracts, subcontracts, contractors and subcontractors in writing (such approval not to be unreasonably withheld, conditioned or delayed);
(E)    Administrative Agent shall have received all plans, specifications and drawings for the Restoration and approved same in writing (such approval not to be unreasonably withheld, conditioned or delayed);
(F)    Administrative Agent shall have received an inspection report from its consultant, at Borrower’s expense, confirming completion of the work substantially in accordance with all applicable Laws and the approved plans and contracts;
(G)    With respect to each disbursement and accompanying each request therefor, Borrowers or Operating Lessee shall deliver to Administrative Agent (i) a certificate addressed to Administrative Agent from the architect or engineer supervising the restoration stating that such disbursement is to pay the cost of restoration not paid previously by any prior disbursement and that all Restoration completed to the date of such certificate has been completed in accordance with applicable laws and the approved plans and specifications, and specifying the percentage of completion of the Restoration, providing detailed comments on specific work performed since the date of the last such report, and, if required by Administrative Agent, an estimate of the cost to complete the Restoration after taking into account the work then completed, (ii) evidence satisfactory to Administrative Agent that all claims then existing for labor, services and materials have been paid in full or will be paid in full from the proceeds of the disbursement requested and (iii) if requested by Administrative Agent, conditional lien waivers from each contractor, supplier, materialman, mechanic or subcontractor with respect to the completion of its work or delivery of its materials, which lien waivers shall conform to all Laws;
(H)    at the request of Administrative Agent, Borrowers shall deliver to Administrative Agent (i) a title report indicating that, since the Closing Date or the most recent title report pursuant to this clause (I), as applicable, there has been no change in the state of title to the Property and no Liens or survey exceptions that are not Permitted Liens and (ii) such other information and documentation as Administrative Agent may reasonably request regarding the Restoration and the cost thereof; and
(I)    the final holdback shall be disbursed only upon delivery to Administrative Agent, in addition to the other items required hereunder, of the following:
(x)    Final waivers of liens from all contractors and subcontractors.

(y)    A certificate of the architect or engineer stating that the restoration has been completed in a good and workmanlike manner, in accordance with the plans and specifications approved by Administrative Agent and in accordance with all applicable laws.
(z)    An estoppel certificate from Manager stating that the Management Agreement is in full force and effect.
All Net Proceeds not made available for Restoration pursuant to this Section 2.32(d), shall, so long as no Default be continuing, be applied by Administrative Agent to the repayment of the Indebtedness. Notwithstanding anything to the contrary set forth herein upon the occurrence and during the continuance of any Default, Administrative Agent may apply all insurance proceeds and any other sums deposited with Administrative Agent pursuant to this Section 2.32(d) to the repayment of the Indebtedness.
(e)    Borrowers and Operating Lessee shall notify Administrative Agent in writing promptly within five (5) Business Days after either of them first obtains knowledge of any condemnation of all or any portion of the Property or the common elements under the Condominium Documents that is threatened in writing, and of any pending proceeding for condemnation affecting the Property or the common elements under the Condominium Documents or arising out of damage to the Property or the common elements under the Condominium Documents, and Borrowers and Operating Lessee shall, at their expense, diligently prosecute any such proceedings regarding the Property, subject to the Condominium Documents. Subject to the Condominium Documents, Administrative Agent shall have the right (but not the obligation) to participate in any proceeding and to be represented by counsel of its own choice. Administrative Agent shall be entitled to receive all sums which may be awarded or become payable to Borrowers and Operating Lessee for the condemnation of the Property, the common elements under the Condominium Documents , or any part of the foregoing, for public or quasi‑public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to grantor for injury or damage to the Property, the common elements under the Condominium Documents or any portion of the foregoing. Borrowers and Operating Lessee shall, promptly upon request of Administrative Agent, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Administrative Agent to collect and receipt for any such sums. All such sums are hereby assigned to Administrative Agent, and shall, after deduction therefrom of all reasonable expenses actually incurred by Administrative Agent, including attorneys’ fees, at Borrowers’ option (unless a Default or any event or condition which, upon the giving of notice or the passage of time, or both, would constitute a Default shall have occurred hereunder, a Cash Sweep Period shall be in effect, or more than twenty-five percent (25%) of the total floor area of the Property shall have been taken as a result of such condemnation or such condemnation, and in the reasonable judgment of Administrative Agent, makes it impracticable to operate the Property after a Restoration as an economically viable whole, in any of which event such decision shall be exercised by Administrative Agent in its sole discretion) be (1) applied b Administrative Agent (upon compliance with the terms and conditions hereinafter more particularly set forth) to the Restoration, or (2) applied to the payment of the Indebtedness in such order and manner as Administrative Agent, in its sole discretion, may elect, whether or not due. In the event that, and to the extent that, condemnation proceeds are to be applied by Administrative Agent to the Restoration, the terms and conditions set forth in Section 2.32(d) with respect to a casualty and the disbursement of insurance proceeds (or other application thereof by Administrative Agent) shall apply and must be satisfied as and when provided therein. Notwithstanding the foregoing, in the event any Governmental Authority shall require or commence any proceedings for the demolition of any buildings or structures comprising a part of the Property, or shall commence any proceedings to condemn or otherwise take pursuant to the power of eminent domain a material portion of the Property, Administrative Agent may, at its option, declare the Indebtedness to be immediately due and payable in full and apply any condemnation proceeds to the outstanding balance of the Indebtedness in such order and manner as Administrative Agent, in its sole discretion, may elect. In any event the unpaid portion of the Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Administrative Agent shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Borrowers or Operating Lessee. Administrative Agent is hereby authorized, in the name of Borrowers and Operating Lessee, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. All costs and expenses (including attorneys’ fees) incurred by Administrative Agent in connection with any condemnation shall be a demand obligation owing by Borrowers and Operating Lessee (which they hereby promise to pay) to Administrative Agent.

2.33    Property Improvement Plan.
(a)    On the Closing Date, Hotel Owner shall deliver to Administrative Agent a PIP Letter of Credit in the amount of $16,670,000. Attached hereto as Exhibit “L” is the property improvement plan for the Property set forth in the Management Agreement (the “Property Improvement Plan”). On or before the dates required pursuant to the Management Agreement, Operating Lessee shall cause the Property Improvement Plan to be performed and completed in a good and workmanlike manner, in material compliance with all applicable Laws and the Marriott Agreements and in each case in a manner reasonably satisfactory to Administrative Agent. Operating Lessee shall periodically (but not less frequently than quarterly) advise Administrative Agent as to the progress of the performance of the Property Improvement Plan, the costs incurred for same, the projected cost to completion of same and the projected completion date for all matters. So long as no Default shall have occurred and be continuing, upon the completion of the Property Improvement Plan, and provided Hotel Owner shall have delivered to Administrative Agent a certificate from Manager that the Property Improvement Plan has been completed in accordance with the terms of the Marriott Agreements and other reasonable evidence of such completion together with reasonable evidence that all costs thereof have been paid, either (i) the PIP Letter(s) of Credit (to the extent outstanding) shall be returned to Hotel Owner at its expense or (ii) if applicable, the balance remaining in the PIP Account shall either be (A) if no Cash Sweep Period is then in effect, disbursed to Hotel Owner in accordance with its written instructions delivered to Administrative Agent or (B) if a Cash Sweep Period is then in effect, deposited into the Working Capital Reserve Account. Additionally, from time to time as Operating Lessee completes each element of the Property Improvement Plan (but not more frequently than monthly), provided that (x) no Default shall have occurred and be continuing, (y) Hotel Owner is not required to take any action pursuant to the last sentence of this Section 2.33(a) that shall not have been performed and (z) Hotel Owner shall have delivered to Administrative Agent a certificate from Manager that such element of the Property Improvement Plan has been completed in accordance with the terms of the Management Agreement and other reasonable evidence of such completion together with reasonable evidence that all costs thereof have been paid and reasonable evidence of such costs, Administrative Agent shall, at Hotel Owner ’s sole expense, make arrangements for the applicable PIP Letter of Credit to be reduced by the costs incurred by Operating Lessee to complete such element to Hotel Owner pursuant to an amendment to the applicable PIP Letter of Credit in form and content acceptable to Administrative Agent, less any additional projected costs for the Property Improvement Plan as provided in the following sentence. In the event that the projected cost of the Property Improvement Plan (as reasonably determined by Administrative Agent), including all changes thereto, cost overruns and additional charges, at any time exceeds the outstanding aggregate amount of the PIP Letters of Credit (or, if applicable, the balance of the funds on deposit in the PIP Account) by more than $500,000, Hotel Owner shall, within ten (10) Business Days after demand from Administrative Agent either make a deposit into the Cash Management Account (for deposit into the PIP Account) in the amount of such excess, deliver to Administrative Agent an additional PIP Letter of Credit in the amount of such excess or amend the existing PIP Letter of Credit to increase it by the amount of such excess.
(b)    Without limiting Section 1.4.1(b), upon the occurrence and during the continuation of a Default, or in the event that Administrative Agent receives a written notice from Manager that Operating Lessee or Hotel Owner is in default of its obligations under the Management Agreement (beyond applicable cure periods provided in the Management Agreement so long as Administrative Agent has a longer cure period pursuant to the Manager Subordination Agreement) with regard to the Property Improvement Plan, Administrative Agent shall have the option, to the extent permitted in the Manager Subordination Agreement, to proceed under existing contracts or to contract with third parties to complete the Property Improvement Plan and to apply the PIP Letters of Credit and Reserve Funds toward the labor and materials necessary to complete the Property Improvement Plan, without providing any prior notice to either Borrower or Operating Lessee, and to exercise any and all other remedies available to Administrative Agent and/or the Required Lenders upon and during the continuance of a Default hereunder.
(c)    In order to facilitate Administrative Agent’s completion of the Property Improvement Plan work in accordance with clause (b) above, Borrowers and Operating Lessee hereby grant to Administrative Agent an irrevocable power-of-attorney, coupled with an interest, to perform the Property Improvement Plan upon the occurrence and during the continuance of a Default or in the event that Administrative Agent receives a written notice from Manager that Hotel Owner or Operating Lessee is in default of its obligations under the Management Agreement with regards to the Property Improvement Plan (beyond applicable cure periods provided in the Management Agreement so long as Administrative Agent has a longer cure period pursuant to the Manager Subordination Agreement) to the extent permitted in the Manager Subordination Agreement, and to apply the proceeds of the PIP Letters of Credit (and any amounts on deposit in the Reserve Accounts) to the costs associated therewith, all as Administrative Agent may determine in its sole and absolute discretion but without obligation to do so. In connection therewith, Borrowers and Operating Lessee hereby grant to Administrative Agent the right to enter onto the Property to make inspections, perform the Property Improvement Plan and/or employ watchmen to protect the Property from damage subject to the rights of Manager under the Management Agreement. For the avoidance of doubt, other than from the proceeds of the PIP Letters of Credit or sums on deposit in the PIP Account, all sums so expended by Administrative Agent shall constitute Obligations secured by the Mortgage. Borrowers and Operating Lessee appoint Administrative Agent as its true and lawful attorney‑in‑fact with full power of substitution to perform the Property Improvement Plan in the name of Borrowers and Operating Lessee upon the occurrence and during the continuance of a Default, or in the event that Administrative Agent receives a written notice from Manager that Hotel Owner or Operating Lessee is in default of its obligations under the Management Agreement with regard to the Property Improvement Plan (beyond applicable cure periods provided in the Management Agreement so long as Administrative Agent has a longer cure period pursuant to the Manager Subordination Agreement) to the extent permitted in the Manager Subordination Agreement. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Without limiting the foregoing, Borrowers and Operating Lessee empower said attorney‑in‑fact to: (i) use any of the proceeds of the PIP Letters of Credit (and any amounts on deposit in the Reserve Accounts) for the purpose of performing or completing the Property Improvement Plan; (ii) make such additions, changes and corrections to the Property Improvement Plan as shall be reasonably necessary or desirable to complete the Property Improvement Plan to the extent permitted in the Manager Subordination Agreement; (iii) employ such contractors, subcontractors, agents, architects, watchmen and inspectors as shall be required for such purposes; (iv) pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Property Improvement Plan, or for clearance of title; (v) execute all applications and certificates in the name of Borrower or Operating Lessee which may be required by any of the contract documents; (vi) prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation, repair and improvement of the Property; and (vii) do any and every act which Borrowers or Operating Lessee might do on its own behalf to fulfill the terms of this Agreement to the extent permitted in the Manager Subordination Agreement.
(d)    Nothing in this Section 2.33 or any other provision of any Loan Document (except, solely as between Administrative Agent, Lenders and Manager, the Manager Subordination Agreement) shall or shall be deemed to: (i) make Administrative Agent responsible for performing or completing the Property Improvement Plan; (ii) require Administrative Agent to expend funds in connection with or to perform or complete any of the Property Improvement Plan; (iii) obligate Administrative Agent to proceed with any of the Property Improvement Plan; or (iv) obligate Administrative Agent to demand from either Borrower or Operating Lessee additional sums to perform or complete any of the Property Improvement Plan.
(e)    Borrowers and Operating Lessee shall, subject to the rights of Manager under the Management Agreement, permit Administrative Agent and Administrative Agent’s agents and representatives (including Administrative Agent’s engineer, architect, or inspector) or third parties performing any of the Property Improvement Plan in accordance with Section 2.33(b) and (c) upon reasonable prior notice to enter onto the Property during normal business hours to inspect the progress of the Property Improvement Plan and all materials being used in connection therewith, to examine all plans and shop drawings relating to the Property Improvement Plan which are or may be kept at the Property, and, to the extent permitted in the Manager Subordination Agreement, to complete any of the Property Improvement Plan in accordance with Section 2.33(b) and (c). Borrowers and Operating Lessee shall cause Manager and all architects, engineers, contractors and subcontractors to cooperate with Administrative Agent and Administrative Agent’s representatives or such other Persons described above in connection with inspections described in this Section 2.33(e) or the completion of Property Improvement Plan in accordance with Section 2.33(b) and (c).
(f)    All Property Improvement Plan work shall comply with all applicable Laws, Condominium Requirements and insurance requirements, including applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters, and with the terms and provisions of the Marriott Agreements.
(g)    Borrowers hereby collaterally assigns to Administrative Agent all rights and claims Borrowers may have against all Persons supplying labor or materials in connection with the Property Improvement Plan work.

(h)    Each PIP Letter of Credit shall be additional security for the full and punctual payment of the Obligations and performance of all obligations of Borrowers and Operating Lessee now or hereafter existing under this Agreement and the other Loan Documents. Upon the occurrence and during the continuance of a Default, Administrative Agent shall have the right, at its option, to pay for the costs of protecting or preserving the Liens under the Loan Documents and/or the value of the Collateral, and, with the prior written consent of the Required Lenders, for such other purposes as Administrative Agent may elect in its sole discretion, including for any of the following purposes: (i) repayment of the Obligations, including principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (ii) reimbursement of Administrative Agent and Lenders for all losses, fees, costs and expenses (including reasonable legal fees) suffered or incurred by Administrative Agent or Lenders as a result of such Default; (ii) payment of any amount expended in exercising any or all rights and remedies available to Administrative Agent and Lenders at law or in equity or under this Agreement or under any of the other Loan Documents; or (iv) payment of any item as required or permitted under this Agreement; provided, however, that any application of funds shall not cure or be deemed to cure any Default. Nothing in this Agreement shall obligate Administrative Agent or Lenders to apply all or any portion of the proceeds of the PIP Letters of Credit to effect a cure of any Default, or to pay the Obligations, or in any specific order of priority. The exercise of any or all of Administrative Agent’s or Lenders’ rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Administrative Agent’s or Lenders’ rights to initiate and complete a foreclosure under the Mortgage.
(i)    In addition to any other right Administrative Agent may have to draw upon each PIP Letter of Credit pursuant to the terms and conditions of this Agreement, Administrative Agent shall have the additional rights to draw in full each PIP Letter of Credit: (i) with respect to any evergreen PIP Letter of Credit, if Administrative Agent has received a notice from the issuing bank that such PIP Letter of Credit will not be renewed and a substitute PIP Letter of Credit is not provided at least thirty (30) days prior to the date on which such outstanding PIP Letter of Credit is scheduled to expire; (ii) with respect to any PIP Letter of Credit with a stated expiration date, if Administrative Agent has not received a notice from the issuing bank that it has renewed such PIP Letter of Credit at least thirty (30) days prior to the date on which such PIP Letter of Credit is scheduled to expire and a substitute PIP Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding PIP Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that any PIP Letter of Credit will be terminated; or (iv) if Administrative Agent has received notice that the bank issuing any PIP Letter of Credit shall cease to be an Eligible Institution and within ten (10) Business Days after Administrative Agent notifies Hotel Owner in writing of such circumstance, Hotel Owner shall fail to deliver to Administrative Agent a substitute PIP Letter of Credit issued by an Eligible Institution. Notwithstanding anything to the contrary contained in the above, Administrative Agent is not obligated to draw any PIP Letter of Credit upon the happening of an event specified in (i), (ii), (iii) or (iv) above and shall not be liable for any losses sustained by either Borrower or Operating Lessee due to the insolvency of the bank issuing any PIP Letter of Credit if Administrative Agent shall not have drawn such PIP Letter of Credit. In the event that any PIP Letter of Credit is terminated, or otherwise ceases to be in effect, prior to completion of the Property Improvement Work or the drawing in full thereon by Administrative Agent, Hotel Owner shall fail to deliver to Administrative Agent a substitute PIP Letter of Credit issued by an Eligible Institution within ten (10) days after written notice to Borrower.
ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
To induce Lenders to make the Loan, Borrowers and Operating Lessee hereby represent and warrant to Administrative Agent and Lenders as follows:
3.1    Organization; Authorization; Enforceability. Each Borrower, Operating Lessee and each SPC Party is a Special Purpose Entity duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in the State of New York and all other jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification. There are no pending proceedings for the merger, consolidation, dissolution, liquidation, termination, change of jurisdiction or organization or change of name of either Borrower or Operating Lessee. Each Borrower, Operating Lessee and each SPC Party have complied with any and all Laws and regulations concerning its organization, existence and the transaction of its business, and has the right and power to own the Property as contemplated in this Agreement and the other Loan Documents. Each of each Borrower and Operating Lessee is authorized to execute, deliver and perform all of its obligations under the Loan Documents. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by either Borrower or Operating Lessee of this Agreement, the other Loan Documents and all other documents executed by either of them in connection herewith and therewith except such as have been obtained by each Borrower or Operating Lessee. No consent, approval, authorization or order of, or registration or filing with, any court or Governmental Authority or other Person is required for the execution, delivery and performance by either Borrower or Operating Lessee of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby and thereby, other than those which have been obtained and are in full force and effect. This Agreement, the other Loan Documents and all other documents executed by each Borrower and Operating Lessee in connection herewith and therewith are the legal, valid and binding obligations of such Borrower and Operating Lessee, respectively, enforceable against it in the accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights. Borrowers have heretofore delivered to Administrative Agent a true and complete copy of the Constituent Documents of Borrowers, Operating Lessee and their respective Constituent Member. The structure chart attached hereto as Exhibit “D” set forth a true, correct and complete representation of the organizational structure of Borrowers and Operating Lessee and the ownership of the Property.
3.2    Applicable Laws; Governmental Approvals.
(a)    None of Borrowers and Operating Lessee is in any material violation of any Law, regulation or ordinance, or any order of any court or Governmental Authority, and no provision of the Loan Documents violates any order of any court or Governmental Authority or any contract or agreement binding on either Borrower or Operating Lessee. No provision of the Loan Documents violates any covenants or restrictions affecting the Property or any order of any court or any Governmental Authority or any contract or agreement binding on the Property.
(b)    Borrowers have filed all necessary tax returns and reports and have paid all Taxes and Other Charges thereby shown to be owing. To Borrower’s Knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated Improvements that will result in such special or other assessments.
(c)    Except as set forth in the Property Reports, the Title Policy or the Survey, the Hotel, the Residential Units, the common elements under the Condominium Documents and the Improvements comply in all material respects with all Laws, including all building and zoning ordinances and codes and subdivision and platting requirements, are not in violation of any order, writ, injunction, decree or demand of any Governmental Authority.
(d)    Except as set forth in the Property Reports, the Improvements comply in all material respects with all Laws regarding access and facilities for handicapped or disabled persons.
(e)    Except as set forth in the Property Reports, all Governmental Approvals, including without limitation, certificates of completion or occupancy, necessary in connection with the ownership, use, management and operation the Property (including the use and operation of the Property contemplated in or required pursuant to the Management Agreement and this Agreement) have been duly obtained, are in full force and effect, and are held in the name of Borrowers or Operating Lessee, and none of Borrowers and Operating Lessee is in default thereunder; provided, however, that as of the Closing Date, the parties acknowledge that the liquor license for the Hotel remains in the name of Jumeirah Hospitality & Leisure (USA) Inc. and Operating Lessee and Jumeirah Hospitality & Leisure (USA) Inc. are parties to the agreement pursuant to which Jumeirah Hospitality & Leisure (USA) Inc. is obligated to keep the liquor license in effect for the term of such agreement. Operating Lessee shall not terminate, amend or waive said agreement with Jumeirah Hospitality & Leisure (USA) Inc. without the prior consent of Administrative Agent, provided that Operating Lessee may terminate said agreement once a separate liquor license for the Hotel is obtained by it, Hotel Owner or Manager. Borrowers and Operating Lessee shall obtain, or cause Manager to obtain, a liquor license for the Hotel as soon as possible after the Closing Date (and in any case, prior to the expiration or termination of said agreement with Jumeirah Hospitality & Leisure (USA) Inc.), and deliver a copy of same to Administrative Agent promptly after it is obtained.
(f)    There is no proceeding pending or, to Borrower’s Knowledge, threatened, that seeks, or may reasonably be expected, to rescind, terminate, modify or suspend any such Governmental Approval nor has any act or omission been committed which could afford any Governmental Authority the right of forfeiture as against the Property, any part thereof or any monies paid in performance of Borrowers’ and Operating Lessee’s obligations under any of the Loan Documents.
3.3    No Broker. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by either Borrower, Guarantor or any Affiliate thereof in connection with the Loan.
3.4    Taxes; Encroachments.
(h)    All transfer taxes, deed stamps, intangible taxes, taxes on personal property or other amounts in the nature of transfer or debt taxes required to be paid under applicable Law in connection with the transfer of the Property to Borrowers have been paid. All mortgage, mortgage recording, stamp, intangible, personal property or other similar taxes required to be paid under applicable Law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder.
(i)    The Hotel and the Residential Units are not part of a larger tract of real property owned by either Borrower or Operating Lessee, is not otherwise included under any unity of title or similar covenant with other real property not encumbered by the Mortgage, and constitutes a separate tax lot or lots with a separate tax assessment or assessments for the Hotel, the Residential Units and Improvements, independent of those for any other real property or improvements.
(j)    To Borrower’s Knowledge, other than as disclosed in the Title Policy or the Survey, and as permitted or required under the Condominium Documents, there are no encroachments on the Hotel and the Residential Units and the Improvements do not encroach upon any adjoining land or adjoining street.
(k)    To Borrower’s Knowledge, and other than as may be disclosed in the Title Policy or the Survey, and as permitted or required under the Condominium Documents, all of the Improvements lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, so as to materially and adversely affect the business or operations of the Property.
3.5    Agreements. None of Borrowers and Operating Lessee has directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other Law or under the Condominium Documents. None of Borrowers and Operating Lessee is a party to any agreement or instrument or subject to any restriction which would materially and adversely affect either Borrower, Operating Lessee or the Property, or either Borrower’s or Operating Lessee’s business, properties or assets, operations or condition, financial or otherwise. None of Borrowers and Operating Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it or the Property is bound which default could reasonably likely have a Material Adverse Effect. None of Borrowers and Operating Lessee has any material financial obligation under any agreement or instrument to which it is a party or by which it or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and permitted hereunder and (b) obligations under the Loan Documents.
3.6    Financial Condition.
(a)    The financial statements of Borrowers, Operating Lessee and Guarantor, if any, delivered to Administrative Agent are true, correct, and complete in all material respects. No material adverse change has occurred in the financial conditions reflected in the most recent of the aforesaid statements since the respective dates thereof. Neither the aforesaid statements nor any certificate, statement, document or information furnished to Administrative Agent by or on behalf of either Borrower, Operating Lessee, Guarantor or any other their Affiliates in connection with the Loan, nor any representation nor warranty in this Agreement or any other Loan Document, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in any material respect.
(b)    None of Borrowers, Operating Lessee and Guarantor is subject to any Bankruptcy Action or contemplating filing any Bankruptcy Action, and, to Borrower’s Knowledge, no Person is contemplating the filing of any Bankruptcy Action against either Borrower, Operating Lessee or Guarantor.
(c)    None of Borrowers and Operating Lessee is insolvent (as such term is defined in the Bankruptcy Code) and neither Borrower nor Operating Lessee will be rendered insolvent by execution of the Loan Documents or otherwise.
(d)    None of Borrowers and Operating Lessee has entered into this transaction or executed any Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and Borrowers and Operating Lessee have received reasonably equivalent value in exchange for their obligations under the Loan Documents and the Liens on the Collateral granted or otherwise arising thereunder.
(e)    None of Borrowers and Operating Lessee has any employees.
(f)    There is no material fact pertaining to either Borrower, Operating Lessee, Guarantor, the Property or the other Collateral, the Condominium Documents or the Marriott Agreements Collateral that Borrowers have not disclosed to Administrative Agent that could reasonably be expected to have a Material Adverse Effect.
3.7    Utility Services. All utility services necessary for the operation and management of the Property are available at the boundaries of the Property, including electric and natural gas facilities, telephone service, water supply, storm and sanitary sewer facilities. All such utility services cross only dedicated public roads or property subject to properly recorded easements in favor of the utility company providing the service in question.
3.8    Liens. Except as otherwise provided for in the Loan Documents, none of Borrowers and Operating Lessee has made any contract or arrangement of any kind the performance of which by the other party thereto would give rise to a Lien on the Property other than Permitted Liens.
3.9    Zoning. Except as set forth in the Property Reports, the current uses (and any future uses currently anticipated to be made by Borrowers or Operating Lessee) of the Property comply with all applicable zoning ordinances, regulations and restrictive covenants affecting the Property, all use restrictions of any Governmental Authority having jurisdiction have been satisfied, and no material violation of any Law or regulation exists with respect thereto.
3.10    Property Agreements. Borrowers have delivered to Administrative Agent true, correct and complete copies of the Marriott Agreements and all other agreements and instruments to which either of either Borrower or Operating Lessee is a party or by which its property is bound. Each Marriott Agreement constitutes the entire agreement between Hotel Owner and/or Operating Lessee, as applicable, and Manager or the other Person party to such Marriott Agreement with respect to the Property. No Marriott Agreement has been amended, modified, terminated, assigned or otherwise changed, or the provisions thereof waived, to the extent prohibited hereunder. No monetary or material non-monetary default by Hotel Owner or Operating Lessee has occurred under any Marriott Agreement or any other agreement or instrument to which either Borrower or Operating Lessee is a party that remains outstanding, and no event which, with the giving of notice or passage of any cure period would constitute such a monetary or material non-monetary default, has occurred and is continuing. None of Borrowers and Operating Lessee has received a notice of termination or default with respect to any Marriott Agreement or any such other agreement or document. No management fees or other sum payable by Hotel Owner or Operating Lessee under any Marriott Agreement are accrued and unpaid. No agreement to which either Borrower or Operating Lessee is a party or by which the Property are bound contains any option to purchase or (except for the Condominium Association pursuant to the Condominium Documents with respect to the Residential Units) right of first refusal to purchase the Property or any part thereof. Borrowers have delivered to Administrative Agent a true, correct and complete copy of the Option to Purchase.
3.11    Not a Foreign Person. Neither Borrower is a foreign corporation, foreign partnership, foreign trust,

foreign estate or nonresident alien or a disregarded entity owned by any of them (as those terms are defined in the Code), and if requested by Administrative Agent, Borrowers will provide a certification certifying such status, together with such additional information as Administrative Agent may reasonably request.
3.12    Flood Zone. The building in which the Hotel and Residential Units are located is not in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of such building is located within such area, Borrowers have obtained the insurance prescribed in herein.
3.13    Litigation. There are no actions, suits or proceedings pending, or to the Borrower’s Knowledge, threatened, against or affecting either Borrower, Operating Lessee, the Condominium Association and/or the Property which, in each case, if adversely determined, shall materially affect the ability of either Borrower or Operating Lessee to perform its respective obligations hereunder or under any of the Loan Documents, or against the Property or involving the validity or enforceability of the Mortgage or the priority of the Lien thereof, at law or in equity, or before any court or Governmental Authority, and none of Borrowers and Operating Lessee is in default or violation with respect to any order, writ, injunction, decree or demand of any court of Governmental Authority. There are no actions or proceedings pending before any court, quasi-judicial body or administrative agency relating to compliance of the Property or the common elements under the Condominium Documents with any applicable zoning, subdivision, building, environmental or land use law, ordinance or resolution, which, in each case, if adversely determined, could reasonably be expected to have Material Adverse Effect. To Borrower’s Knowledge, there is no labor controversy, any asserted pending demands for collective bargaining by any union or organization or threats of strikes or work stoppages, affecting either Borrower, Operating Lessee or the Property.
3.14    No Conflicts. Neither the execution, delivery or performance of, nor the consummation of the transactions contemplated by, this Agreement, the Mortgage, the Note or any other Loan Documents will conflict with any provision of any Law to which either Borrower or Operating Lessee is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of either Borrower’s or Operating Lessee’s certificate of formation, operating agreement, or other organizational documents or any agreement or instrument to which either Borrower or Operating Lessee is a party or by which either Borrower or Operating Lessee or any of its assets or property is bound (including any Marriott Agreement and any Condominium Document), or any order or decree applicable to either Borrower or Operating Lessee, or result in the creation or imposition of any lien on any of the assets or property of either Borrower or Operating Lessee (other than pursuant to the Loan Documents).
3.15    Public Access. All easements and rights of way necessary for the utilization of the Improvements for their current uses have been acquired.
3.16    Leases. Attached hereto as Exhibit “E” is a true, correct and complete list of all existing Leases for the Property. To Borrower’s Knowledge: (a) the Leases are valid and in and full force and effect; (b) the Leases (including amendments) are in writing and there are no oral agreements with respect thereto; (c) the copies of the Leases delivered to Administrative Agent are true and complete in all material respects; (d) neither the landlord nor any tenant is in monetary default (other than with respect to rents that are less than 30 days late) or material non-monetary default under any of the applicable Leases; (e) none of Borrowers and Operating Lessee has received a notice of termination or default with respect to such Lease; (f) none of Borrowers and Operating Lessee has assigned or pledged any of the Leases, the Rents or any interests therein except to Administrative Agent (on behalf of the Lenders); (g) no tenant or other party has an unexpired option, right of first refusal or other preferential right to purchase all or any portion of the Property, (h) no tenant has the unilateral right to terminate its Lease prior to expiration of the stated term of such Lease absent the occurrence of any casualty, condemnation or default by either Borrower or Operating Lessee thereunder; and (i) no tenant has prepaid more than one month’s rent in advance (except for security deposits and other charges collected in accordance with the terms of the applicable Lease).
3.17    Usury; Default. The terms of this Agreement are not usurious. No Default or, to Borrower’s Knowledge, any event which, with the giving of notice or the passage of time, would constitute a Default, has occurred and is continuing. None of Borrowers and Operating Lessee has any offsets, defenses or counterclaims against their Obligations, any and all such offsets, defenses and counterclaims, if any, being waived.

3.18    Condemnation. None of Borrowers and Operating Lessee has received any written notice of, and to Borrower’s Knowledge, no Person or Governmental Authority has threatened, any actual or proposed exercise of the power of eminent domain or other taking by any Governmental Authority or quasi-governmental body or agency of all or any portion of the Property or any interest therein or any of the common elements under the Condominium Documents.
3.19    Physical Condition. Except as set forth in the “Property Condition Report” delivered to Administrative Agent on or before the Closing Date and in the Property Improvement Plan, to Borrower’s Knowledge, the Property and the common elements under the Condominium Documents, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. Except as set forth in the “Property Condition Report” and in the Property Improvement Plan, to Borrower’s Knowledge, there exists no structural or other material defects or damages in the Property or the common elements under the Condominium Documents, as a result of a casualty or otherwise. None of Borrowers and Operating Lessee has received any written notice from any insurance company or bonding company of any material defects or inadequacies in the Property or the common elements under the Condominium Documents, or any part of the foregoing, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
3.20    Title. Hotel Owner has good, marketable and insurable fee simple title to the Hotel and the Improvements associated therewith, free and clear of all Liens whatsoever except the Permitted Liens and such other Liens as are permitted pursuant to the express provisions of the Loan Documents. Residential Owner has good, marketable and insurable fee simple title to the Residential Units and the Improvements associated therewith, free and clear of all Liens whatsoever except the Permitted Liens and such other Liens as are permitted pursuant to the express provisions of the Loan Documents, and good title to the balance of the Property associated with the Residential Units free and clear of all Liens whatsoever except the Permitted Liens and such other Liens as are permitted pursuant to the express provisions of the Loan Documents. Operating Lessee has good, marketable and insurable leasehold title to the Hotel and the Improvements associated therewith, and good title to the balance of the Property associated with the Hotel (other than fee simple title to the Hotel and Improvements) free and clear of all Liens whatsoever except the Permitted Liens and such other Liens as are permitted pursuant to the express provisions of the Loan Documents. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Liens and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms hereof, in each case subject only to Permitted Liens. There are no mechanics’ liens, materialmen’s liens or other claims or liens for payment for work, labor or materials affecting the Property which are a Lien prior to, or of equal priority with, the Lien of the Mortgage. None of the Permitted Liens, individually or in the aggregate, have a Material Adverse Effect.
3.21    Insurance. Borrowers or Operating Lessee has obtained and delivered to Administrative Agent certificates of insurance for the Property reflecting the insurance coverages, amounts and other insurance requirements set forth in the Loan Documents. No Person, including either Borrower and Operating Lessee, has done, by act or omission, anything which would materially and adversely impair the coverage of any such policy.
3.22    Anti-Terrorism Laws. None Borrowers, Operating Lessee, Guarantor nor any Person who controls either Borrower, Operating Lessee or Guarantor currently is identified by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) or otherwise qualifies as a Embargoed Person, and Borrowers shall ensure that no Person who now or hereafter owns a direct or indirect equity interest in either Borrower, Operating Lessee or Guarantor is an Embargoed Person or is Controlled by an Embargoed Person. None of Borrowers, Operating Lessee and Guarantor is in violation of any applicable law relating to anti-money laundering or anti terrorism, including, without limitation, those related to transacting business with Embargoed Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107 56, and the related regulations issued thereunder, including temporary regulations (collectively, as the same may be amended from time to time, the “Patriot Act”). To Borrower’s Knowledge, no tenant at the Property is currently identified by OFAC or otherwise qualifies as an Embargoed Person, or is owned or controlled by an Embargoed Person.
3.23    Patriot Act. Neither Borrower is subject to any Law, regulation, or list of any government agency (including the list maintained by OFAC and accessible through the OFAC website) that prohibits or limits any Lender from making any advance or extension of credit to either Borrower or from otherwise conducting business with either Borrower.
3.24    Purchase Documents. The Purchase Agreement is in full force and effect as of the Closing Date. Borrowers have delivered to Administrative Agent true, correct and complete copies of the Purchase Documents, and all representations and warranties of Borrowers and their affiliates set forth in the Purchase Documents are true and correct in all material respects as of the time such representations and warranties were made, and as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. The Purchase Documents constitute the entire agreement between Borrowers and the seller of the Property with respect to the purchase of the Property. Borrowers have consummated the Acquisition in accordance with the terms of the Purchase Documents and in compliance with all applicable requirements of Law and Governmental Approvals.
3.25    Operating Lease. The Operating Lease is in full force and effect. Hotel Owner has delivered to Administrative Agent a true, correct and complete copy of the Operating Lease. The Operating Lease constitutes the entire agreement between Hotel Owner and Operating Lessee with respect to the Property. The Operating Lease has not been amended, modified, terminated, assigned or otherwise changed, or the provisions thereof waived, to the extent prohibited hereunder. No monetary or material non-monetary default by Hotel Owner or Operating Lessee has occurred under the Operating Lease that remains outstanding, and no event which, with the giving of notice or passage of any cure period under the Operating Lease would constitute a monetary or material non-monetary default under the Operating Lease, has occurred and is continuing.
3.26    Condominium Documents. A true, correct and complete list of the Condominium Documents is set forth on Exhibit “M” attached hereto, and each Condominium Document is in full force and effect. Borrowers have delivered to Administrative Agent true, correct and complete copy of the Condominium Documents. No Condominium Document has been amended, modified, terminated, assigned or otherwise changed, or the provisions thereof waived, by or at the request of either Borrower or Operating Lessee to the extent prohibited hereunder. No monetary or material non-monetary default by either Borrower or Operating Lessee has occurred under any Condominium Document that remains outstanding, and no event which, with the giving of notice or passage of any cure period under any Condominium Document would constitute a monetary or material non-monetary default under any Condominium Document, has occurred and is continuing. None of Borrowers and Operating Lessee has received a notice of termination or default with respect to any Condominium Document. No Common Charges or other sum payable by either Borrower or Operating Lessee under any Condominium Document are accrued and unpaid. In connection with the sale pursuant to the Purchase Agreement, the Condominium Board has waived any right of first refusal or similar option to purchase the Property pursuant to the Condominium Documents.

3.27    Accounts. Attached hereto as Exhibit “N” is a true, correct and complete list of all accounts used by Borrowers, Operating Lessee and Manager in connection with the operation of the Property other than the Designated Account, the Lockbox Accounts and the Cash Management Account.

3.28    Trademarks. None of Borrowers and Operating Lessee uses any trade name and has not done business under any name other than its actual name set forth herein. Each of each Borrower and Operating Lessee owns and possesses or licenses (as the case may be) all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, websites, domain names, copyrights, processes and know-how (collectively, “Intellectual Property”) necessary for the conduct of its business and the operation of the Property substantially in the manner as contemplated to be conducted and operated without, individually or in the aggregate, any infringement upon rights of other Person. None of Borrowers and Operating Lessee has received any written notice, and to Borrower’s Knowledge, there is no existing claim by any Person, that contests or questions either Borrower’s or Operating Lessee’s right to use its Intellectual Property. None of Borrowers and Operating Lessee has received any written notice, and to Borrower’s Knowledge, there is no existing claim or infringement of the rights of any Person arising from the use of such Intellectual Property by either Borrower or Operating Lessee. None of Borrowers and Operating Lessee has received any written notice, and to Borrower’s Knowledge, there is no infringement by any third party on any rights of either Borrower or Operating Lessee in any of its Intellectual Property. No name or logo used in connection with the Property or any part thereof or business therein is a registered trade name or trademark as of the Closing Date other than the names or logos of Manager.

3.29    ERISA. As of the date hereof, (a) none of Borrowers and Operating Lessee is (i) an “employee benefit plan”, as defined in Section 3(3) of ERISA; or (ii) a “plan” within the meaning of Section 4975(e) of the Code; (b) none of the assets of either Borrower or Operating Lessee constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101 as modified in operation by section 3(42) of ERISA; (c) none of Borrowers and Operating Lessee is a “governmental plan” within the meaning of Section 3(32) of ERISA; (d) none of the transactions contemplated hereunder by or with either Borrower or Operating Lessee are in violation of state statutes regulating investments of fiduciaries with respect to governmental plans; and (e) assuming no portion of the Loan advanced by any Lender on the Closing Date shall be funded or held with “plan assets” of any “benefit plan investors” within the meaning of Section 3(42) of ERISA (or that such Lender relied on an available prohibited transaction exemption, all of the requirements of which were met), none of Borrowers and Operating Lessee has engaged in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent of any of Lender’s rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Neither Borrower sponsors or contributes to any Pension Plan or Multiemployer Plan. With respect to Operating Lessee and any ERISA Affiliate, except as could not reasonably be expected to result in a Material Adverse Effect, either individually or in the aggregate: (i) each Pension Plan is in compliance in all material respects with all applicable provisions of ERISA, the Code and other requirements of applicable law, (ii) no Pension Plan has any Unfunded Pension Liability, (iii) there has been no, nor is there reasonably expected to occur any, ERISA Event, (iv) neither Operating Lessee nor any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan and (v) none of Borrowers and Operating Lessee provides or will provide health or life insurance benefits, including death or medical benefits (whether or not insured) with respect to any current or former employee beyond his or her retirement or other termination of service other than as required by applicable law.

ARTICLE 4 - DEFAULT AND REMEDIES
4.1    Events of Default. The occurrence of any one of the following shall be a default under this Agreement (each, a “Default”):
(a)    (i) all or any portion of the principal of the Loan or any interest due hereunder is not paid when due, whether on the scheduled due date or upon mandatory prepayment, acceleration, maturity or otherwise, (ii) any other Indebtedness is not paid within ten (10) days after notice from Administrative Agent or (iii) any failure to make any deposit into any Reserve Account as and when required hereunder;
(b)    any covenant, agreement, or condition, set forth in the first sentence of Section 2.9 or Section 2.2(b) or 2.18(h) is not fully and timely performed, observed or kept and such failure to perform is not corrected within ten (10) days after notice from Administrative Agent;
(c)    (i) any covenant, agreement, or condition, set forth in Section 1.5.1(a), 1.18, 2.2(a), 2.4(b) or (c), 2.5, 2.17, 2.18(b) or (c), 2.19, 2.20, 2.23 (except with respect to inadvertent and non-recurring breaches which are susceptible to cure, which defaults shall be governed under the following clause (ii)), 2.25 or 2.32(a) is not fully and timely performed, observed or kept, or (ii) any other covenant, agreement or condition in any Loan Document (other than covenants to pay the Indebtedness and other than Defaults expressly listed in this Section 4.1) is not fully and timely performed, observed or kept or any representation or warranty in any Loan Document is false or misleading in any material respect and such failure to perform or misrepresentation is not corrected within thirty (30) days after notice from Administrative Agent; provided that, solely with respects covenants, agreements or conditions covered under clause (ii), if such potential default is not an amount due and owing and is not reasonably curable within such initial thirty (30) day period then Borrowers shall have an additional reasonable period to cure same not to exceed an additional sixty (60) days, provided further that (A) Borrowers have commenced to cure such potential default during the initial thirty (30) day period, (B) Borrower are at all times diligently and continuously proceeding to cure such potential default and (C) such potential default could not reasonably be expected to have a Material Adverse Effect;
(d)    the occurrence of a “Default” or “Event of Default” under any other Loan Document (taking into account any applicable notice and cure period set forth in such Loan Document);
(e)    either Borrower or Operating Lessee conceals, removes or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which are not vacated and such lien discharged prior to enforcement thereof and in any event within sixty (60) days from the date thereof;
(f)    any judgment, order, decree or arbitration award for the payment of money in excess of $5,000,000 (to the extent not fully covered by a solvent third party insurance company (less any applicable deductible) and as to which the insurer has not disputed in writing its responsibility to cover such judgment, order, decree or arbitration award) shall be rendered against either Borrower, Operating Lessee or Guarantor and the same shall not have been satisfied or vacated or discharged or stayed or bonded pending appeal within sixty (60) days after the entry thereof;
(g)    any Loan Document, for any reason without Administrative Agent’s specific prior written consent, ceasing to be in full force and effect, being declared null and void or unenforceable in whole or in part, or the validity or enforceability thereof, in whole or in part, being challenged or denied by any party thereto other than Administrative Agent in any portion of the Property becoming unenforceable in whole or in part, or ceasing to be of the priority required by the Mortgage, or the validity or enforceability thereof, in whole or in part, being challenged or denied by either Borrower, Operating Lessee or any other Person obligated to pay any part of the Indebtedness;
(h)    the dissolution of either Borrower, Operating Lessee or Guarantor;
(i)    either Borrower’s or Operating Lessee’s assignment of this Agreement without Administrative Agent’s prior written consent that is not otherwise permitted in accordance with this Agreement;
(j)    the Liens created pursuant to any Loan Document shall cease to be a fully perfected enforceable first priority security interest;
(k)    Administrative Agent, Lenders, or their respective representatives not being permitted by either Borrower or Operating Lessee, at all reasonable times upon reasonable notice (and at any time, without notice, in the case of an emergency), subject to reasonable rules and regulations relating to safety and the rights of tenants and of Manager under the Management Agreement, to enter upon the Property and inspect the applicable Improvements, in each case, in accordance with the terms of this Agreement, and such failure is not corrected within ten (10) days after notice from Administrative Agent;
(l)    the occurrence of any Bankruptcy Action with respect to either Borrower, any SPC Party, any Constituent Member of Borrower, Operating Lessee or Guarantor;

(m)    entry of an order for relief under any Debtor Relief Law or any other decree or order is entered by a court having jurisdiction over either Borrower, any Constituent Member of either Borrower, Operating Lessee, Guarantor or the Property (i) adjudging either Borrower, any Constituent Member of Borrower, Operating Lessee or Guarantor a bankrupt or insolvent, or (ii) approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either Borrower, any Constituent Member of either Borrower, Operating Lessee or Guarantor under any Debtor Relief Law or any other applicable federal or state law, or (iii) other than at the request of Administrative Agent, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of either Borrower, any Constituent Member of either Borrower, Operating Lessee, Guarantor or the Property, any portion thereof or any substantial part of the property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of either Borrower, any Constituent Member of either Borrower, Operating Lessee or Guarantor and any such decree or order continues unstayed or undismissed and in effect for a period of ninety (90) days;
(n)    any purported termination or revocation of Guarantor Document by Guarantor;
(o)    any purported termination or revocation of the Environmental Agreement by either Borrower, Operating Lessee or Guarantor; and
(p)    (i) any ERISA Event occurs, either Borrower or Operating Lessee engage in any prohibited transaction with respect to a Pension Plan or either Borrower or Operating Lessee has an obligation to provide benefits health or life insurance benefits with respect to any current or former employee beyond his or her retirement or other termination of service other than as required by applicable Law and such event, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) either Borrower or Operating Lessee consummate a transaction which would cause this Agreement or Lenders’ rights under this Agreement or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or section 4975 of the Code or result in a violation of any similar Law or if the assets of either Borrower or Operating Lessee become “plan assets” within the meaning of 29 C.F.R. 2510.3-101 as modified in operation by section 3(42) of ERISA.
4.2    Remedies. Upon a Default, Administrative Agent may with the consent of, and shall at the direction of the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, Law, equity or otherwise, including (a) declaring any and all Indebtedness immediately due and payable; (b) reducing any claim to judgment; or (c) obtaining appointment of a receiver (to which Borrowers and Operating Lessee hereby consent) and/or judicial or nonjudicial foreclosure under the Mortgage; provided, however, that upon a Default, Administrative Agent at its election may (but shall not be obligated to) with the consent of, and shall at the direction of the Required Lenders, without notice, set‑off and apply, to the extent thereof and to the maximum extent permitted by Law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or account of each Borrower or Operating Lessee against any Indebtedness; provided, further that upon the occurrence of a Default pursuant to Section 4.1(l) or Section 4.1(m), all Indebtedness shall automatically become due and payable immediately without further act of Administrative Agent or any Lender.
Each of each Borrower and Operating Lessee hereby appoints Administrative Agent as its attorney‑in‑fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Administrative Agent so elects, to do any of the following in its name upon the occurrence and during the continuance of a Default: (i) endorse its name on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to it with respect to the Property; (ii) do every act with respect to the Property that Borrowers and Operating Lessee may do; (iii) prosecute or defend any action or proceeding incident to the Property; (iv) pay, settle, or compromise all bills and claims so as to clear title to the Property; and (v) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of either Borrower or Operating Lessee, whether or not previously incorporated into the Improvements. Any amounts expended by Administrative Agent itself or on behalf of Lenders to construct or complete the Property Improvement Plan or any other Improvements, to operate the Property or in connection with the exercise of its remedies herein shall be deemed to have been advanced to Borrowers hereunder as a demand obligation owing by Borrowers to Administrative Agent or Lenders as applicable and shall constitute a portion of the Indebtedness, regardless of whether such amounts exceed any limits for Indebtedness otherwise set forth herein. Neither Administrative Agent nor Lenders shall have any liability to Borrowers or Operating Lessee for the sufficiency or adequacy of any such actions taken by Administrative Agent.
All of the rights, remedies, powers and privileges of Administrative Agent and Lenders provided for in the Loan Documents, at law or in equity (together, “Rights”) are cumulative of each other, and no Right conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other Rights. No delay or omission of Administrative Agent or Lenders to exercise any Right accruing upon the happening of a Default shall impair any such Right or shall be construed to be a waiver of any such Default or any acquiescence therein. No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of the Mortgage following any Default as aforesaid, or any other option granted to Administrative Agent and Lenders under the Loan Documents in any one or more instances, or the acceptances by Administrative Agent or Lenders of any partial payment on account of the Indebtedness, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect. No Right herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other Rights provided for in any of the other Loan Documents. The resort to any Right shall not prevent the concurrent or subsequent employment of any other Right or preclude any other or further exercise thereof. Every Right may be pursued separately, successively or together against each Borrower, Operating Lessee, Guarantor or any Collateral or any part thereof, and every Right may be exercised from time to time as often as may be deemed expedient by the Required Lenders. Without limiting the generality of the foregoing provisions, the acceptance by Administrative Agent or any Lender from time to time of any payment under the Loan Documents which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the exercise of any Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.
Regardless of how a Lender may treat payments received from the exercise of remedies under the Loan Documents for the purpose of its own accounting, for the purpose of computing the Indebtedness, payments shall be applied as elected by Lenders, except as expressly set forth in any Loan Document to the contrary. No application of payments will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.
ARTICLE 5 - ADMINISTRATIVE AGENT
5.1    Appointment and Authorization of Administrative Agent.
(a)    Each Lender hereby irrevocably (subject to Section 5.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    No individual Lender or group of Lenders shall have any right to amend or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the obligations of either Borrower, Operating Lessee or any other party pursuant to the Loan Documents, or otherwise, except for Administrative Agent to the extent expressly provided in this Agreement. All such rights, on behalf of Administrative Agent or any Lender or Lenders, shall be held and exercised solely by and at the option of Administrative Agent for the pro rata benefit of the Lenders. Such rights, however, are subject to the rights of a Lender or Lenders, as expressly set forth in this Agreement, to approve matters or direct Administrative Agent to take or refrain from taking action as set forth in this Agreement. Except as expressly otherwise provided in this Agreement or the other Loan Documents, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights, or taking or refraining from taking any actions which Administrative Agent is expressly entitled to exercise or take under this Agreement and the other Loan Documents, including (i) the determination if and to what extent matters or items subject to Administrative Agent’s satisfaction are acceptable or otherwise within its discretion, (ii) the making of Administrative Agent Advances, and (iii) the exercise of remedies pursuant to, but subject to, Article 4 or pursuant to any other Loan Document, and any action so taken or not taken shall be deemed consented to by Lenders.
(c)    In case of the pendency of any Bankruptcy Action, receivership, liquidation, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to either Borrower, Operating Lessee, any SPC Party, any Constituent Member of either Borrower, Operating Lessee or Guarantor, no individual Lender or group of Lenders shall have the right, and Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on either Borrower) shall be exclusively entitled and empowered on behalf of itself and the Lenders, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Section 6.10 allowed in such judicial proceeding); and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 6.10.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of the Lenders except as approved by Required Lenders or to authorize Administrative Agent to vote in respect of the claims of Lenders except as approved by Required Lenders in any such proceeding.
5.2    Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys‑in‑fact and shall be entitled to advice of counsel and other consultant experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney‑in‑fact that it selects with reasonable care.
5.3    Liability of Administrative Agent. No Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by either Borrower, Operating Lessee, Guarantor, or any of their respective Affiliates, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of either Borrower, Operating Lessee or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Borrower, Operating Lessee, Guarantor, or any of their respective Affiliates.
5.4    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any party to the Loan Documents), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document that requires the consent of the Required Lenders or all Lenders unless it shall first receive such advice or concurrence (or the deemed concurrence) of the Required Lenders or all Lenders to the extent required hereunder as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or such greater number of Lenders as may be expressly required hereby in any instance, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. In the absence of written instructions from the Required Lenders or such greater number of Lenders, as expressly required hereunder, Administrative Agent may take or not take any action, at its discretion, unless this Agreement specifically requires the consent of the Required Lenders or such greater number of Lenders.
5.5    Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless Administrative Agent shall have received written notice from a Lender or either Borrower referring to this Agreement and describing such Default in reasonable detail. Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default as may be requested by the Required Lenders in accordance with Article 4; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.
5.6    Credit Decision; Disclosure of Information by Administrative Agent.
(a)    Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of either Borrower, Operating Lessee and Guarantor, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lenders as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of either Borrower, Operating Lessee and Guarantor, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of either Borrower, Operating Lessee and Guarantor.
(b)    Administrative Agent promptly after its receipt shall provide each Lender such notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein. To the extent not already available to a Lender, Administrative Agent shall also provide any Lender and/or make available for such Lender’s inspection during reasonable business hours and at such Lender’s expense, in each case upon such Lender’s written request therefor: (i) copies of the Loan Documents; (ii) such information as is then in Administrative Agent’s possession in respect of the current status of principal and interest payments and accruals in respect of the Loan; (iii) copies of all current financial statements in respect of Borrowers, Operating Lessee, Guarantor or other Person liable for payment or performance by Borrowers or Operating Lessee of any obligations under the Loan Documents, then in Administrative Agent’s possession with respect to the Loan; and (iv) other current factual information then in Administrative Agent’s possession with respect to the Loan and bearing on the continuing creditworthiness of Borrowers, Operating Lessee or Guarantor; provided that nothing contained in this Section shall impose any liability upon Administrative Agent for its failure to provide a Lender any of such Loan Documents, information, or financial statements, unless such failure constitutes willful misconduct or gross negligence on Administrative Agent’s part; and provided further that Administrative Agent shall not be obligated to provide any Lender with any information in violation of Law or any contractual restrictions on the disclosure thereof (provided such contractual restrictions shall not apply to distributing to a Lender factual and financial information expressly required to be provided herein). Except as set forth above, Administrative Agent shall not have any duty or responsibility to provide any Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers, Operating Lessee or Guarantor or any of their respective Affiliates which may come into the possession of any of Agent-Related Persons.
5.7    Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, to the extent that Administrative Agent is not reimbursed by or on behalf of Borrowers, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out‑of‑pocket expenses (including attorney fees) incurred by Administrative Agent as described in Section 6.10. The undertaking in this Section shall survive the payment of all Indebtedness hereunder and the resignation or replacement of Administrative Agent.
5.8    Administrative Agent in Individual Capacity. Administrative Agent, in its individual capacity, and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any party to the Loan Documents and their respective Affiliates as though Administrative Agent were not Administrative Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that Borrowers and Administrative Agent or its Affiliate have entered or may enter into Interest Rate Protection Transactions. A portion of the Loan may be funded to honor Borrowers’ payment obligations under the terms of such Interest Rate Protection Transactions, and Lenders (other than the Lender that is Administrative Agent or such affiliate) shall have no right to share in any portion of such payments. Lenders acknowledge that, pursuant to such activities, Administrative Agent or its Affiliates may receive information regarding any party to the Loan Documents, or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such parties or such parties’ Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Pro Rata Share of the Loan, Administrative Agent shall have the same rights and powers under this Agreement as any other Lenders and may exercise such rights and powers as though it were not Administrative Agent or party to Interest Rate Protection Transactions, and the terms “Lender” and “Lenders” include Administrative Agent in its individual capacity.
5.9    Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to Borrowers and Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among Lenders a successor administrative agent for Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as

Administrative Agent hereunder shall be terminated without any other or further act or deed on the part of such retiring Administrative Agent or any other Lender. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article and other applicable Sections of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
5.10    Releases; Acquisition and Transfers of Collateral.
(a)    Lenders hereby irrevocably authorize Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders, to transfer or sell, any Collateral (i) upon the payment in full of immediately available funds of all Indebtedness or (ii) after foreclosure or other acquisition of title (y) for a purchase price of at least ninety percent (90%) of the value indicated in the most recent Appraisal of the Collateral obtained by Administrative Agent made in accordance with regulations governing Administrative Agent, less any reduction indicated in the Appraisal estimated by experts in such areas, or (z) if approved by the Required Lenders.
(b)    If all or any portion of the Collateral is acquired by foreclosure or by deed in lieu of foreclosure, Administrative Agent shall take title to such Collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the “Acquisition Date”).  Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any Collateral so acquired. After the Property is acquired, Administrative Agent shall appoint and retain as a property manager for the Property one or more Persons (individually and collectively, “Property Manager”) experienced in the management, leasing, sale and/or dispositions of similar properties.
After consulting with the Property Manager, Administrative Agent shall prepare a written plan for the operation, management, maintenance, repair, sale and disposition of the Property and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the “Business Plan”). Administrative Agent will deliver the Business Plan not later than the sixtieth (60th) day after the Acquisition Date to each Lender with a written request for approval of the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the Property Manager shall adhere to such Business Plan until a different Business Plan is approved by the Required Lenders. Administrative Agent may propose an amendment to any such Business Plan as it deems appropriate, which shall also be subject to Required Lender approval. If any such Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders (or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent), any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative Business Plan. Notwithstanding any other provision of this Agreement, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to subsection (a) of this Section, have the right but not the obligation to take any action in connection with the Property (including actions with respect to Taxes, Common Charges, Insurance Premiums, completion of construction, operation, management, improvement, maintenance, repair, sale and disposition), or any portion thereof.
(c)    Upon request by Administrative Agent or Borrowers at any time, Lenders will confirm in writing Administrative Agent’s authority to sell, transfer or release any such liens of particular types or items of Collateral pursuant to this Section; provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of either Borrower, Operating Lessee or Guarantor.

(d)    If only two (2) Lenders exist at the time Administrative Agent receives a purchase offer for Collateral for which one of the Lenders does not consent within ten (10) Business Days after notification from Administrative Agent, the consenting Lender may offer (“Purchase Offer”) to purchase all of non-consenting Lender’s right, title and interest in the Collateral for a purchase price equal to non-consenting Lender’s Pro Rata Share of the net proceeds anticipated from such sale of such Collateral (as reasonably determined by Administrative Agent, including the undiscounted face principal amount of any purchase money obligation not payable at closing) (“Net Sale Proceeds”). Within ten (10) Business Days thereafter the non-consenting Lender shall be deemed to have accepted such Purchase Offer unless the non-consenting Lender notifies Administrative Agent that it elects to purchase all of the consenting Lender’s right, title and interest in the Collateral for a purchase price payable by the non-consenting Lender in an amount equal to the consenting Lender’s Pro Rata Share of the Net Sale Proceeds. Any amount payable hereunder by a Lender shall be due on the earlier to occur of the closing of the sale of the Collateral or ninety (90) days after the Purchase Offer, regardless of whether the Collateral has been sold.
5.11    Application of Payments. Except as otherwise provided in this Agreement with respect to Defaulting Lenders, aggregate principal and interest payments, payments for Indemnified Liabilities and/or foreclosure or sale of Collateral, and net operating income from the Collateral during any period it is owned by Administrative Agent or its designee on behalf of the Lenders (“Payments”) shall be apportioned pro rata among Lenders and payments of any fees (other than fees designated for Administrative Agent’s separate account) shall, as applicable, be apportioned pro rata among Lenders. Notwithstanding anything to the contrary in this Agreement, all Payments due and payable to Defaulting Lenders shall be due and payable to and be apportioned pro rata among Administrative Agent and Electing Lenders. Such apportionment shall be in the proportion that the Defaulting Lender Payment Amounts paid by them bears to the total Defaulting Lender Payment Amounts of such Defaulting Lender. Such apportionment shall be made until Administrative Agent and Lenders have been paid in full for the Defaulting Lender Payment Amounts. All pro rata Payments shall be remitted to Administrative Agent and all such payments not constituting payment of specific fees, and all proceeds of the Collateral received by Administrative Agent, shall be applied first, to pay any fees, indemnities, costs, expenses (including those in Section 5.7) and reimbursements then due to Administrative Agent; second, to pay any fees, costs, expenses and reimbursements then due to Lenders; third, to pay pro rata interest and late charges due in respect of the Indebtedness and Administrative Agent Advances; fourth, to pay or prepay pro rata principal of and to secure any Administrative Agent Advances; fifth, to repay the Loan; sixth, to pay any indebtedness or other liabilities of Borrowers under any Interest Rate Protection Transactions with Administrative Agent (or its affiliates); and last, to Borrowers.
5.12    Benefit. Except as may expressly be otherwise provided herein, the terms and conditions of this Article are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, without prejudicing Administrative Agent’s or Lenders’ rights to later assert them in whole or in part.
5.13    Co‑Agents; Lead Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co‑agent,” “bookrunner,” “book manager,” or “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders or other Persons so identified as a “syndication agent,” “documentation agent,” “co-agent” or “lead manager” shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the other Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
ARTICLE 6 - GENERAL TERMS AND CONDITIONS
6.1    Consents; Borrower’s Indemnity. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Administrative Agent’s or any Lender’s judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Administrative Agent or such Lender; (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Administrative Agent or such Lender; and (c) free from any limitation or requirement of reasonableness. Notwithstanding any approvals or consents by Administrative Agent or any Lender, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of any Budget, any appraisal, any contract, any Marriott Agreement, any Lease, or any other matter incident to the Property. Any inspection, appraisal or audit of any of the Property or the books and records of either Borrower or Operating Lessee, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent’s and Lenders’ protection only, and shall not constitute an assumption of responsibility to either Borrower, Operating Lessee or any other Person with regard to the condition, value, maintenance or operation of the Property, or relieve either Borrower or Operating Lessee of any of its obligations. Neither Administrative Agent nor any Lender has any duty to supervise or to inspect the Property. Neither Administrative Agent nor any Lender shall be liable or responsible for, and Borrowers and Operating Lessee shall, jointly and severally, indemnify each Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively, the “Indemnitees”) from and against any claim, action, loss or cost (including reasonable attorney’s fees and costs) arising from or relating to (i) (A) any defect in the Property or the Improvements, (B) any failure to protect or insure the Improvements, (C) in connection with the protection and preservation of any of the Collateral or performance of any work at the Property (including any failure to pay any filing, registration and recording fee, recordation and transfer tax, title search or examination fee, engineer fee, Tax, Common Charge, Insurance Premium, or other cost of the operation, management, improvement, maintenance, repair, sale or disposition of any Collateral), (D) the performance or failure of performance of any obligation of either Borrower or Operating Lessee hereunder or under the other Loan Documents, (E) any transaction, act, omission, event or circumstance in any way connected with the Property, including any bodily injury, death or property damage occurring in, upon or in the vicinity of the Property through any cause whatsoever at any time, (F) any Lease, (G) any Condominium Document, (H) any Marriott Agreement, (I) any Purchase contract or (I) any other agreement to which either Borrower or Operating Lessee is a party or by which any of the Collateral is bound; (ii) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorney fees and costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (A) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered by either Borrower, Operating Lessee or Guarantor in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (B) any Commitment or the Loan or the use or proposed use of the proceeds therefrom, or (C) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto; (iii) any and all claims, demands, actions or causes of action arising out of or relating to the use of Information or other materials obtained through internet, Intralinks or other similar information transmission systems in connection with this Agreement, except if as a result of such Indemnitee’s breach of the terms of Section 6.6; and (iv) any and all liabilities, losses, costs or expenses (including reasonable attorney fees and costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding and whether it is defeated, successful or withdrawn, (all the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that such indemnity shall not, as to all Indemnitees, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee. Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Administrative Agent or Lenders. Inspection shall not constitute an acknowledgment or representation by Administrative Agent or any Lender that there has been or will be compliance with the Loan Documents, applicable Governmental Approvals, Laws, governmental requirements or restrictive covenants. Administrative Agent’s failure to inspect shall not constitute a waiver of any of Administrative Agent’s or Lenders’ rights under the Loan Documents or at Law or in equity.
6.2    Miscellaneous. This Agreement may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The Loan Documents are for the sole benefit of Administrative Agent, Lenders, Borrowers and Operating Lessee and are not for the benefit of any third party. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any

Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. Time shall be of the essence with respect to the obligations of Borrowers and Operating Lessee under the Loan Documents.
6.3    Notices.
6.3.1    Modes of Delivery; Changes. Except as otherwise provided herein, all notices, and other communications required or which any party desires to give under this Agreement or any other Loan Document shall be in writing. Unless otherwise specifically provided in such other Loan Document, all such notices and other communications shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier, by registered or certified United States mail, postage prepaid, or by facsimile (with, subject to Subsection 6.3.2 below, a confirmatory duplicate copy sent by first class United States mail), addressed to the party to whom directed or by (subject to Subsection 6.3.3 below) electronic mail addressed to Borrowers and Operating Lessee at the addresses set forth at the end of this Agreement or to Administrative Agent or Lenders at the addresses specified for notices on the Schedule of Lenders (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided, however, that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.
6.3.2    Effectiveness of Facsimile and Emailed Documents and Signatures. The Loan Documents may be transmitted and/or signed by facsimile and/or emailed .PDF document. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all parties to the Loan Documents. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile and/or emailed .PDF document or signature.
6.3.3    Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto and executed Loan Documents among such parties, and may not be used for any other purpose.
6.3.4    Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of either Borrower or Operating Lessee even if (a) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (b) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers and Operating Lessee shall, jointly and severally, indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of either Borrower or Operating Lessee. If a Lender does not notify or inform Administrative Agent of whether or not it consents to, or approves of or agrees to any matter of any nature whatsoever with respect to which its consent, approval or agreement is required under the express provisions of this Agreement or with respect to which its consent, approval or agreement is otherwise requested by Administrative Agent, in connection with the Loan or any matter pertaining to the Loan, within ten (10) Business Days after such consent, approval or agreement is requested by Administrative Agent, such Lender shall be deemed to have given its consent, approval or agreement, as the case may be, with respect to the matter in question; provided that such deeming provision shall run solely to the benefit of Administrative Agent and the other Lenders and in no event shall run to the benefit of either Borrower, Operating Lessee or any of their respective Affiliates.
6.4    Payments Set Aside. To the extent that any payment by or on behalf of either Borrower or Operating Lessee is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, to a depository (including Administrative Agent, any Lender or its or their Affiliates) for returned items or insufficient collected funds, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
6.5    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of Borrowers and Operating Lessee may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender (and any attempted assignment or transfer by either Borrower or Operating Lessee without such consent shall be null and void ab initio), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 6.5, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 6.5, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 6.5 (and any other attempted assignment or transfer by any such party shall be null and void ab initio). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent permitted in subsection (d) of this Section 6.5 and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Pro Rata Share of the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Pro Rata Share of the Loan at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 6.5 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section 6.5, the aggregate amount of the Commitment (which for this purpose includes the Pro Rata Share of the Loan outstanding) or, if the Commitment is not then in effect, the principal outstanding Pro Rata Share of the Loan that is subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if the “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of Administrative Agent and, so long as no Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed) to a lesser amount.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to its Pro Rata Share of the Loan and the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 6.5 and, in addition:

(A)    the consent of Borrowers (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (1) a Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof, and provided, further, that Borrowers’ consent shall not be required during the primary syndication of the Loan; and

(B)    the consent of Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an administrative questionnaire in Administrative Agent’s standard form.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to either Borrower, Operating Lessee or Guarantor or any of either Borrower’s, Operating Lessee’s or Guarantor’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrowers and Administrative Agent, the applicable Pro Rata Share of the Loan previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of the Loan. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of this Agreement with respect to Borrowers’ obligations surviving termination of this Agreement); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrowers (at their expense) shall execute and deliver a substitute Note substantially in the form attached hereto as Exhibit “H” to the assignee Lender (and assignor Lender, if applicable). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)    Register. Administrative Agent, acting solely for this purpose as an agent of Borrowers (and such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and the principal amount (and stated interest) of each Lender’s Pro Rata Share of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, either Borrower or Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or either Borrower, Guarantor or any of either Borrower’s or Guarantor’s Affiliates or Subsidiaries, including Operating Lessee) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or its Pro Rata Share of the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers, Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 5.7 without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso of Section 6.9 that affects such Participant. A Participant shall not be entitled to receive any greater payment under Sections 1.7, 1.8 or 1.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amount (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including identity of any Participant or any information relating to a Participant’s interest in any commitments, loan, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owners of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Borrowers and Operating Lessee hereby acknowledge that (i) Administrative Agent and/or Arranger may, but shall not be obligated to, make available to Lenders materials and/or information provided by or on behalf of either Borrower or Operating Lessee hereunder or under the other Loan Documents (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, Intralinks, Syndtrak or another similar electronic system (the “Platform”) and (ii) certain Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrowers, Operating Lessee, Guarantor or their other respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with such Persons’ securities. Borrowers and Operating Lessee hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, Borrowers and Operating Lessee shall be deemed to have authorized Administrative Agent, Arranger and Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrowers and Operating Lessee, Guarantor or their other respective Affiliates, or the respective securities of any of the foregoing for purposes of United States federal and state security Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 6.6); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) Administrative Agent and Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, Borrower sand Operating Lessee shall be under no obligation to mark any Borrower Materials “PUBLIC”. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  ADMINISTRATIVE AGENT, ARRANGER AND THEIR RESPECTIVE AFFILIATES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT, ARRANGER OR ANY OF THEIR RESPECTIVE AFFILIATES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall Administrative Agent, Arranger or any of their respective Affiliates have any liability to either Borrower, Operating Lessee, any other Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of either Borrower’s, Operating Lessee’s, Administrative Agent’s or any other Person’s transmission of any Borrower Materials through the Internet.
6.6    Confidentiality. Each of Administrative Agent and each Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to any Person to the extent requested by any regulatory authority (including self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to any Person to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement or any other Loan Document, and such party’s Affiliates; (e) to any Person in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, including any prospective bidder at any foreclosure sale of the Property and any prospective purchaser of the Property after a foreclosure sale or deed in lieu thereof; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any Interest Rate Protection Transaction or credit derivative transaction relating to obligations of either Borrower, Operating Lessee or Guarantor; (g) to any Person with the consent of either Borrower; or (h) to any Person to the extent such Information (y) becomes publicly available other than as a result of a breach of this Section 6.6 or (z) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than either Borrower. For the purposes of this Agreement, “Information” means all information received from either Borrower, Operating Lessee or Guarantor relating to either Borrower, Operating Lessee or Guarantor or their respective businesses, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by either Borrower, Operating Lessee or Guarantor. The Administrative Agent and the Lenders may disclose the existence of the Loan, this Agreement and the other Loan Documents and information about the Loan, this Agreement and the other Loan Documents to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and the Lenders in connection with the administration and management of the Loan, this Agreement and the other Loan Documents.
6.7    Set-off. In addition to any rights and remedies of Administrative Agent and Lenders provided by

Law, upon the occurrence and during the continuance of any Default, Administrative Agent and, with the prior written consent of Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to either Borrower or Operating Lessee (any such notice being waived by Borrowers and Operating Lessee), to set-off and apply any and all deposits, general or special, time or demand, provisional or final, at any time held by or owing by Administrative Agent or such Lender hereunder or under any other Loan Document to or for the credit or the account of either Borrower or Operating Lessee against any and all Indebtedness of Borrowers and Operating Lessee, irrespective of whether or not Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Indebtedness may be contingent or unmatured or denominated in a currency different from that of the applicable depositor indebtedness. After obtaining the prior written consent of Administrative Agent, each Lender agrees promptly to notify Borrowers, Operating Lessee and Administrative Agent after any such set‑off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set‑off and application. No Lender shall have any liability to either Borrower or Operating Lessee for making any such set-off made without the prior written consent of Administrative Agent, but at the request of Administrative Agent, such Lender shall promptly restore the amount that it set-off.
6.8    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the portions of the Loan advanced by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the portions of the Loan made by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such portions of the Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 6.4 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered without further interest thereon. Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off), but subject to Section 6.7 with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 6.8 and will in each case notify Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
6.9    Amendments; Survival. Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement, co-lender agreement or otherwise) any of the terms, conditions or agreements set forth in Article 5 or as to any other matter in the Loan Documents respecting the sharing of payments to Administrative Agent or Lenders. Subject to the foregoing, Administrative Agent may amend or waive any provision of this Agreement or any other Loan Document, or consent to any departure by any party to the Loan Documents therefrom which amendment, waiver or consent is intended to be within Administrative Agent’s discretion or determination, or otherwise in Administrative Agent’s reasonable determination is ministerial in nature; provided, however, that otherwise no such amendment, waiver or consent shall be effective unless in writing, signed by the Required Lenders and Borrowers or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; and provided further that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 4.2), without the written consent of such Lender (it being understood that a waiver of a Default shall not constitute an extension or increase in any Lender’s Commitment);

(b)    postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;
(c)    reduce the principal of, or the rate of interest specified herein on, any portion of the Loan or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that Administrative Agent may waive any obligation of Borrowers to pay interest at the Default Rate and/or late charges for periods of up to thirty (30) days, and only the consent of the Required Lenders shall be necessary to waive any obligation of Borrowers to pay interest at the Default Rate or late charges thereafter, or to amend the definition of and provisions relating to the “Default Rate” or “late charges”;
(d)    change the unpaid principal amount of the Loan which is required for Lenders or any of them to take any action hereunder, without the written consent of each Lender;
(e)    change the definition of “Pro Rata Share” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(f)    amend this Section or Section 6.8 without the written consent of each Lender; or
(g)    release the liability of Guarantor under the Guaranty without the written consent of each Lender (except as otherwise permitted pursuant to the terms thereof).
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document and (ii) the Fee Letter and the Indemnity Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that any waiver or amendment requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
This Agreement shall continue in full force and effect until all Obligations are paid in full in immediately available funds and all of Administrative Agent’s and Lenders’ obligations under this Agreement are terminated; and all representations and warranties and all provisions herein for indemnity of the Indemnitees, Administrative Agent and Lenders (and any other provisions herein specified to survive) shall survive payment in full, satisfaction or discharge of the Indebtedness, the resignation or removal of Administrative Agent or replacement of any Lender, and any release or termination of this Agreement or of any other Loan Documents.
6.10    Costs and Expenses. Without limiting any Loan Document and to the extent not prohibited by applicable Laws, Borrowers shall pay or, if applicable, reimburse to Administrative Agent within ten (10) Business Days of written demand therefor and shall indemnify Administrative Agent from, all reasonable out-of-pocket fees, costs, and expenses paid or incurred by (a) Administrative Agent in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested by either Borrower, Operating Lessee or Guarantor from time to time) and (b) Administrative Agent or any Lender, in connection with the disbursement, administration or collection of the Loan the enforcement of the obligations of either Borrower, Operating Lessee or Guarantor or the exercise of any right or remedy of Administrative Agent or any Lender, including in the case of clauses (a) and (b) (i) all reasonable out-of-pocket fees and expenses of Administrative Agent’s counsel and, in the case of collection and enforcement, each Lender’s counsel; (ii) Appraisal, re‑appraisal and survey costs performed in connection with closing and to the extent otherwise required to be paid by either Borrower or Operating Lessee under this Agreement; (iii) title insurance charges and premiums in connection with closing or as otherwise expressly provided herein; (iv) title search or examination costs, including abstracts, abstractors’ certificates and uniform commercial code searches performed in connection with closing or as otherwise expressly provided herein; (v) judgment and tax lien searches for each Borrower, Operating Lessee and Guarantor, if any, performed in connection with closing or as otherwise expressly provided herein; (vi) escrow fees charged by the title company(ies) or its/their agent(s) in connection with closing; (vii) recordation taxes, documentary taxes, transfer taxes and mortgage taxes in connection with closing and to the extent otherwise required to be paid by either Borrower under this Agreement; (viii) filing and recording fees in connection with closing and to the extent otherwise required to be paid by either Borrower under this Agreement; and (ix) loan brokerage fees for any broker dealt with by either Borrower, Guarantor or any Affiliate thereof in connection with the making of the Loan; provided, however that, notwithstanding anything to the contrary contained herein, Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, fraud or willful misconduct of the Person seeking reimbursement.  Borrowers shall pay all reasonable out-of-pocket costs and expenses incurred by Administrative Agent, including reasonable attorneys’ fees, if the Obligations or any part thereof are sought to be collected by or through an attorney at law, whether or not involving probate, appellate, administrative or bankruptcy proceedings. Borrowers’ obligations under this Section 6.10 shall survive the delivery of the Loan Documents, the making of advances, the payment in full of the Indebtedness, the release or reconveyance of any of the Loan Documents, the foreclosure of the Mortgage or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.
6.11    Initial Funding of Loan; Tax Forms.
(a)    No portion of the Loan advanced by any Lender on the Closing Date shall be funded or held with “plan assets” of any “benefit plan investors” within the meaning of Section 3(42) of ERISA unless such Lender relied on an available prohibited transaction exemption, all the requirements of which have been met.
(b)    (i)    Each Lender, and each holder of a participation interest herein, that is not a “United States Person” (a “Foreign Lender”) within the meaning of Section 7701(a)(30) of the Code shall , to the extent it is legally able to do so, deliver to Administrative Agent, prior to receipt of any payment subject to withholding (or upon accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to a complete exemption from, or reduction of, withholding on all payments to be made to such Foreign Lender by Borrowers pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by Borrowers pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrowers and Administrative Agent that such Foreign Lender is entitled to an exemption from or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to Borrowers and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by Borrowers pursuant to the Loan Documents, (B) promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lenders, and as may be reasonably necessary (including the re-designation of its lending office, if any) to avoid any requirement of applicable Laws that Borrowers make any deduction or withholding for taxes from amounts payable to such Foreign Lender. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such document prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or the Administrative Agent as may be necessary for Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii)    Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of United States Internal Revenue Service Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.
(iii)    Borrowers shall not be required to pay any additional amount to any Foreign Lender under Section 1.11, (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with a United States Internal Revenue Service Form W-8BEN, W-8ECI, or W-8IMY pursuant to this subsection (b) of this Section, or (B) if such Lender shall have failed to satisfy the foregoing provisions of this subsection (b); provided that (y) if such Lender shall have satisfied the requirement of this subsection (b) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this subsection (b) shall relieve Borrowers of their obligation to pay any amounts pursuant to Section 1.11 in the event that, as a result of any Change in Law, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (z) if following any such Change in Law, an assignee Lender becomes party to this Agreement, it shall be entitled to the same protection from Borrowers as its assignor with respect to any such Change in Law.
(iv)    Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which Borrowers are not required to pay additional amounts under this subsection (b).
(c)    Upon the request of Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Administrative Agent two duly signed completed copies of United States Internal Revenue Service Form W-9. If such Lender fails to deliver such forms, then Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.
(d)    If any Governmental Authority asserts that Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including attorney fees) of Administrative Agent. Borrowers shall, and do hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to this Section 6.11(d). The obligation of Lenders and Borrowers under this subsection shall survive the removal or replacement of a Lender, the payment of all Indebtedness, the resignation or replacement of Administrative Agent and termination of this Agreement and/or any other Loan Document.
6.12    Further Assurances. Borrowers and Operating Lessee shall, upon Administrative Agent’s request, (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Administrative Agent reasonably deems necessary, desirable or proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Administrative Agent reasonably deems necessary, desirable or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third Persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Administrative Agent to comply with the requirements of any agency having jurisdiction over Administrative Agent. In addition, at any time, and from time to time, upon the written request by Administrative Agent or any Lender, Borrowers will, at Borrowers’ expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Administrative Agent or such Lender, be necessary in order to verify Borrowers’ identities and backgrounds in a manner satisfactory to Administrative Agent or such Lender.
6.13    Inducement to Lenders. The representations and warranties contained in this Agreement and the other Loan Documents (a) are made to induce Lenders to make the Loan and extend any other credit to or for the account of Borrowers pursuant hereto, and Administrative Agent and Lenders are relying thereon, and will continue to rely thereon, and (b) shall survive any bankruptcy proceedings involving either Borrower, Operating Lessee, any SPC Party, any Constituent Member of either Borrower or Operating Lessee, Guarantor or the Property, foreclosure, or conveyance in lieu of foreclosure.
6.14    Forum. Each party to this Agreement hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States federal court, sitting in the State specified in Section 6.20 and to the jurisdiction of any state court or any United States federal court, sitting in the state in which the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Indebtedness. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Each party to this Agreement hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in Section 6.20 may be made by certified or registered mail, return receipt requested, directed to such party at its address for notice stated in the Loan Documents, or at a subsequent address of which Administrative Agent received actual notice from such party in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by Law or limit the right of Administrative Agent to bring proceedings against any party in any other court or jurisdiction.
6.15    Interpretation. References to “Dollars,” “$,” “money,” “payments” or other similar financial or monetary terms are references to lawful money of the United States of America. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to either Borrower, Operating Lessee or Guarantor shall mean each Person comprising same, jointly and severally. References to “persons” shall include both natural persons and any legal entities, including public or governmental bodies, agencies or instrumentalities. The words “include” and “including” shall be interpreted as if followed by the words “without limitation”. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.
6.16    No Partnership, etc. The relationship between Lenders (including Administrative Agent) and Borrowers is solely that of lender and borrower. Neither Administrative Agent nor any Lender has any fiduciary or other special relationship with or duty to either Borrower or Operating Lessee and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between either Borrower and/or Operating Lessee and Administrative Agent or any Lender or in any way make Administrative Agent or any Lender a co‑principal with either Borrower or Operating Lessee with reference to the Property or otherwise. In no event shall Administrative Agent’s or Lenders’ rights and interests under the Loan Documents be construed to give Administrative Agent or any Lender the right to control, or be deemed to indicate that Administrative Agent or any Lender is in control of, the business, properties, management or operations of either Borrower or Operating Lessee.
6.17    Records. The unpaid amount of the Loan and the amount of any other credit extended by Administrative Agent or Lenders to or for the account of Borrowers set forth on the books and records of Administrative Agent shall be presumptive evidence of the amount thereof owing and unpaid, but failure to record any such amount on Administrative Agent’s books and records shall not limit or affect the obligations of Borrowers under the Loan Documents to make payments on the Loan when due.
6.18    Commercial Purpose. Borrowers warrant that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or each Borrower is a business or commercial organization. Borrowers further warrant that all of the proceeds of the Loan shall be used for commercial purposes and stipulate that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.
6.19    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY MAY BE A PARTY, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, ANY NOTE, THIS AGREEMENT, THE MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO ANY NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY TO THIS AGREEMENT, AND THEY HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE EXECUTION OF THE LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
6.20    Governing Law; Service of Process. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Borrowers and Operating Lessee hereby irrevocably designate and appoint Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as its authorized agent to accept and acknowledge on Borrowers’ and Operating Lessee’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Loan in any state or federal court sitting in the State of New York. If such agent shall cease so to act, Borrowers and Operating Lessee shall irrevocably designate and appoint without delay another such agent in the State of New York satisfactory to Administrative Agent and shall promptly deliver to Administrative Agent evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.
Each of each Borrower and Operating Lessee hereby consents to process being served in any suit, action, or proceeding instituted in connection with the Loan by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to such Borrower and Operating Lessee and (b) serving a copy thereof upon the agent hereinabove designated and appointed by such Borrower and Operating Lessee as its agent for service of process. Each of each Borrower and Operating Lessee irrevocably agrees that such service shall be deemed to be service of process upon it in any such suit, action, or proceeding. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by Law or limit the right of Administrative Agent to bring proceedings against Borrowers and Operating Lessee in any other court or jurisdiction.
6.21    USA Patriot Act Notice. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the names and addresses of Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrowers in accordance with the Patriot Act. Borrowers shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligation under “know your customer” and anti-money laundering rules and regulations, including the Act.

6.22    Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrowers, Operating Lessee, Administrative Agent and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrowers, Operating Lessee, Administrative Agent and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment letter, letter of intent or quote letter by Administrative Agent or any Lender to make the Loan are merged into the Loan Documents. Neither Administrative Agent nor any Lender has made any commitments to extend the term of the Loan past its stated maturity date or to provide Borrowers with financing except as set forth in the Loan Documents. Except as incorporated in writing into the Loan Documents, there are not, and were not, and no Persons are or were authorized by Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.
BORROWERS AND OPERATING LESSEE FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTE OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT BORROWER AND OPERATING LESSEE MAY HAVE TO (X) INJUNCTIVE RELIEF, (Y) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (Z) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWERS AND OPERATING LESSEE FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO ANY ASSERTED CLAIM.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
6.23    Limitation on Liability. Borrowers and Operating Lessee waive any right to assert or make any claim against Administrative Agent or any Lender (or to sue Administrative Agent or any Lender upon any claim for) for any special, indirect, incidental, punitive or consequential damages in respect of any breach or wrongful conduct, whether the claim is based on contract, tort or duty imposed by law, in connection with, arising out of or in any way related to this Agreement, the other Loan Documents or the transactions contemplated hereby and/or thereby, or any act, omission or event in connection therewith. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, (a) in no event shall Operating Lessee have any liability hereunder, under any other Loan Document or otherwise with respect to any portion of the Debt Service and (b) the Obligations for which Operating Lessee shall be responsible shall be limited solely to the Other Operating Lessee Obligations. Borrowers and Operating Lessee may enter into an indemnification and reimbursement agreement to fairly allocate their liabilities and obligations as between Borrowers and Operating Lessee so long as any such indemnity and reimbursement agreement is fully subject and subordinate to the rights of the Lenders under the Loan Documents. Borrowers and Operating Lessee shall delivery any such agreement to Administrative Agent promptly after entering into same.
6.24    Third Parties; Benefit. All conditions to the obligation of Lenders or Administrative Agent to make advances hereunder are imposed solely and exclusively for the benefit of Lenders, Administrative Agent and their permitted assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders or Administrative Agent will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lenders or Administrative Agent at any time in the sole and absolute exercise of their discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.
6.25    Rules of Construction. The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Agreement in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” All references (a) to the Loan Documents are to the same as extended, amended, replaced, restated, supplemented or otherwise modified from time to time in accordance with their respective terms unless expressly indicated otherwise, (b) to the Units, Improvements or Property shall mean all or any portion of each of the foregoing, respectively, and (c) to Articles, Sections, Schedules and Exhibits are to the respective Articles, Sections, Schedules and Exhibits contained in this Agreement unless expressly indicated otherwise.
6.26    Non-Recourse Obligations. All Obligations of Borrowers shall be recourse to Borrowers. All Obligations of Operating Lessee shall be recourse to Operating Lessee. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, no recourse shall be had for the payment of the principal or other amounts owed hereunder or under the Loan Documents, or for any claim based on this Agreement or any other Loan Document, against any member of either Borrower or Operating Lessee or any of such member’s assets (other than from the interest of such members in either Borrower and Operating Lessee), or against any principal, direct or indirect partner, direct or indirect member, direct or indirect shareholder or other equity holder, officer, director, agent or employee of either Borrower, Operating Lessee or any member thereof (other than from the indirect interest of any such Person in either Borrower and Operating Lessee), it being expressly understood that the sole remedies of Administrative Agent and Lenders with respect to such amounts and claims shall be against Borrowers and Operating Lessee and the assets of Borrowers and Operating Lessee, including the Property and other Collateral; provided, however, that:
(a)    nothing contained in this Agreement (including the provisions of this Section 6.26) or the other Loan Documents shall constitute a waiver of any of the obligations of Borrower or Operating Lessee hereunder or thereunder, or of any of any obligations of Guarantor under the Guarantor Documents;
(b)    nothing contained in this Agreement (including the provisions of this Section 6.26) or the other Loan Documents shall constitute a limitation of liability of Borrower or Operating Lessee or any of their assets; and
(c)    nothing contained in this Agreement (including the provisions of this Section 6.26) or the other Loan Documents shall constitute a limitation of liability of Guarantor or any of its assets with respect to the Guarantor Documents.
Neither the negative capital account of any member (direct or indirect) in Borrowers or Operating Lessee or in any other member (direct or indirect) in Borrower, nor any obligation of any member (direct or indirect) in Borrowers or Operating Lessee to restore a negative capital account or to contribute or loan capital to Borrowers or Operating Lessee or to any member (direct or indirect) in Borrowers or Operating Lessee in accordance with the terms of any formation documents or operating agreements relating thereto, shall at any time be deemed to be the property or an asset of Borrowers or Operating Lessee (or any such members (direct or indirect)) and Administrative Agent and Lenders shall have no right to collect, enforce or proceed against any such negative capital account or obligation to restore, contribute or loan.
6.27    Waivers.
(a)    General. Without notice to, or consent by, either Borrower or Operating Lessee, and in Administrative Agent’s sole and absolute discretion and without prejudice to any Lender or in any way limiting or reducing either Borrower’s or Operating Lessee’s liability for all of its obligations under this Agreement and the other Loan Documents, Administrative Agent may, subject to Section 6.9: (i) to the extent permitted under the Loan Documents following the occurrence and during the continuance of a Default, sell, exchange, release or exercise remedies with respect to any or all Collateral, (ii) accept or reject additional Collateral for the Obligations or any portion thereof, (iii) discharge or release any party or parties liable under the Loan Documents, (iv) to the extent permitted under the Loan Documents following the occurrence and during the continuance of a Default, foreclose or otherwise realize on any Collateral, or attempt to foreclose or otherwise realize on any Collateral, whether such attempt is successful or unsuccessful, and whether such attempt relates to some or all or only some portion of the Collateral, (v) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy, insolvency or similar proceeding, and

(vi) credit payments in such manner and order of priority to principal, interest or other obligations as Administrative Agent may determine in its discretion, except as otherwise provided in this Agreement. If Administrative Agent performs any of the actions described in this Section, then Borrowers’ and Operating Lessee’s liability shall continue in full force and effect even if Administrative Agent’s actions impair, diminish or eliminate the subrogation, contribution or reimbursement rights (if any) of either Borrower or Operating Lessee against the other.
(b)    Waivers of Rights and Defenses. Each of each Borrower and Operating Lessee waives any right to require Administrative Agent or any Lender to (i) proceed against either Borrower or Operating Lessee, or any particular Collateral or in any particular order of realization, (ii) proceed against or exhaust any Collateral, or (iii) pursue any other right or remedy. Each of each Borrower and Operating Lessee agrees that Administrative Agent (on behalf of Lenders) may proceed against either Borrower or Operating Lessee with respect to its Obligations without taking any actions against the other party and without proceeding against or exhausting any other Collateral. Each of each Borrower and Operating Lessee agrees that Administrative Agent (on behalf of Lenders) may unqualifiedly exercise (or refrain from exercising) in its sole discretion any or all rights and remedies available to it against either Borrower or Operating Lessee without impairing Administrative Agent’s rights and remedies (on behalf of Lenders) in enforcing the Obligations of the other party under this Agreement or the other Loan Documents, as to which Borrowers’ and Operating Lessee’s liabilities shall remain independent and unconditional. Each of each Borrower and Operating Lessee agrees and acknowledges that Administrative Agent’s exercise of certain of such rights or remedies may affect or eliminate either Borrower’s or Operating Lessee’s right of subrogation or recovery (if any) against the other, and that Borrowers and Operating Lessee may incur a partially or totally non-reimbursable liability in performing its Obligations. Without limiting the generality of any other waivers in this Agreement, each of each Borrower and Operating Lessee expressly waives any statutory or other right that such Borrower or Operating Lessee might otherwise have to require Administrative Agent to exhaust the Collateral held with respect to the other party before Administrative Agent (on behalf of Lenders) may proceed against the Collateral owned by such party.
(c)    Additional Waivers. Each of each Borrower and Operating Lessee waives diligence and all demands, protest, presentments and notices of every kind or nature except notices of default, notices to cure and notices that, in any of the foregoing cases, are either required by law or by the Loan Documents, including notices of protest, dishonor, nonpayment, acceptance of the Obligations under this Agreement and the other Loan Documents and the creation, renewal, extension, modification or accrual of any such Obligations. No failure or delay on Administrative Agent’s or any Lender’s part in exercising any power, right or privilege under the Loan Documents shall impair or waive any such power, right or privilege.
6.28    Full Knowledge. Each of each Borrower and Operating Lessee acknowledges that it has had a full and adequate opportunity to review the Loan Documents, the transactions contemplated therein and all underlying facts relating to such transactions. Each of each Borrower and Operating Lessee agrees that neither Administrative Agent nor any Lender has any duty, whether now or in the future, to disclose to either Borrower or Operating Lessee any information pertaining to either Borrower, Operating Lessee, any Collateral or any other Person.
6.29    Receipt of Adequate Consideration. Each of each Borrower and Operating Lessee acknowledges that it has received adequate consideration for execution of the Loan Documents to which it is a party by virtue of Lenders’ making the Loan (which benefit Borrowers and Operating Lessee).
6.30    Lenders’ Disgorgement of Payments. Upon payment of all or any portion of the Loan, all Obligations under the Loan Documents shall continue and remain in full force and effect if all or any part of such payment is, pursuant to any bankruptcy, insolvency or similar proceeding or otherwise, avoided or recovered directly or indirectly from Administrative Agent or any Lender as a preference, fraudulent transfer or otherwise, irrespective of (a) any notice of revocation given by either Borrower prior to such avoidance or recovery, or (b) payment in full of the Loan. Borrowers’ liability under the Loan Documents shall continue until all periods have expired within which Administrative Agent or Lenders could (on account of bankruptcy or insolvency proceedings, whether or not then pending, affecting either Borrower or any other Person) be required to return or repay any amount paid at any time on account of the Loan. If, in any such proceeding, any party seeks to require Administrative Agent or any Lender to disgorge or repay any payments previously made by either Borrower to Administrative Agent or such Lender, then Borrowers shall be obligated to pay Administrative Agent or such Lender, within ten (10) days after such written request, an amount equal to the amount adjudicated to be disgorged or repaid.
6.31    No Advisory or Fiduciary Responsibility. In connection with all aspects of the transactions contemplated hereby and by the other Loan Documents (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrowers and Operating Lessee acknowledge and agree, and acknowledge the understanding of Guarantor and each Affiliate of each Borrower, Operating Lessee or Guarantor that is a party to any Loan Document (collectively with Borrower and Operating Lessee, the “Loan Parties”), that (a)(i) the arranging and other services regarding this Agreement provided by Administrative Agent, Arranger and Lenders are arm’s-length commercial transactions between Borrowers and each other Loan Party, on the one hand, and Administrative Agent, Arranger and Lenders, on the other hand, (ii) each Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) Administrative Agent, Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for either Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) nether Administrative Agent, Arranger nor any Lender has any obligation to either Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby and by the other Loan Documents except those obligations expressly set forth herein and in the other Loan Documents; and (c) Administrative Agent, Arranger and Lenders and their respective Affiliates may be engaged or may hereafter engage in a broad range of transactions that involve interests that differ from those of Borrowers, the other Loan Parties and their respective Affiliates, and neither Administrative Agent, Arranger nor any Lender has any obligation to disclose any of such interests to either Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and Operating Lessee hereby waive and release any claims that it may have against Administrative Agent, Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby and by the other Loan Documents.

6.32    Joint and Several Liability. Each Borrower acknowledges, agrees, represents and warrants the following:

(a)    Inducement. Lenders have been induced to make the Loan to Borrowers in part based upon the assurances by each Borrower that each Borrower desires that the Note and the Obligations be honored and enforced as separate obligations of each Borrower should Administrative Agent and Lenders desire to do so.

(b)    Liability of Borrowers. Notwithstanding anything to the contrary contained herein or elsewhere, each Borrower shall be jointly and severally liable with each other Borrower for the Obligations, and each of the Obligations shall be secured by the Collateral. Each Borrower acknowledges that it is a co-borrower hereunder and is jointly and severally liable under this Agreement and the other Loan Documents. Any payment made by a Borrower in respect of Obligations owing by one or more Borrowers shall be deemed a payment of such Obligations by and on behalf of all Borrowers. The Loan shall be deemed to be extended to each Borrower. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, Administrative Agent and Lenders shall be entitled to rely upon any request, notice or communication received by them from any Borrower on behalf of all Borrowers, and shall be entitled to treat their giving of any notice hereunder to any Borrower in accordance with the provisions of this Agreement as notice to each and all Borrowers.

    Each Borrower agrees that the joint and several liability of Borrowers provided for herein shall not be impaired or affected by any modification, supplement, restatement, replacement, extension or amendment of any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence, and hereby consents to be bound thereby as fully and as effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations, and may be enforced without requiring Administrative Agent or any Lender to first resort to any other right, remedy or security. Except to the extent otherwise provided herein, each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Note, this Agreement or any other Loan Document and any requirement that Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against either Borrower or any other Person or collateral.

Each Borrower hereby irrevocably waives and relinquishes the other Borrower from all “claims” (as defined in Section 101(5) of the Bankruptcy Code) to which such Borrower is or would be entitled by virtue of the provisions of the first paragraph of this Section 6.32(b) or the performance of such Borrower’s obligations thereunder, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right, or indemnity, or any right of recourse to security for any of the Obligations, in each case until all of the Obligations have been paid in full in immediately available funds and this Agreement is terminated.

ARTICLE 7 - RELEASE OF RESIDENTIAL UNITS AND OTHER PROPERTY
7.1    Marketing of Residential Units. In the event Residential Owner desires to market any of the Residential Units for sale, Residential Owner shall notify Administrative Agent. Residential Owner shall not market any of the Residential Units for sale without Administrative Agent’s prior consent unless the following conditions are satisfied:

(a)    Either (i) Residential Owner shall deliver to Administrative Agent proof reasonably acceptable to Administrative Agent that no offering plan or other filing is required by any Law to be approved by or filed with any Governmental Authority or (ii) Residential Owner shall deliver to Administrative Agent for its reasonable approval an offering plan that Residential Owner shall file with the New York State Department of Law (and the Department of Housing and Urban Development or other applicable Governmental Authority to the extent a filing is required by the Interstate Land Sales Act so that the Purchase Contracts are not rescindable for failure to file under the Interstate Land Sales Act) for the sale and marketing of the Residential Units (the “Offering Plan”), and Residential Owner shall certify to Administrative Agent that the Offering Plan complies with all applicable Laws in all material respects and the terms of the Management Agreement. Residential Owner shall not submit any Offering Plan to the New York State Department of Law or make any filing with the Department of Housing and Urban Development or other applicable Governmental Authority, or enter into or submit any amendment, modification or supplement thereof, until it shall have been reasonably approved by Administrative Agent. Residential Owner shall promptly submit the Offering Plan (if applicable), and all amendments, modifications and supplements thereof required by Legal Requirements to the New York State Department of Law or the Department of Housing and Urban Development and other applicable Governmental Authorities, after Administrative Agent shall have reasonably approved same, and shall deliver to Administrative Agent evidence reasonably satisfactory to Administrative Agent that the Offering Plan was filed with and approved by the New York State Department of Law (and accepted for filing by the Department of Housing and Urban Development or other applicable Governmental Authority to the extent a filing is required by the Interstate Land Sales Act for the sale and marketing of the Residential Units so that the Contracts are not rescindable for failure to file under the Interstate Land Sales Act).
(b)    Residential Owner shall execute, and cause an escrow agent acceptable to Administrative Agent to execute, and deliver to Administrative Agent a conditional assignment of Residential Owner’s rights under the Purchase Contracts and contract deposits (“Assignment of Purchase Contracts”) in form and content acceptable to Administrative Agent and such UCC financing statements and other instruments reasonably necessary to grant and confirm Administrative Agent’s and Lenders’ liens, security interests, rights and interests in the Purchase Contracts and contract deposits.
(c)    Residential Owner shall cause any deposits in connection with any Purchase Contract to be held in an account maintained with “escrow agent” (as designated under the Offering Plan) (the “Escrow Agent”), or another escrow agent reasonably acceptable to Administrative Agent, and shall not withdraw such deposits for any purpose except as expressly provided in the applicable Purchase Contract, or in accordance with applicable Laws. Residential Owner shall assign its rights therein to Administrative Agent pursuant to an assignment in form and content acceptable to Administrative Agent, acknowledged by the Escrow Agent. The Escrow Agent shall hold such deposits at a bank located in New York, New York designated under the Offering Plan or otherwise reasonably acceptable to Administrative Agent.
(d)    Residential Owner shall pay all reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with this Section 7.1.
7.2    Contracts of Sale for Residential Units. Residential Owner shall not sell or enter into any contract to sell any Residential Unit without Administrative Agent’s prior consent unless the following conditions are satisfied:
(a)    the conditions set forth in Section 7.1 shall have been satisfied and, if required, the Offering Plan declared effective;
(b)    no Default shall have occurred and be continuing;
(c)    a Purchase Contract for such Residential Unit is entered into in an arm’s-length transaction in the ordinary course of business of Residential Owner with a third party unrelated to and unaffiliated with either Borrower, Operating Lessee or Guarantor;
(d)    to the extent that the consent of Manager or other Person is required pursuant to any Marriott Agreement or other agreement, any Condominium Document or applicable Law for Residential Owner to enter into such Purchase Contract, Residential Owner shall have delivered a copy of such consent to Administrative Agent, and the terms and conditions of such consents, if any, shall be reasonably acceptable to Administrative Agent; and
(e)    such Purchase Contract shall (i) in all material respects conform to all Laws and Condominium Requirements, including those requiring disclosures to prospective and actual purchasers, (ii) require the purchaser to deposit with the Escrow Agent a cash amount equal to not less than ten percent (10%) of the purchase price (or such lesser amount as is consistent with then-market practice) and shall provide that such amount shall be retained by Residential Owner as liquidated damages upon default beyond all applicable grace, notice and cure periods by the purchaser of its purchase obligation under such Purchase Contract, (iii) shall require full payment in cash at closing (i.e., no seller financing), (iv) shall be for a gross sales price that is reasonably acceptable to Administrative Agent and (v) be expressly subject and subordinate to any mortgage on such Residential Unit(s), including the Mortgage.
7.3    Release of Residential Units. Administrative Agent shall release one or more Residential Units from the liens of the Mortgage and other applicable Loan Documents and deliver to Residential Owner duly executed partial releases thereof in recordable form as may be reasonably required to release the Residential Unit(s) from the lien and/or security interest of the Loan Documents, in each case at Residential Owner’s cost and expense, upon satisfaction of the following conditions:
(a)    the conditions set forth in Section 7.1 shall have been satisfied and, if required, the Offering Plan declared effective;
(b)    Residential Owner shall have delivered to Administrative Agent a true, correct and complete a Purchase Contract with respect to the Residential Unit(s) that shall satisfy all of the conditions set forth in Section 7.2, at least ten (10) Business Days’ prior to the proposed release;
(c)    Residential Owner shall have given Administrative Agent at least ten (10) Business Days’ prior notice of the proposed release and prepayment of the Loan in accordance with Section 1.8(c);
(d)    no Default shall have occurred and be continuing;

(e)    Administrative Agent shall have received not less than three (3) Business Days’ prior written notice of the proposed release accompanied by a pro forma settlement statement for the sale in form and content reasonably acceptable to Administrative Agent signed by Residential Owner and reflecting the gross and net sales proceeds, and a partial release of the Mortgage and any other Loan Document the lien of which is to be partially released in form and substance reasonably acceptable to Administrative Agent with respect to such Residential Unit(s);
(f)    contemporaneously with such release there shall be a sale of such Residential Unit(s) pursuant to the Purchase Contract for same delivered to Administrative Agent and the settlement statement for same reasonably approved by Administrative Agent;
(g)    the Residential Unit(s) to be released will constitute one or more tax lots separate and distinct from the tax lot or lots applicable to the remaining portion of the Property;
(h)    to the extent that the consent of, or waiver of any right of first refusal or other purchase option by, Manager, the Condominium Board or other Person is required pursuant to the Management Agreement, the Condominium Documents or other agreement or applicable Law for Residential Owner to sell such Residential Unit(s), Residential Owner shall have delivered a copy of such consent or waiver to Administrative Agent, and the terms and conditions of such consents and waivers, if any, shall be reasonably acceptable to Administrative Agent;
(i)    Residential Owner shall have delivered to Administrative Agent for its reasonable approval all amendments, modifications and supplements to the Condominium Documents required to be executed in connection with the marketing of the Residential Units, and Residential Owner shall have certified to Administrative Agent that same comply with all applicable Laws all material respects.
(j)    To the extent that the consent of Manager, the Condominium Board or other Person is required pursuant to the Management Agreement, the Condominium Documents or other agreement or applicable Law for Residential Owner to sell or market any Residential Unit or to enter into any of said amendments, modifications or supplements to the Condominium Documents, Residential Owner shall have delivered a copy of such consent to Administrative Agent, and the terms and conditions of such consents, if any, shall be reasonably acceptable to Administrative Agent.
(k)    Residential Owner shall have provided Administrative Agent a written certification that the conditions set forth in this Section 7.3 are satisfied and such release is permitted hereunder, subject to receipt of the payment set forth in clause (l) below; and
(l)    Administrative Agent shall have received in cash or by wire transfer of immediately available funds, or Escrow Agent shall have received a certified or bank check payable to the account of Administrative Agent, the applicable Unit Net Sales Proceeds for such Residential Unit(s) as provided below. Residential Owner shall cause Escrow Agent to deliver any such check to Administrative Agent within one (1) Business Day after receipt, and Administrative Agent may withhold any release hereunder until escrow or other arrangements reasonably satisfactory to Administrative Agent are entered into among Residential Owner, Administrative Agent and Escrow Agent to cause such payment to be timely made.
The amount payable for any Residential Unit shall be allocated as follows:
(i)    Provided no Default, and no event which, with the passage of time or the giving of notice or both, would constitute a Default in the payment of any sum due hereunder or a Default pursuant to Section 4.1(b), (c), (e) or (m) (each a “Material Potential Default”) shall have occurred and be continuing, fifty-five percent (55%) of the Unit Net Sales Proceeds for such Residential Unit(s) shall be paid to Administrative Agent to be applied as a prepayment of the outstanding principal balance of the Loan and Residential Owner shall receive the balance of the sales proceeds;
(ii)     if a Default shall have occurred and be continuing, one hundred percent (100%) of the Unit Net Sales Proceeds for such Residential Unit(s) shall be paid to Administrative Agent to be applied as set forth in the Loan Documents; and

(iii)    if a Material Potential Default shall have occurred and be continuing, one hundred percent (100%) of the Unit Net Sales Proceeds for such Residential Unit(s) shall be paid to Administrative Agent to be applied as a prepayment of the outstanding principal balance of the Loan.
7.4    Contract Deposits. In the event that Residential Owner or Hotel Owner retains any deposit under any Purchase Contract as a result of a default of the purchaser thereunder or otherwise, upon retaining same, (a) during the existence of any Cash Sweep Period, Residential Owner shall deposit same into the Residential Lockbox Account and Hotel Owner shall deposit same into the Hotel Lockbox Account or (b) if a Default shall have occurred and be continuing, Residential Owner and/or Hotel Owner, as applicable, shall deliver same to Administrative Agent for application to the Debt in such order as Administrative Agent determines.
7.5    General. Neither Residential Owner nor Hotel Owner shall amend, modify or supplement any Purchase Contract without the prior consent of Administrative Agent’s if same would cause such Purchase Contract to be a Purchase Contract that would have been prohibited hereunder; provided, however, that Residential Owner and Hotel Owner may, in the ordinary course of business, terminate any Purchase Contract without Administrative Agent’s prior consent. Residential Owner shall deliver to Administrative Agent copies of all Purchase Contracts, and all amendments, modifications and supplements thereof, promptly after entering into same. Residential Owner shall perform and observe all of the material covenants required to be performed and observed by it under each Purchase Contract to which it is a party. Each of Residential Owner and Hotel Owner shall promptly deliver to Administrative Agent all notices of default or termination received by it from any purchaser. Residential Owner shall promptly deliver to Administrative Agent such information regarding Purchase Contracts and purchasers as Administrative Agent from time to time may reasonably request. Neither Residential Owner nor Hotel Owner shall, nor shall they allow any Person on behalf of it to, without Administrative Agent’s approval, enter into any agreement with any Person to pay brokerage or marketing fees or other commissions in connection with the marketing, sale or attempted sale of any Residential Unit, Presidential Suite 2601 or Time Share Floor which agreement would be binding on all or any portion of the Property, Administrative Agent, Lenders or any Person that may acquire all or any portion of the Property or succeed to Residential Owner’s or Hotel Owner’s rights and obligations under any Condominium Documents in connection with the foreclosure of the Mortgage or deed in lieu thereof. Borrowers shall pay all costs and perform all obligations of Borrowers set forth in Section 1.8(c) on account of any prepayment of the outstanding principal balance of the Loan from Unit Net Sales Proceeds in accordance with the terms thereof. Residential Owner and Hotel Owner shall pay all reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with Sections 7.3 and 7.7(f). For the avoidance of doubt, upon the release of any Residential Unit, Presidential Suite 2601 or Time Share Floor from the Liens of the Loan Documents pursuant to this Article 7, the released Residential Unit, Presidential Suite 2601 or Time Share Floor, as applicable, shall not be subject to any obligations of the Loan Documents (except those that expressly survive the termination any Loan Document and/or the repayment of the Loan, including the Environmental Agreement) and the definition of “Property” or any words or terms of similar import hereunder shall be automatically deemed modified to remove such Residential Unit, Presidential Suite 2601 or Time Share Floor, as applicable, from the definitions thereof (other than for provisions that survive the termination any Loan Document and/or the repayment of the Loan, including the Environmental Agreement). Such releases of any Residential Unit, Presidential Suite 2601 or Time Share Floor shall not impair or otherwise affect the Obligations of either Borrower, Operating Lessee or Guarantor under any Loan Documents, or any of the Liens on the other Collateral, including the balance of the Property. At Residential Owner’s or Hotel Owner’s request, Administrative Agent shall deposit any release or partial assignment executed by Administrative Agent in connection with the sale of any Residential Unit, Presidential Suite 2601 or Time Share Floor with the Escrow Agent pursuant to an escrow agreement among Administrative Agent, a Borrower and such escrow agent in form and content acceptable to Administrative Agent, pending receipt for delivery to the order of Administrative Agent of the amounts due and payable by Borrowers to Administrative Agent pursuant to Section 7.3, 7.7(f) or 7.8(f), respectively, with respect to any Residential Unit, Presidential Suite 2601 or Time Share Floor. Residential Owner shall not enter into any amendment, modification or supplement of Condominium Documents required in connection with the sale of Residential Units, Presidential Suite 2601 or any Time Share Floor until it shall have been reasonably approved by Administrative Agent. Residential Owner shall notify Administrative Agent after the Condominium Board or owners shall have approved any such amendments, modifications and supplements, and deliver to Administrative Agent reasonable proof thereof.

7.6    Release of Residential Owner. From and after the sale and release of all of the Residential Units pursuant to Section 7.3, and provided that (a) no Default shall have occurred and be continuing, (b) Residential Owner is not a party to any Interest Rate Protection Agreement (or is released in writing from the obligations thereunder by the counterparty to such agreement, such release to be in form and content acceptable to Administrative Agent, and a copy thereof is delivered to Administrative Agent), (c) Residential Owner does not own or have any other interest in any of the Collateral and (d) Residential Owner shall have provided Administrative Agent a written certification that the conditions set forth in this Section 7.6 are satisfied and such release is permitted hereunder, upon written request of Borrowers, Residential Owner shall be released from its obligations under the Loan Documents from and after such release and the definitions “Borrower”, “Borrowers” or any words or terms of similar import hereunder shall be automatically deemed modified to remove Residential Owner from the definitions thereof. Such release of Residential Owner shall not impair or otherwise affect the Obligations of Hotel Owner, Operating Lessee or Guarantor under any Loan Documents, or any of the Liens on the Collateral, including the Property.

7.7    Presidential Suite 2601.

(f)    (i)    Hotel Owner has entered into the Option to Purchase with Residential Owner and may transfer Presidential Suite 2601 and/or assign its rights under or with respect to Presidential Suite 2601 (including any Purchase Contract relating thereto) to Residential Owner at any time provided that:
(v)     Borrowers notify Administrative Agent prior to any such transfer and/or assignment;
(w)     Borrowers pay all transfer taxes, if any, and comply with all Condominium Requirements, in connection therewith;
(x)     to the extent that the consent of, or waiver of any right of first refusal or other purchase option by, Manager, the Condominium Board or other Person is required pursuant to any Marriott Agreement, the Condominium Documents or other agreement or applicable Law for such transfer and/or assignment, Hotel Owner shall have delivered a copy of such consent or waiver to Administrative Agent, and the terms and conditions of such consents and waivers, if any, shall be reasonably acceptable to Administrative Agent and Borrowers shall have satisfied all conditions of such consents and waivers;
(y)     such transfer and/or assignment shall not increase any monetary or other obligations of Borrowers or Operating Lessee under any Marriott Agreement or the Condominium Documents, or adversely affect the rights of Administrative Agent under the Manager Subordination Agreement or the Condominium Documents; and
(z)     such transfer and/or assignment shall not affect the liens or effect of, or any obligations of Borrowers or Operating Lessee under, any of the Loan Documents, and Borrowers or Operating Lessee shall be liable under the Loan Documents for the performance of all obligations with respect to Presidential Suite 2601.
    (ii)    Neither Residential Owner nor Hotel Owner shall enter into any contract to sell Presidential Suite 2601 other than the Option to Purchase without Administrative Agent’s prior consent unless the conditions set forth in Section 7.2 (other than the condition set forth in Section 7.2(e)(iv)) shall have been satisfied, provided that for purposes of this Section 7.7(b) (i) references to a Residential Unit shall be deemed to mean Presidential Suite 2601, (ii) such contract shall otherwise be in form and content reasonably acceptable to Administrative Agent and (iii) in connection with such contract with, and sale to, a third party, Hotel Owner and Residential Owner may enter into an agreement pursuant to which Hotel Owner may convey Presidential Suite 2601 to, or at the direction of, Residential Owner pursuant to the Option to Purchase as an interim step in such sale to the third party.

(g)    Borrowers have advised Administrative Agent and Lenders that they may wish to sell Presidential Suite 2601 as a residential condominium unit. Borrowers shall not market Presidential Suite 2601 for sale without Administrative Agent’s prior consent unless the conditions set forth in Section 7.1 shall have been satisfied, provided that references to a Residential Unit shall be deemed to mean Presidential Suite 2601. Borrowers shall pay all reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with this Section 7.7(b).
(h)    Borrowers shall not remove Presidential Suite 2601 from the inventory of Hotel rooms (other than on a temporary basis related to a sale to a third party in accordance with this Section 7.7) unless (i) the conditions set forth in Sections 7.7(a) and (b) shall have been satisfied, (ii) Operating Lessee and Manager shall have entered into an amendment to the Management Agreement on terms and conditions reasonably acceptable to Administrative Agent to cause Presidential Suite 2601 to be removed from the inventory of Hotel rooms, (iii) if necessary pursuant to the Condominium Documents, the Condominium Association shall have consented to the removal of Presidential Suite 2601 from the inventory of Hotel rooms, (iv) the removal of Presidential Suite 2601 from the inventory of Hotel Rooms and the use of Presidential Suite 2601 as a residential condominium unit shall be permitted under applicable Law, including zoning and building code requirements, and Condominium Requirements, and shall not adversely affect the compliance by the Hotel with applicable Law, including zoning and building code requirements, and Condominium Requirements, and (v) Residential Owner shall have entered into a Purchase Contract for Presidential Suite 2601 in accordance with Section 7.7(a).
(i)    Except for a transfer from Hotel Owner to Residential Owner pursuant to the Option to Purchase in accordance with clause (i) of Section 7.7(a), Hotel Owner and Residential Owner, as the case may be, shall not close the sale of Presidential Suite 2601 without Administrative Agent’s prior consent unless the following conditions are satisfied:
(i)    the conditions set forth in Section 7.7(a) and (b) shall have been satisfied;
(ii)    the conditions set forth in Section 7.7(c) shall have been satisfied and Presidential Suite 2601 shall have been removed from the inventory of Hotel rooms;
(iii)    to the extent that the consent of Manager or other Person is required pursuant to any Marriott Agreement or other agreement, any Condominium Document or applicable Law for Borrowers to sell Presidential Suite 2601, or to effect the conditions set forth in clause (iv) below, Residential Owner shall have delivered a copy of such consent to Administrative Agent, and the terms and conditions of such consents, if any, shall be reasonably acceptable to Administrative Agent;
(iv)    Residential Owner shall have caused Presidential Suite 2601 to be (x) a new residential condominium unit under the Condominium Documents, separate from the remaining portion of the Hotel and not treated as part of the Hotel under the Condominium Documents, in a manner, and pursuant to documentation, reasonably acceptable to Administrative Agent, including as to the allocation of the percentage interests appurtenant to such unit, (y) a tax lot separate and distinct from the tax lot or lots applicable to the Hotel, and (z) a residential dwelling in accordance with all applicable Laws separate and apart from the Hotel; and
(v)    Residential Owner shall have delivered to Administrative Agent evidence reasonably acceptable to Administrative Agent that the conditions set forth in the preceding clauses (i) through (iv) shall have been satisfied.
(j)    Hotel Owner shall not enter into or record any amendment, modification or supplement of any Condominium Document, or other document required by the Condominium Documents to be approved or entered into by the Condominium Board or owners in connection with the matters set forth in Sections 7.7(a) through (d), until it shall have been reasonably approved by Administrative Agent. Hotel Owner shall promptly submit all such amendments, modifications and supplements of recorded documents for recordation after Administrative Agent shall have reasonably approved same. Hotel Owner shall notify Administrative Agent after the Condominium Board or owners shall have approved any such amendments, modifications and supplements and other documents, and deliver to Administrative

Agent reasonable proof thereof. Hotel Owner shall pay all reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with this Section 7.7(e).
(k)    Administrative Agent shall release Presidential Suite 2601 from the liens of the Mortgage and other applicable Loan Documents and deliver to Hotel Owner or Residential Owner, as applicable, duly executed partial releases thereof in recordable form as may be reasonably required to release Presidential Suite 2601 from the lien and/or security interest of such Loan Documents, in each case at Borrowers’ cost and expense, upon satisfaction of the following conditions:
(i)    the conditions set forth in Section 7.7(d) shall have been satisfied;
(ii)    Residential Owner shall have delivered to Administrative Agent a true, correct and complete copy of the Purchase Contract with respect to Presidential Suite 2601 that shall satisfy all of the conditions set forth in Section 7.7(a), at least ten (10) Business Days’ prior to the proposed release;
(iii)    Hotel Owner or Residential Owner shall have given Administrative Agent at least ten (10) Business Days’ prior notice of the proposed release and prepayment of the Loan in accordance with Section 1.8(c);
(iv)    no Default shall have occurred and be continuing;
(v)    Administrative Agent shall have received not less than three (3) Business Days’ prior written notice of the proposed release accompanied by a pro forma settlement statement for the sale in form and content reasonably acceptable to Administrative Agent and reflecting the gross and net sales proceeds, and a partial release of the Mortgage and any other Loan Document the lien of which is to be partially released in form and substance reasonably acceptable to Administrative Agent with respect to Presidential Suite 2601;
(vi)    contemporaneously with such release there shall be a sale of Presidential Suite 2601 pursuant to the Purchase Contract entered into in accordance with Section 7.7(a) and Residential Owner shall have delivered to Administrative Agent the settlement statement signed by a Borrower for same reasonably approved by Administrative Agent;
(vii)    to the extent that the consent of, or waiver of any right of first refusal or other purchase option by, Manager, the Condominium Board or other Person is required pursuant to the Management Agreement, the Condominium Documents or other agreement or applicable Law for a Borrower to sell Presidential Suite 2601, such Borrower shall have delivered a copy of such consent or waiver to Administrative Agent, and the terms and conditions of such consents and waivers, if any, shall be reasonably acceptable to Administrative Agent, and Borrowers shall have satisfied all such conditions;
(viii)    Hotel Owner or Residential Owner shall have provided Administrative Agent a written certification that the conditions set forth in this Section 7.7(f) are satisfied and such release is permitted hereunder, subject to receipt of the payment set forth in subclause (ix) below; and
(ix)    Administrative Agent shall have received by wire transfer of immediately available funds the applicable amount set forth below for application as provided below.
(A)    Provided no Default or Material Potential Default shall have occurred and be continuing, the greater of (y) fifty-five percent (55%) of the Unit Net Sales Proceeds for Presidential Suite 2601 or (z) $3,300,000 shall be paid to Administrative Agent to be applied as a prepayment of the outstanding principal balance of the Loan (and Residential Owner shall receive the balance of the sales proceeds));
(B)     If a Default shall have occurred and be continuing, the greater of (y) one hundred percent (100%) of the Unit Net Sales Proceeds for Presidential Suite 2601 or (z) $3,300,000 shall be paid to Administrative Agent to be applied as set forth in the Loan Documents; and

(C)    If a Material Potential Default shall have occurred and be continuing, the greater of (y) one hundred percent (100%) of the Unit Net Sales Proceeds for Presidential Suite 2601 or (z) $3,300,000 shall be paid to Administrative Agent to be applied as a prepayment of the outstanding principal balance of the Loan.
7.8    Time Share Floors.
(a)    Borrowers have advised Administrative Agent and Lenders that they may wish to sell the hotel rooms on the fourth, fifth and sixth floors of the Hotel together with four (4) hotel rooms on the seventh floor of the Hotel on Exhibit “O” attached hereto (each of the fourth, fifth and sixth floors, and said four (4) hotel rooms on the seventh floor is referred to herein as a “Time Share Floor”) to Marriott Vacations Worldwide Corporation or another third party that is of recognized standing and experience as a seller and operator of time share units and is otherwise reasonably acceptable to Administrative Agent (“Time Share Operator”). The parties hereto acknowledge that said hotel rooms, and the square footage of each of said hotel rooms, are set forth on Exhibit “O” attached hereto and that Administrative Agent has derived minimum release prices for said fourth, fifth and sixth floors based on the principal amount of the Loan ($190,000,000) allocated on a square foot basis among a total of 249,373 square feet for all of the hotel rooms in the Hotel, times a factor of 1.2, resulting in $914.29 per square foot. Notwithstanding anything to the contrary herein, the actual conveyance of all of the Time Share Floors that Borrowers wish to sell must occur in accordance with the terms and conditions hereof on or before September 30, 2015. After said date this Section 7.8 shall cease to apply.
(b)    Hotel Owner has heretofore entered into the Option to Purchase with Residential Owner, and may transfer the Time Share Floors and/or assign its rights to the Time Share Floors (including any Purchase Contract related thereto) that are subject to the Option to Purchase to Residential Owner at any time provided that the conditions set forth in clause (i) of Section 7.7(a) hereof are satisfied with respect to such Time Share Floors (instead of Presidential Suite 2601). Neither Residential Owner nor Hotel Owner shall enter into any contract to sell any of the Time Share Floors other than the Option to Purchase without Administrative Agent’s prior consent unless the conditions set forth in Section 7.2 (other than the condition set forth in Section 7.2(e)(ii) and (iv)), shall have been satisfied, provided that for purposes of this Section 7.8(b), (i) references to a Residential Unit shall be deemed to mean one or more of the Time Share Floors, (ii) the purchaser under the contract shall be Time Share Operator or an Affiliate thereof, (iii) such contract shall be for one or more of the Time Share Floors, either in their entireties or in half-floor increments, (iv) such contract shall otherwise be in form and content reasonably acceptable to Administrative Agent, and (v) in connection with such contract with, and sale to, a third party, Hotel Owner and Residential Owner may enter into an agreement pursuant to which Hotel Owner may convey Time Share Floors to, or at the direction of, Residential Owner pursuant to the Option to Purchase as an interim step in such sale to the third party.
(c)    Hotel Owner shall not remove any Time Share Floor from the inventory of Hotel rooms (other than on a temporary basis related to a sale to a third party in accordance with this Section 7.8) unless (i) the conditions set forth in Sections 7.8(a) and (b) shall have been satisfied, (ii) Operating Lessee and Manager shall have entered into an amendment to the Management Agreement on terms and conditions reasonably acceptable to Administrative Agent to cause such Time Share Floor to be removed from the inventory of Hotel rooms, (iii) if necessary pursuant to the Condominium Documents, the Condominium Association shall have consented to the removal of such Time Share Floor from the inventory of Hotel rooms, (iv) the removal of such Time Share Floor from the inventory of Hotel Rooms and the use of such Time Share Floor for time share sales shall be permitted under applicable Law, including zoning and building code requirements, and Condominium Requirements, and shall not adversely affect the compliance by the Hotel with applicable Law, including zoning and building code requirements, and Condominium Requirements, (v) Residential Owner shall have entered into a Purchase Contract with Time Share Operator or its Affiliate for such Time Share Floor in accordance with Section 7.8(b) and (vi) the sale of such Time Share Floor in accordance with Section 7.8(d) shall occur within thirty (30) days after such removal from inventory.
(d)    Except for a transfer from Hotel Owner to Residential Owner pursuant to the Option to Purchase in accordance with the first sentence of Section 7.8(b), Hotel Owner and Residential Owner, as the case may be, shall not close the sale of any Time Share Floor without Administrative Agent’s prior consent unless the following conditions are satisfied:

(i)    the conditions set forth in Section 7.8(a) and (b) shall have been satisfied with respect to the Time Share Floor then being sold;
(ii)    the conditions set forth in Section 7.8(c) shall have been satisfied and such Time Share Floor shall have been removed from the inventory of Hotel rooms;
(iii)    to the extent that the consent of Manager or other Person is required pursuant to any Marriott Agreement or other agreement, any Condominium Document or applicable Law for Borrowers to sell such Time Share Floor, to effect the conditions set forth in clause (iv) below or for Borrowers to perform their other obligations under the Purchase Contract, Borrowers shall have delivered a copy of such consent to Administrative Agent, and the terms and conditions of such consents, if any, shall be reasonably acceptable to Administrative Agent;
(iv)    Residential Owner shall have caused such Time Share Floor to be (x) a new residential condominium units under the Condominium Documents, separate from the Hotel and not treated as part of the Hotel under the Condominium Documents, in a manner, and pursuant to documentation, reasonably acceptable to Administrative Agent, including as to the allocation of the percentage interests appurtenant to such unit(s), (y) a tax lot separate and distinct from the tax lot or lots applicable to the Hotel and (z) time share units in conformance with all applicable Laws separate and apart from the Hotel;
(v)    Operating Lessee and Manager shall have agreed on an allocation of expenses, costs and reserve funds between such Time Share Floor and the Hotel, which allocation shall be reasonably acceptable to Administrative Agent;
(vi)    Operating Lessee shall have entered into an agreement with Manager on terms and conditions reasonably acceptable to Administrative Agent to cause such Time Share Floor to be removed from the inventory of Hotel rooms under the Management Agreement, and to cover all other matters requiring Manager’s approval or cooperation in connection with the sale and subsequent use of such Time Share Floor (including any room block agreement and any use of Hotel space or services by Time Share Operator), and a copy of such agreement shall have been delivered to Administrative Agent;
(vii)    the removal of such Time Share Floor from the inventory of Hotel rooms, the making of such Time Share Floor into a separate condominium unit, with separate allocations of common share interests and expenses, and the use of such Time Share Floor for time share uses shall be permitted under applicable Law, including zoning and building code requirements, and Condominium Requirements, and shall not adversely affect the use of the Hotel or compliance thereof with applicable Law, including zoning and building code requirements, and Condominium Requirements;
(viii)    Hotel Owner shall have delivered to Administrative Agent its estimate of pro forma Adjusted Net Operating Income taking into account the sale of such Time Share Floor;
(ix)    Administrative Agent shall have obtained an Appraisal of the Property (performed by an independent appraiser engaged directly by Administrative Agent, and which Appraisal shall omit such Time Share Floor and be based on a pro forma calculation of revenue and expenses, excluding such Time Share Floor, reasonably acceptable to Administrative Agent), and the ratios (expressed as a percentage) of the outstanding principal amount of the Loan as of the closing date (giving effect to the application of the then-anticipated (as reasonably determined by Administrative Agent) amount of the sale proceeds from sale of such Time Share Floor, or other minimum release amount pursuant to Section 7.8(f), to the principal amount of the Loan as provided in Section 7.8(f)) to the “as-is” appraised value of the Property set forth in such Appraisal shall be no greater than 51.4% and to the “stabilized” appraised value of the Property set forth in such Appraisal shall be no greater than 39.6%;
(x)    Hotel Owner shall have satisfied such other conditions as Lenders may reasonably determine are prudent or necessary due to their then-applicable underwriting requirements for the Loan; and

(xi)    all conditions applicable to the sale of Time Share Floors pursuant to the Marriott Agreements or the Condominium Documents shall have been satisfied; and
(xii)    Hotel Owner shall have delivered to Administrative Agent evidence reasonably acceptable to Administrative Agent that the conditions set forth in the preceding clauses (i) through (xi) shall have been satisfied.
(e)    Hotel Owner shall not enter into or record any amendment, modification or supplement of any Condominium Document, or other agreement or document required by the Condominium Documents to be approved or entered into by the Condominium Board or owners in connection with the matters set forth in Sections 7.8(a) through (d), until it shall have been reasonably approved by Administrative Agent. Hotel Owner shall promptly submit all such amendments, modifications and supplements of recorded documents for recordation after Administrative Agent shall have reasonably approved same. Hotel Owner shall notify Administrative Agent after Manager, and the Condominium Board or owners shall have approved such amendments, modifications and supplements and other agreements and documents, and deliver to Administrative Agent reasonable proof thereof. Residential Owner shall pay all reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with this Section 7.8(e).
(f)    Administrative Agent shall release any of the applicable Time Share Floors from the liens of the Mortgage and other applicable Loan Documents and deliver to Hotel Owner or Residential Owner, as applicable, duly executed partial releases thereof in recordable form as may be reasonably required to release the applicable Time Share Floors from the lien and/or security interest of such Loan Documents, in each case at Borrowers’ cost and expense, upon satisfaction of the following conditions:
(i)    the conditions set forth in Section 7.8(d) shall have been satisfied;
(ii)    Residential Owner shall have delivered to Administrative Agent a true, correct and complete copy of the Purchase Contract with respect to such Time Share Floors that shall satisfy all of the conditions set forth in Section 7.8(b), at least ten (10) Business Days’ prior to the proposed release, and all conditions to the sale and conveyance of the applicable Time Share Floor set forth therein shall have been satisfied or waived in writing by the applicable party;
(iii)    Hotel Owner or Residential Owner shall have given Administrative Agent at least ten (10) Business Days’ prior notice of the proposed release and prepayment of the Loan in accordance with Section 1.8(c);
(iv)    no Default shall have occurred and be continuing;
(v)    Administrative Agent shall have received not less than three (3) Business Days’ prior written notice of the proposed release accompanied by a pro forma settlement statement for the sale in form and content reasonably acceptable to Administrative Agent and reflecting the gross and net sales proceeds, and a partial release of the Mortgage and any other Loan Document the lien of which is to be partially released in form and substance reasonably acceptable to Administrative Agent with respect to such Time Share Floors;
(vi)    contemporaneously with such release there shall be a sale of the applicable Time Share Floor pursuant to the Purchase Contract entered into in accordance with Section 7.8(b) and Residential Owner shall have delivered to Administrative Agent the settlement statement signed by a Borrower for same reasonably approved by Administrative Agent;
(vii)    to the extent that the consent of, or waiver of any right of first refusal or other purchase option by, Manager, the Condominium Board or other Person is required pursuant to the Management Agreement, the Condominium Documents or other agreement or applicable Law for a Borrower to sell the applicable Time Share Floor, such Borrower shall have delivered a copy of such consent or waiver to Administrative Agent, and the terms and conditions of such consents and waivers, if any, shall be reasonably acceptable to Administrative Agent, and Borrowers shall have satisfied all such conditions;

(viii)    Hotel Owner or Residential Owner shall have provided Administrative Agent a written certification that the conditions set forth in this Section 7.8(f) are satisfied and such release is permitted hereunder, subject to receipt of the payment set forth in subclause (ix) below; and
(ix)    Administrative Agent shall have received by wire transfer of immediately available funds the applicable amount set forth below for application as provided below.
(A)    Provided (y) no Default or Material Potential Default shall have occurred and be continuing and (z) the Debt Service Coverage Ratio as of the most recent Quarterly Test Date immediately preceding the date of release with respect to which Borrowers shall have delivered the financial statements required pursuant to Section 2(b) of Exhibit “B” attached hereto is equal to or greater than 1.1 to 1.0, the greater of (A) sixty percent (60%) of the Unit Net Sales Proceeds for the applicable Time Share Floors or (B) the product of (i) $914.29 times (ii) the total number of square feet of the hotel rooms of the applicable Time Share Floor shall be paid to Administrative Agent to be applied as a prepayment of the outstanding principal balance of the Loan (and Residential Owner shall receive the balance of the sales proceeds);
(B)     If a Default shall have occurred and be continuing, the greater of (y) one hundred percent (100%) of the Unit Net Sales Proceeds for the applicable Time Share Floor or (z) the product of (A) $914.29 times (B) the total number of square feet of the hotel rooms of the applicable Time Share Floor shall be paid to Administrative Agent to be applied as set forth in the Loan Documents; and
(C)    If a Material Potential Default shall have occurred and be continuing, the greater of (y) one hundred percent (100%) of the Unit Net Sales Proceeds for the applicable Time Share Floor or (z) the product of (A) $914.29 times (B) the total number of square feet of the hotel rooms of the applicable Time Share Floor shall be paid to Administrative Agent to be applied as a prepayment of the outstanding principal balance of the Loan; and
(D)    If (y) no Default or Material Potential Default shall have occurred and be continuing but (z) the Debt Service Coverage Ratio as of the most recent Quarterly Test Date immediately preceding the date of release with respect to which Borrowers shall have delivered the compliance certificate pursuant to Section 2(b) of Exhibit “B” attached hereto is less than 1.1 to 1.0, the greater of (y) sixty percent (60%) of the Unit Net Sales Proceeds for the applicable Time Share Floor, or (z) the product of (A) $914.29 times (B) the total number of square feet of the hotel rooms of the applicable Time Share Floor shall be paid to Administrative Agent to be applied as a prepayment of the outstanding principal balance of the Loan, and the excess, if any, of such sales proceeds for the applicable Time Share Floor over the foregoing amount shall be paid to Administrative Agent to be held by Administrative Agent as Collateral (which Collateral may be applied in accordance with the terms hereof upon the occurrence and during the continuance of Default on the same basis as any other Reserve Funds) and released to Residential Owner (to the extent not applied by Administrative Agent) in the event that Borrowers deliver to Administrative Agent a compliance certificate pursuant to Section 2(b) of Exhibit “B” attached hereto with respect to a subsequent Quarterly Test Date that demonstrates that the Debt Service Coverage Ratio as of such subsequent Quarterly Test Date is equal to or greater than 1.1 to 1.0.

In clarification of the foregoing, for purposes of determining Adjusted Net Operating Income and Pro Forma Debt Service for the calculation of the Debt Service Coverage Ratio pursuant to clauses (A) and (D)(z) above, revenue and expenses arising from the Time Share Floor to be released shall not be excluded and the principal amount of the Loan shall not be reduced by the portion of the sales proceeds from such Time Share Floor, or other minimum release amount pursuant to Section 7.8(f), to be applied to the principal amount of the Loan as provided in Section 7.8(f).

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IN WITNESS WHEREOF, THIS AGREEMENT is EXECUTED and DELIVERED as of the date first set for the above.

BORROWERS:
Borrowers’ Address for Notices:
SHR Essex House, LLC
SHR Essex House Condominiums, LLC
c/o Strategic Hotels & Resorts
200 West Madison Street, Suite 1700
Chicago, Illinois 60606
Attention: Chief Financial Officer and
General Counsel
Facsimile: 312-658-5799
with copies to:
Perkins Coie LLP
131 South Dearborn Street, Suite 1700
Chicago, Illinois 60603
Attention: Bruce A. Bonjour, Esq.
Facsimile: 312-324-9650
Operating Lessee’s Address for Notices:
DTRS Essex House, LLC
c/o Strategic Hotels & Resorts
200 West Madison Street, Suite 1700
Chicago, Illinois 60606
Attention: Chief Financial Officer and
General Counsel
Facsimile: 312-658-5799
with copies to:
Perkins Coie LLP
131 South Dearborn Street, Suite 1700
Chicago, Illinois 60603
Attention: Bruce A. Bonjour, Esq.
Facsimile: 312-324-9650

SHR ESSEX HOUSE, LLC

By: /s/: Jonathan P. Stanner
   Name: Jonathan P. Stanner
   Title: Vice President, Capital Markets
      & Treasurer

Federal Tax Identification Number: 30-0746146

SHR ESSEX HOUSE CONDOMINIUMS, LLC

By: /s/: Jonathan P. Stanner
   Name: Jonathan P. Stanner
   Title: Vice President, Capital Markets
      & Treasurer

Federal Tax Identification Number:

OPERATING LESSEE: DTRS ESSEX HOUSE, LLC
By: /s/: Jonathan P. Stanner                                                Name: Jonathan P. Stanner
Title: Vice President, Capital Markets
& Treasurer

Federal Tax Identification Number: 37-1699231

ADMINISTRATIVE AGENT AND LENDER:
BANK OF AMERICA, N.A., a national banking association, individually as Administrative Agent and a Lender By: /s/: Steven P. Renwick Name: Steven P. Renwick Title: Senior Vice President

EXHIBIT “A”
LEGAL DESCRIPTION OF THE HOTEL AND RESIDENTIAL UNITS
Real property in the City of New York, County of New York, State of New York, described as follows:

THE UNITS DESCRIBED IN SCHEDULE 1 ATTACHED HERETO, IN THE BUILDING KNOWN AS THE ESSEX HOUSE CONDOMINIUM AND BY THE STREET NUMBER 160 CENTRAL PARK SOUTH, CITY, COUNTY AND STATE OF NEW YORK, WHICH ARE THE SAME UNITS AND UNIT NUMBERS FOR SUCH UNITS ACCORDING TO THE DECLARATION ESTABLISHING A PLAN FOR CONDOMINIUM OWNERSHIP OF SAID BUILDING AND THE LAND ON WHICH IT IS ERECTED (HEREINAFTER CALLED THE "PROPERTY") UNDER THE CONDOMINIUM ACT OF THE STATE OF NEW YORK (ARTICLE 9-B OF THE REAL PROPERTY LAW OF THE STATE OF NEW YORK), DATED 7/27/1974 AND RECORDED IN THE OFFICE OF THE REGISTER OF THE CITY OF NEW YORK, IN THE COUNTY OF NEW YORK, ON 9/27/1974 IN REEL 325 PAGE 479 AND AMENDED BY 1ST SUPPLEMENTAL DECLARATION DATED 12/8/1975 RECORDED 2/5/1976 IN REEL 361 PAGE 1526, 2ND SUPPLEMENTAL DECLARATION DATED 12/6/1977 RECORDED 2/3/1978 IN REEL 427 PAGE 1455, 3RD SUPPLEMENTAL DECLARATION DATED 12/18/1980 RECORDED 2/5/1981 IN REEL 553 PAGE 1758, 4TH SUPPLEMENTAL DECLARATION DATED 12/18/1980 RECORDED 2/5/1981 IN REEL 553 PAGE 1762, 5TH SUPPLEMENTAL DECLARATION DATED 6/12/1981 RECORDED 7/10/1981 IN REEL 573 PAGE 1461, 6TH SUPPLEMENTAL DECLARATION DATED 9/3/1981 RECORDED 9/23/1981 IN REEL 584 PAGE 8, 7TH SUPPLEMENTAL DECLARATION DATED 11/9/1981 RECORDED 11/24/1981 IN REEL 592 PAGE 1861, 8TH SUPPLEMENTAL DECLARATION DATED 1/29/1982 RECORDED 2/8/1982 IN REEL 605 PAGE 910, 9TH SUPPLEMENTAL DECLARATION DATED 4/19/1984 RECORDED 8/21/1984 IN REEL 825 PAGE 1228, 10TH SUPPLEMENTAL DECLARATION DATED 10/22/1984 RECORDED 11/15/1984 IN REEL 848 PAGE 201, 11TH SUPPLEMENTAL DECLARATION DATED 9/13/1985 RECORDED 10/30/1985 IN REEL 978 PAGE 825, 12TH SUPPLEMENTAL DECLARATION DATED 10/31/1985 RECORDED 10/31/1985 IN REEL 979 PAGE 1083 AND 13TH SUPPLEMENTAL DECLARATION DATED 12/28/94 AND RECORDED 1/13/95 IN REEL 2173 PAGE 2096, 14TH SUPPLEMENTAL DECLARATION DATED 3/31/95 RECORDED 7/14/95 IN REEL 2224 PAGE 1329, 15th SUPPLEMENTAL DECLARATION DATED 12/6/2002 RECORDED 2/25/2003 IN CRFN 2003000026521, 16TH SUPPLEMENTAL DECLARATION DATED 11/20/2006 RECORDED 1/5/2007 IN CRFN 2007000010782, 17TH SUPPLEMENTAL DECLARATION DATED 4/7/2009 RECORDED 6/3/2009 IN CRFN 2009000166673 AND CORRECTION TO 17TH SUPPLEMENTAL DECLARATION DATED 8/11/2009 RECORDED 8/19/2009 IN CRFN 2009000261899 (HEREINAFTER CALLED THE "DECLARATION"), AND DESIGNATED AS TAX LOTS (SEE SCHEDULE 1) ON THE TAX MAP OF THE REAL PROPERTY ASSESSMENT DEPARTMENT OF THE CITY OF NEW YORK FOR THE BOROUGH OF MANHATTAN AND ON THE FLOOR PLANS OF THE BUILDING CERTIFIED BY EDWARD J. HURLEY, ON THE 15TH DAY OF JUNE, 1973 AND FILED IN THE OFFICE OF THE REGISTER OF THE CITY OF NEW YORK, COUNTY OF NEW YORK, ON THE 27TH DAY OF SEPTEMBER, 1974 AS CONDOMINIUM PLAN NO. 11, WHICH PLANS WERE SUPPLEMENTED BY REVISED PLANS CERTIFIED TO BY HURLEY AND FARINELLA, ARCHITECTS, FILED IN THE OFFICE OF THE REGISTER OF THE CITY OF NEW YORK, COUNTY OF NEW YORK ON THE 23RD DAY OF JANUARY, 1976 AND PLANS FILED IN THE CITY REGISTER'S OFFICE ON 10/30/1985 AS CONDOMINIUM PLAN NO. 11A THROUGH 11F AND PLANS FILED IN THE CITY REGISTER'S OFFICE ON 7/14/1995 AS CONDOMINIUM PLAN NO. 11G AND AS SAID PLANS MAY HAVE BEEN FURTHER AMENDED AND SUPPLEMENTED.

TOGETHER WITH THE UNDIVIDED INTERESTS IN THE COMMON ELEMENTS OF THE PROPERTY (HEREINAFTER CALLED THE "COMMON ELEMENTS") APPURTENANT THERETO AS SHOWN ON SCHEDULE 1 ATTACHED HERETO.

THE LAND ON WHICH THE BUILDING IS LOCATED IS DESCRIBED AS FOLLOWS:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE BOROUGH OF MANHATTAN, COUNTY, CITY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED

Schedule 1

AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTHERLY SIDE OF CENTRAL PARK SOUTH (FORMERLY KNOWN AS 59TH STREET), DISTANT 100 FEET EASTERLY FROM THE CORNER FORMED BY THE INTERSECTION OF THE EASTERLY SIDE OF SEVENTH AVENUE WITH THE SOUTHERLY SIDE OF CENTRAL PARK SOUTH;

RUNNING THENCE SOUTHERLY AND PARALLEL WITH SEVENTH AVENUE, 200 FEET 10 INCHES TO THE NORTHERLY SIDE OF 58TH STREET;

THENCE EASTERLY, ALONG THE NORTHERLY SIDE OF 58TH STREET, 206 FEET 4 INCHES;

THENCE NORTHERLY AND AGAIN PARALLEL WITH SEVENTH AVENUE, 200 FEET 10 INCHES TO THE SOUTHERLY SIDE OF CENTRAL PARK SOUTH;

THENCE WESTERLY ALONG THE SOUTHERLY SIDE OF CENTRAL PARK SOUTH, 206 FEET 4 INCHES TO THE POINT OR PLACE OF BEGINNING.

Ex. A-2

SCHEDULE 1

Unit Number	Tax Lot	Percentage of Common Elements

HOTEL UNIT Hotel Unit Commercial Unit RESIDENTIAL UNITS 2001 1720 1826 1910 1912 1915 26TR 3005 3214	1001 2001 1610 2025 2032 2035 2036 2037 2038 2042 2043	49.67063% 11.51997% 0.26391% 0.27523% 0.18117% 0.06887% 0.10312% 0.11081% 0.12634% 0.12108% 0.08918%

Ex. A-3

EXHIBIT “B”
DEFINITIONS AND FINANCIAL STATEMENTS

1.	DEFINITIONS: As used in this Agreement and the attached exhibits, the following terms shall have the following meanings:
“Acceptable LLC” means a member-managed limited liability company that is a Special Purpose Entity in accordance with the terms herein with only one member.
“Acquisition” means the acquisition of the Property pursuant to the Purchase Agreement.
“Acquisition Date” has the meaning set forth in Section 5.10(b).
“Additional Taxes” has the meaning set forth in Section 1.11(a).
“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent Advances” has the meaning set forth in Section 1.14(a).
“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on the Schedule of Lenders, or such other address or account as Administrative Agent hereafter may from time to time notify Borrowers and Lenders.
“Administrative Agent’s Time” means the time of day observed in the city where Administrative Agent’s Office is located.
“Adjusted LIBOR Rate” means the greater of (a) three-quarters of one percent (0.75%) or (b) the quotient obtained by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage, where,

“London Interbank Offered Rate” means, with respect to any applicable Interest Period, the rate per annum equal to the British Bankers’ Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Administrative Agent from time to time) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the Interest Period, for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the rate for that Interest Period will be determined by such alternate method as reasonably selected by Administrative Agent; and

“LIBOR Reserve Percentage” means, with respect to any applicable Interest Period, for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including basic, supplemental, emergency, special and marginal reserves) generally applicable to financial institutions regulated by the Federal Reserve Board whether or not applicable to any Lender, in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on the Loan is determined), whether or not any Lender has any Eurocurrency liabilities. The LIBOR Rate shall be adjusted

Ex. B-1

automatically as of the effective date of each change in the LIBOR Reserve Percentage.

“Adjusted Net Operating Income” means, with respect to any period of calculation, the excess of (a) Operating Income for such period, minus (b) Operating Expenses for such period.
“Affiliate” means any Person directly or indirectly through one or more intermediaries controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Agent-Related Persons” means Administrative Agent, together with its Affiliates (including Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” has the meaning set forth in the introductory paragraph of this Agreement, and includes all exhibits attached hereto and referenced in Section 1.1.
“Amortization Payment” has the meaning set forth in Section 1.8(a).
“Appraisal” has the meaning set forth in Section 2.13.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated in its capacity as sole lead arranger and sole bookrunner hereunder.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit “G”.
“Assignment Documents” mean, collectively, (i) that certain Collateral Assignment of Contracts, Government Approvals and the other Project Documents executed, dated and delivered by Borrowers and Operating Lessee to Administrative Agent (on behalf of Lenders) on the Closing Date, (ii) that certain Assignments of Leases and Rents, executed, dated and delivered by Borrowers and Operating Lessee to Administrative Agent (on behalf of Lenders) on the Closing Date, (iv) that certain Assignment of Operating Profit Guaranty executed, dated and delivered by Operating Lessee to Administrative Agent (on behalf of Lenders) on the Closing Date, (iv) that certain Assignment of Guaranty of Operating Profit Guaranty executed, dated and delivered by Operating Lessee to Administrative Agent (on behalf of Lenders) on the Closing Date, (v) any Assignment of Purchase Contracts and (vi) each Assignment of Interest Rate Protection Agreement, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with their respective terms.
“Assignment of Interest Rate Protection Agreement” has the meaning set forth in Exhibit “J”.
“Assignment of Purchase Contracts” has the meaning set forth in Section 7.1(b).
“Bankruptcy Action” means with respect to any Person (a) such Person filing a voluntary petition or answer seeking for itself any reorganization, arrangement, composition, readjustment or debt, liquidation or dissolution or similar relief under any Debtor Relief Law or any reorganization, arrangement, composition, readjustment or debt, liquidation or dissolution or seeking similar relief under any present or future statute, law or regulation of any jurisdiction; (b) such Person failing to dismiss for a period of ninety (90) days any involuntary bankruptcy proceeding which has been commenced against such Person; (c) such Person filing an answer consenting to or joining in any involuntary petition filed against it, by any other Person under any Debtor Relief Law or any other Federal or state bankruptcy or insolvency law; (d) such Person seeking, consenting to or joining in an application for the appointment of a custodian,

Ex. B-2

receiver, trustee, or examiner for such Person or any portion of the Property, or an order is entered appointing such custodian, receiver, trustee or examiner and such order remains in effect for ninety (90) days; or (e) such Person making an assignment for the benefit of creditors.
“Bankruptcy Code” means the Bankruptcy Code of the United States of America.
“Base Rate” means, on any day, a simple rate per annum equal to the sum of (a) the highest of (i) the Prime Rate for that day, (ii) the Federal Funds Rate for such day plus ½ of 1.00% per annum and (iii) the Adjusted LIBOR Rate for a one (1)-month Interest Period commencing on such day plus (b) the Margin. Without notice to Borrowers or any other Person, the Base Rate shall automatically fluctuate upward and downward as and in the amount by which the Prime Rate fluctuates.
“Basel III” means the reports and supporting documentation of the Basel Committee on Banking Supervision commonly referred to as the “Basel III Accord”, together with any amendments thereto.
“Benefit Amount” has the meaning set forth in Section 6.30(d).
“Borrower” and “Borrowers” have the meanings set forth in the introductory paragraph of this Agreement.
“Borrower Materials” has the meaning set forth in Section 6.5(i).
“Borrower Party” has the meaning set forth in Section 6.26(c).
“Borrower’s Knowledge” shall mean the actual knowledge of Cory Warning, Diane Morefield or Jon Stanner; provided, however, with respect to any use of this defined term as of a date after the Closing Date, “Borrower’s Knowledge” shall be deemed to include the actual knowledge of any Person who shall assume or share any actual or contemplated function of Cory Warning, Diane Morefield or Jon Stanner in the context in which this defined term is being used as of the date with respect to which such knowledge is determined. In each case, the actual knowledge of Cory Warning, Diane Morefield or Jon Stanner, or any other Person, shall be after inquiry of the appropriate person that has direct responsibility for the matter in question (for example, the general manager of the Property).
“Budget” means the operating and capital budget for the Property delivered to Administrative Agent in accordance with Section 2(d) of this Exhibit “B”.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York.
“Business Plan” has the meaning set forth in Section 5.10(b).
“Cash Management Account” means an interest bearing Eligible Account at Administrative Agent, together with all sub-accounts thereof.
“Cash Sweep Period” means each of the Initial Cash Sweep Period and each Subsequent Cash Sweep Period.
“Casualty Threshold Amount” shall mean $3,000,000.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Ex. B-3

“Closing Date” means September 14, 2012.
“Code” has the meaning set forth in Section 2.15.
“Collateral” means, collectively, the Property, the Reserve Funds and all other property, real or personal, tangible or intangible, and all rights thereto, now or hereafter pledged, mortgaged, assigned or delivered, or on which a Lien is otherwise purported to be granted, pursuant or with respect to the Loan Documents or otherwise as security for the Obligations.
“Commitment” means, as to each Lender, its obligation to advance its Pro Rata Share of the Loan on the Closing Date in a principal amount not exceeding the amount set forth opposite such Lender’s name on the Schedule of Lenders at any one time outstanding, as such amount may be adjusted from time to time in accordance with this Agreement.

“Common Charges” means all common charges, assessments, fees and other charges now or hereafter levied or assessed or imposed against the Property or any part thereof under the Condominium Documents or otherwise by the Condominium Association.

“Conditional Assignment of Condominium Documents” has the meaning set forth in Section 7.1.

“Condominium Act” shall mean Article 9-B of the New York Real Property Law (339-d et seq.) of the State of New York and all modifications, supplements and replacements thereof and all regulations with respect thereto, now or hereafter enacted or promulgated.

“Condominium Association” shall mean, collectively, each condominium association formed under the Condominium Documents.

“Condominium Board” means the governing body of the Condominium Association established pursuant to the Condominium Documents.

“Condominium Documents” shall mean any offering plan approved by Administrative Agent pursuant to this Agreement and the documents set forth on Exhibit “M” attached hereto, as such documents are hereafter amended or supplemented from time to time in accordance with this Agreement.

“Condominium Requirements” means the requirements applicable to the matter in question under the Condominium Documents or the Condominium Act or any rules or regulations promulgated in connection therewith.

“Consequential Loss” has the meaning set forth in Section 1.9.

“Constituent Documents” means, with respect to any entity, its constituent, governing or organizational documents, including (a) in the case of a limited partnership, its certificate of limited partnership and its limited partnership agreement, (b) in the case of a limited liability company, its certificate of formation or articles of organization and its operating agreement or limited liability company agreement, and (c) in the case of a corporation, its articles or certificate of incorporation and its by-laws, in each case as amended, modified, restated or supplemented in compliance with this Agreement.
“Constituent Members” means the constituent members or other direct equity owners of a Person.
“Control” means the power to direct the management and policies of, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise, either Borrower, Operating Lessee, any SPC Party or any Constituent Member.

Ex. B-4

“Counterparty” means either (a) Administrative Agent (or an affiliate of Administrative Agent) in its capacity as counterparty under any Interest Rate Protection Agreement or (b) any other Person satisfying the Minimum Counterparty Credit Rating.
“Debt Service” means, for any period of calculation, all interest and principal payable hereunder with respect to the Loan.
“Debt Service Coverage Ratio” means, as of date of determination, the ratio, as set forth on the compliance certificate for the calendar quarter ending on such date required pursuant to Section 2(b) of this Exhibit “B” (subject to such confirmation as Administrative Agent may request in its discretion), of (a) Adjusted Net Operating Income for the twelve (12) consecutive calendar month period ending on such date and (b) Pro Forma Debt Service for the twelve (12) consecutive calendar month period ending on such date. With respect to the calculation pursuant to clause (a), if the period of calculation includes any period prior to the Closing Date, the Adjusted Net Operating Income shall be done on a pro forma basis reasonably acceptable to Administrative Agent based on the Management Agreement, with adjustments to reflect the management fees thereunder and the adjustments set forth in the definitions of “Operating Expenses” and “Operating Income” set forth herein and the FF&E Reserve Amount required hereunder, and shall include the asset management fee set forth in clause (v) of Section 1.5.2(c) and exclude the costs under the Property Improvement Plan.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” has the meaning set forth in Section 4.1.
“Default Notice” has the meaning set forth in Section 1.15.1.
“Default Rate” has the meaning set forth in Section 1.7.6.
“Defaulting Lender” means, subject to any provisions hereof permitting a Defaulting Lender to cure, any Lender that (a) has failed to pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrowers or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a portion of the Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrowers to confirm in writing to Administrative Agent and Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to any provisions hereof permitting Defaulting Lender to cure) upon delivery of written notice of such determination to Borrowers and each Lender.

Ex. B-5

“Defaulting Lender Amount” means the Defaulting Lender’s Pro Rata Share of a Payment Amount.
“Defaulting Lender Obligation” has the meaning set forth in Section 1.15.1.
“Defaulting Lender Payment Amounts” means a Defaulting Lender Amount plus interest from the date such Defaulting Lender Amount was funded by Administrative Agent and/or an Electing Lender, as applicable, to the date such amount is repaid to Administrative Agent and/or such Electing Lender, as applicable, at the rate per annum applicable to such Defaulting Lender Amount under the Loan or otherwise at the Base Rate.
“Designated Account” means one or more accounts designated by Operating Lessee from time to time in a written notice to Administrative Agent, initially being account #2312306 in the name of SHR Essex House Mezz, LLC at The Private Bank in Chicago, Illinois. Where the term “Designated Account” is used in any provision of this Agreement, if there is more than one such account, Operating Lessee shall specify to Administrative Agent in writing which Designated Account shall be used for such provision.
“Disqualified Person” means, as of the time this Agreement requires the determination whether a Person is a Disqualified Person, any Person or any Related Name which:
(i)    is then or has been in monetary or material non-monetary default under any extension of credit by Bank of America, N.A. (or such other Lender as may be appointed from time to time as the successor Administrative Agent) (the “Reference Lender”) or any of its Affiliates with respect to which a formal “event of default” has been declared;
(ii)    has committed any Bad Act (as defined below);
(iii)    has commenced, or been a participant in any legal or other adversarial proceeding (including pursuant to a counterclaim or cross-claim), against the Reference Lender; or
(iv)    has been convicted of or is under indictment for a felony.
Notwithstanding anything herein to the contrary, and without regard to the applicability of any of the foregoing, the Reference Lender shall be permitted to waive any fact or circumstance that would cause any Person to be a Disqualified Person, and upon such waiver in writing, such Person shall not constitute a Disqualified Person hereunder. For purposes of this definition, a “Bad Act” means, in relation to any Person, (i) the filing by such Person or any Related Name of a petition for relief under the Bankruptcy Code, (ii) the filing against such Person or any Related Name of an involuntary proceeding under the Bankruptcy Code if such Person or any Related Name shall have consented to, or colluded with any other Person to cause, the commencement of such proceeding, (iii) the making by such Person or any Related Name of a general assignment for the benefit of creditors, other than with respect to a deed-in-lieu or assignment-in-lieu of foreclosure, (iv) the application by such Person or any Related Name for appointment of a receiver, trustee, custodian or liquidator of such Person or any Related Name or its property (other than at the request of any credit provider or any of its Affiliates), (v) in connection with any extension of credit made to such Person or any Related Name, by the Reference Lender or any of its Affiliates, (A) any fraud or willful misconduct on the part of such Person or any Related Name; (B) any material misrepresentation on the part of such Person or any Related Name, (C) any intentional physical waste of any material portion of the collateral security for any extension of credit made to such Person or any Related Name or (vi) in connection with any extension of credit made to such Person or any Related Name by the Reference Lender or any of its Affiliates that is (or was) secured by real property, (A) the material misappropriation of (1) any insurance or condemnation proceeds or awards or rents received by it in accordance with the terms of the applicable credit documents or (2) any funds from any account pledged to or for the benefit of the credit provider; (B) a voluntary transfer of the collateral for such extension of credit or a change in control of such Person or any Related Name that was in violation of the applicable credit documents; or (C) the commission of any acts by such Person or any Related Name in bad faith to hinder, contest or interfere with the exercise of rights or remedies by the credit provider unless no event of default under such credit then existed.
“DSCR Test Date” means each June 30 and December 31.

Ex. B-6

“Electing Lender” has the meaning set forth in Section 1.15.1.
“Election Notice” has the meaning set forth in Section 1.15.1.
“Election Period” has the meaning set forth in Section 1.15.1.
“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with Bank of America, N.A. or any other federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a federally chartered depository institution or trust company acting in its fiduciary capacity is subject to the regulations regarding adversary funds on deposit therein under 12 C.F.R. §9.10(b), and in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 6.5(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 6.5(b)(iii)) or any other Person reasonably acceptable to Administrative Agent.
“Eligible Institution” means a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A 1+” by S&P, “P 1” by Moody’s and “F 1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A+” by Fitch and S&P and “Aa3” by Moody’s), or such other depository institution or trust company reasonably approved by Administrative Agent from time to time. Notwithstanding the foregoing, Bank of America, N.A., shall be an Eligible Institution.
“Embargoed Person” means any Person subject to trade restrictions under any Law of the United States of America or of any political subdivision, including the Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.
“Emergency” means the reasonable and good faith determination of Administrative Agent of an emergency situation which will result in (a) imminent bodily injury to occupants of the Property, (b) imminent damage to structural support of the Property or (c) imminent material physical damage to the Property.
“Environmental Agreement” means the Environmental Indemnity Agreement of even date herewith by and among Borrowers, Operating Lessee, Guarantor, and Administrative Agent.
“ERISA” has the meaning set forth in Section 2.15.
“ERISA Affiliate” shall mean any organization, trade or business, or other arrangement (whether or not incorporated) which is a member of a group of which either Borrower or Operating Lessee is also a member and which is treated as a single employer within the meaning of Code Section 414(b) or (c), or, solely for purposes of Code Section 412, Code Section 414 (m) or (o) or Section 4001 of ERISA.
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of either Borrower, Operating Lessee or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of either Borrower, Operating Lessee or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of

Ex. B-7

intent to terminate a Pension Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate or appoint a trustee to administer a Pension Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Pension Plan or Multiemployer Plan, (h) the imposition of a lien under Code Section 412 or Section 302 of ERISA on the assets of either Borrower or Operating Lessee, (i) the existence with respect to any Pension Plan of an “accumulated funding deficiency” (as defined in Code Section 412 or Section 302 of ERISA), (j) any event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, or (k) the imposition of any liability under Title IV of ERISA on the Borrowers, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.
“Escrow Agent” has the meaning set forth in Section 7.1(c).
“Excess Cash Flow” means, with respect to any period of determination, the sum of (a) all sums paid by Manager and MI to Operating Lessee and each Borrower pursuant to any Marriott Agreement, plus (b) all sums paid by Operating Lessee to Fee Owner pursuant to the Operating Lease (without duplication of sums referred to in the preceding clause (a)), plus (c) all Rents payable by Lessees of any Residential Units, plus (d) all other Rents, revenue and other income from the Property, and all other sums from whatever source, received or collected by Operating Lessee or either Borrower (other than any insurance proceeds or condemnation awards and proceeds from the sales of Residential Units, which shall be governed by the other terms and conditions of the Loan Documents).
“Extension Fee” means a fee equal to one quarter of one percent (0.25%) of the outstanding principal balance of the Loan to be extended as of (a) with respect to the First Extension Option, the Initial Maturity Date and (b) with respect to the Second Extension Option, the last day of the First Extension Term.
“Extension Term Debt Service Coverage Ratio” means the ratio of (a) Adjusted Net Operating Income for the twelve (12) consecutive calendar month period ending on the DSCR Test Date immediately preceding each Extension Term, to (b) Pro Forma Debt Service calculated as of such date and for a period corresponding in length to such twelve (12) month period.
“Extension Terms” has the meaning set forth in Section 1.17.
“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with and any current or future regulation or official interpretation thereof).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards to the next higher 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by Administrative Agent.
“Fee Letter” means that certain fee letter agreement, dated August 16, 2012, by and among Strategic Hotel, Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“FF&E Expenditures” means expenditures for the repair, replacement or acquisition (as appropriate) of furniture, fixtures and equipment for the Hotel, so long as such repairs, replacements or acquisitions would be capitalized as an asset for accounting purposes under GAAP.
“FF&E Reserve Account” means a sub-account of the Cash Management Account, or, at Administrative Agent’s election, a separate account at Administrative Agent, for the deposit of FF&E Reserve Funds.

Ex. B-8

“FF&E Reserve Amount” means, for any calendar month, an amount equal to the greater of (y) four percent (4.0%) of Operating Income of the Hotel for such calendar month or (z) the actual amount required to be deposited by Operating Lessee into the “FF&E Reserve” under the Management Agreement for such month.
“FF&E Reserve Funds” has the meaning set forth in Section 1.4.4.
“First Extension Term” has the meaning set forth in Section 1.17.
“Fitch” means Fitch, Inc.
“Foreign Lender” has the meaning set forth in Section 6.11(a).
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means, as of any date, generally accepted accounting principles in the United States of America in effect on such date modified by the Uniform System of Accounts; provided, however, that for purposes of calculating the Debt Service Coverage Ratio, “GAAP” shall mean the generally accepted accounting principles in the United States of America modified by the Uniform System of Accounts in effect on the Closing Date.
“Governmental Approvals” means all approvals, certificates, consents, licenses, permits, authorizations and other official action required to be issued or taken by any Governmental Authority for or with respect to the acquisition and development of the Property, the demolition and removal of any improvements, or use of the Improvements, the occupancy of the Property, or any operations at the Property or any other actions contemplated by this Agreement or any other Loan Document.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” means Strategic Hotel.
“Guarantor Documents” means, collectively, the Guaranty and such other documents as Guarantor may from time to time execute in favor of Administrative Agent for the benefit of the Lenders as security for the Loan.
“Guaranty” means, collectively, that certain Guaranty Agreement, dated as of the Closing Date, from Guarantor in favor of Administrative Agent for the benefit of the Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with its terms.
“Hotel” means the hotel at the Property (identified in the Condominium Documents as the “Hotel Unit” and the “Commercial Unit”) as such units are modified as a result of sales and releases pursuant to Article 7.
“Hotel Account” means the “Operating Account” as defined in the Management Agreement.
“Hotel Lockbox Account” has the meaning set forth in Section 1.5.1(a).
“Hotel Lockbox Agreement” means that certain Deposit Account Control Agreement by and among Operating Lessee, Administrative Agent and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement, relating to the operation and maintenance of the Hotel Lockbox Account.
“Hotel Owner” has the meaning set forth in the introductory paragraph of this Agreement.

Ex. B-9

“Improvements” has the meaning set forth in the Mortgage.
“Indebtedness” means any and all indebtedness to Administrative Agent or Lenders evidenced, governed or secured by, or arising under, any of the Loan Documents, including the Loan and all other Obligations due hereunder and any amounts due under the Guaranty and Environmental Agreement.
“Indemnified Liabilities” has the meaning set forth in Section 6.1.
“Indemnitees” has the meaning set forth in Section 6.1.
“Indemnity Letter” means that certain Borrower Indemnification Letter dated August 16, 2012 made by Hotel Owner to Bank of America, N.A.
“Initial Cash Sweep Period” means a period commencing on the Closing Date and ending on the date, if any, of Borrowers’ delivery to Administrative Agent of two (2) compliance certificates pursuant to Section 2(b) of this Exhibit “B” with respect to two (2) consecutive Quarterly Test Dates that demonstrate that the Debt Service Coverage Ratio as of each of such Quarterly Test Date is equal to or greater than 1.00 to 1.00.
“Initial Maturity Date” means September 13, 2015.
“Insurance Premiums” means those premiums due in connection with any insurance policies required to be maintained by Borrowers or Operating Lessee pursuant to any Loan Document.
“Intellectual Property” has the meaning set forth in Section 3.28.

“Interest Period” means the period commencing on the date on which the outstanding principal balance of the Loan is converted into or continued as such LIBOR Rate Principal, and ending on the date one (1) or three (3) months thereafter, as elected by Borrowers in the applicable Rate Election Notice; provided that:

(i)    Each Interest Period must commence on a LIBOR Business Day;

(ii)    In the case of the continuation, the Interest Period applicable after such continuation shall commence on the last day of the preceding Interest Period;

(iii)    The last day for each Interest Period and the actual number of days during the Interest Period shall be determined by Administrative Agent using the practices of the London interbank eurodollar market;

(iv)    No Interest Period shall extend beyond the Maturity Date, and any Interest Period which begins before the Maturity Date and would otherwise end after the Maturity Date shall instead end on the Maturity Date; and

“Interest Rate Protection Agreement” means any agreement, whether or not in writing, relating to any Interest Rate Protection Transaction, including, unless the context otherwise clearly requires, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into on or prior to the Closing Date, or in connection with an extension of the Maturity Date pursuant to Section 1.17, between Counterparty and Borrowers, together with any related schedule and confirmation, as the same may be amended, restated, replaced, supplemented, superseded or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.
“Interest Rate Protection Transaction” means any transaction that is a rate cap or swap transaction entered into on or prior to the Closing Date, or in connection with an extension of the Maturity Date pursuant to Section 1.17, between Counterparty and Borrowers.
“Investment Property” has the meaning set forth in Section 1.4.5(b).

Ex. B-10

“Land” means the real property described in Exhibit “A”.
“Law(s)” means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of any Governmental Authority.
“Lease” has the meaning set forth in the Mortgage.
“Legal Requirement” has the meaning set forth in the Mortgage.
“Lender” means each lender from time to time party to this Agreement.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such on the Schedule of Lenders for Lenders who are party to this Agreement on the Closing Date or in Schedule 1 to the Assignment and Assumption pursuant to which any Person becomes a Lender after the Closing Date (in each case subject to modification in accordance with Section 6.3.1 or otherwise in accordance with this Agreement).
“Lessee” has the meaning set forth in the Mortgage.
“LIBOR Business Day” means a Business Day which is also a London Banking Day.
“LIBOR Rate” means for any applicable Interest Period, a simple rate per annum equal to the sum of the Margin plus the Adjusted LIBOR Rate.
“LIBOR Rate Election” means an election by Borrowers of an applicable LIBOR Rate in accordance with this Agreement.
“Lien” means, with respect to any real property (including the Property), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.
“Loan” means the loan made by Lenders to Borrowers on the Closing Date pursuant to this Agreement and the other Loan Documents, in the original principal amount of $190,000,000.
“Loan Documents” means this Agreement, the Mortgage, any Assignment Document, any Note, the Environmental Agreement, the Guarantor Documents, the Fee Letter, the Indemnity Letter, the Lockbox Agreements, the Manager Subordination Agreement, UCC financing statements, any Interest Rate Protection Agreement with Administrative Agent (or its affiliate) as the Counterparty and such other agreements, certificates and documents evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and/or delivered by either Borrower, Operating Lessee or Guarantor to Administrative Agent or any Lender pursuant to this Agreement or otherwise in connection with the Loan, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with their respective terms.
“Loan Parties” has the meaning set forth in Section 6.31.
“Lockbox Bank” means Bank of America, N.A., or any successor Eligible Institution approved or appointed by Administrative Agent.
“Lockbox Accounts” means the Residential Lockbox Account and the Hotel Lockbox Account.
“Lockbox Agreements” means the Residential Lockbox Agreement and the Hotel Lockbox Agreement.

Ex. B-11

“London Banking Day” means a day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Management Agreement” means, collectively, that certain (a) Management Agreement dated as of August 16, 2012 by and between Operating Lessee and Manager, as amended by that certain letter agreement dated as of August 16, 2012 by and between Operating Lessee and Manager (the “Management Side Letter”), and (b) Owner Agreement dated as of August 16, 2012 by and among Hotel Owner, Operating Lessee and Manager, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with their respective terms and, if applicable, the terms of this Agreement.
“Management Side Letter” has the meaning set forth in the definition of “Management Agreement” above.
“Manager” means Marriott Hotel Services, Inc. a Delaware corporation, together with permitted successors and assigns under the Management Agreement, as such entity may be replaced from time to time in accordance with the terms of this Agreement.
“Manager FF&E Reserve” is defined in Section 1.4.4.
“Manager Refund” has the meaning set forth in Section 1.5.2(d).
“Manager Subordination Agreement” means that certain Subordination, Non-Disturbance and Attornment Agreement executed, dated and delivered by Hotel Owner, Operating Lessee, Manager and Administrative Agent (on behalf of Lenders), and consented to by Hotel Owner and Operating Lessee, on the Closing Date.
“Margin” means four percent (4.0%) per annum; provided, however, that in the event that the Initial Cash Sweep Period terminates, and provided that no Default shall have occurred and be continuing, the “Margin” shall be three and three-quarters percent (3.75%) per annum effective on the first day of the calendar month immediately following the date that Borrowers deliver to Administrative Agent the second quarterly compliance certificate showing that the Initial Cash Sweep Period is terminated as provided in the definition of “Initial Cash Sweep Period” set forth herein.
“Marriott Agreements” means, collectively, the Management Agreement, the Renovation Agreement, the Operating Profit Guaranty and the MI Guaranty.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the Property, the Improvements thereon, or the operations, business, properties, liabilities (actual or contingent), taken as a whole, or financial condition of Borrowers and Operating Lessee, taken as a whole; (b) a material impairment of the ability of either Borrower, Operating Lessee or Guarantor to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against either Borrower, Operating Lessee or Guarantor of any Loan Document to which it is a party.
“Material Potential Default” has the meaning set forth in Section 7.3.
“Maturity Date” means the Initial Maturity, as same shall have been extended pursuant to Section 1.17, or any earlier date on which the Loan shall become due, whether by acceleration or otherwise.
“MI” means Marriott International, Inc., its successors and assigns, a Delaware corporation, and any other guarantor under the MI Guaranty.
“MI Guaranty” means that certain Guaranty of Operating Profit Guaranty dated as of August 16, 2012 by MI in favor of Operating Lessee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with their respective terms and, if applicable, the terms of this Agreement.
“Minimum Counterparty Credit Rating” has the meaning set forth in Exhibit “J”.

Ex. B-12

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Mortgage” means that certain Consolidated, Amended and Restated Fee and Leasehold Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement dated as of the Closing Date, from Borrowers and Operating Lessee to Administrative Agent, securing repayment of the Loan and Borrowers’ and Operating Lessee’s performance of their obligations to Administrative Agent and Lenders under the Loan Documents, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with its terms.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which either Borrower, Operating Lessee or any ERISA Affiliate has any obligation or liability, contingent or otherwise.
“Net Proceeds” shall mean the net amount of all insurance proceeds received pursuant to the insurance contemplated under the property insurance and terrorism insurance required under Section 2.32 as a result of damage or destruction of the Property, after deduction of Administrative Agent’s reasonable costs and expenses (including, but not limited to, reasonable attorneys fees), in collecting the same.
“Net Sale Proceeds” has the meaning set forth in Section 5.10(d).
“Note” means that certain Consolidated, Amended and Restated Note dated as of the Closing Date executed by Borrowers and payable to the order of Administrative Agent in the amount of $190,000,000, as the same may be renewed, extended, increased, amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with its terms, together with any substitutes for the foregoing.
“Obligations” means all liabilities, obligations, covenants and duties of, any party to a Loan Document arising under or otherwise with respect to any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against either Borrower, Operating Lessee or Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings.
“OFAC” has the meaning set forth in Section 3.22.
“Offering Plan” has the meaning set forth in Section 7.1.
“Operating Expenses” means, with respect to any period of determination, the total of all operating, administrative, contractual and management fees and other ordinary expenses for the period of time in question for the Property actually paid by Manager, Operating Lessee or Borrower (without duplication) during such period, computed in accordance with GAAP, but excluding in all cases (a) management fees (including incentive management fees) in excess of the greater of (i) actual base management fees, incentive fees (other than the Second Incentive Management Fee) and other management fees payable to Manager with respect to such period pursuant to the Management Agreement or (ii) (A) for any period through and including December 31, 2013, two percent (2.0%) of Operating Income of the Hotel for such period, (B) for any period from January 1, 2014 through and including December 31, 2014, two and one-quarter percent (2.25%) of Operating Income of the Hotel for such period, (C) for any period from January 1, 2015 through and including December 31, 2015, two and one-half percent (2.50%) of Operating Income of the Hotel for such period, (D) for any period from January 1, 2016 through and including December 31, 2016, two and three-quarters percent (2.75%) of Operating Income of the Hotel for such period and (E) for any period from and after January 1, 2017, three percent (3.0%) of Operating Income of the Hotel for such period, paid to Manager (b) depreciation, amortization or other non-cash items, (c) interest, principal or any other sums due and owing with respect to the Loan or pursuant to the Loan Documents, (d) income taxes or other taxes in the nature of income taxes, (e) equity distributions and (f) extraordinary or non-recurring expenses; and assuming deposits into the “FF&E Reserve” under the Management Agreement, or pursuant to Section 1.4.4, in an amount equal to the FF&E Reserve Amount.

Ex. B-13

“Operating Income” means, for any period of determination, collectively but without duplication, all revenues of any kind received by Manager, Borrowers or Operating Lessee from the operation of the Property for such period determined in accordance with GAAP, including all Rents, but excluding in all cases (a) proceeds from casualty insurance and condemnation awards (but including rental loss insurance proceeds to the extent allocable to the period of determination), (b) any income derived from the sale or financing of any portion of the Property, including any Residential Unit, (c) any income attributable to a Lease to the extent it is paid more than thirty days prior to the due date, (d) amounts paid by Lessees under Leases as security or other deposits (unless forfeited by Lessees or applied by Borrowers or Operating Lessee in accordance with the Leases), (e) late fees and other penalties payable by Lessees under the Leases, (f) any interest income from any source, (g) loan proceeds or contribution of capital to Borrowers or Operating Lessee, (h) any repayments received on account of principal loaned or advanced to any Person by Borrowers or Operating Lease, (i) any proceeds resulting from the transfer of all or any portion of the Property, (j) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrowers or Operating Lessee to any Governmental Authority, (k) lease termination income, (l) any gain arising from any write up of assets or other-non cash items, (m) any other extraordinary, non-contractual or non-recurring items, (n) gross revenues of Lessees, concessionaires or similar third parties, (o) tips, service charges, gratuities, or similar amounts received by employees, (p) any payments made to Borrowers by the counterparty to any Interest Rate Protection Agreement pursuant to the terms thereof and (q) any payments made by Manager and/or MI pursuant to the terms of the Operating Profit Guaranty or the MI Guaranty.
“Operating Lease” means that certain Lease Agreement dated as of the date hereof by and between Hotel Owner, as landlord, and Operating Lessee, as tenant, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with their respective terms and the terms of this Agreement.
“Operating Profit Guaranty” means that certain Operating Profit Guaranty dated as of August 16, 2012 by and between Operating Lessee and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with their respective terms and, if applicable, the terms of this Agreement.
“Option to Purchase” means that certain Option to Purchase dated September 14, 2012, between Residential Owner and Hotel Owner, as heretoafter amended or supplemented from time to time provided a copy of such amendment or supplement is promptly delivered to Administrative Agent.
“Other Charges” means all ground rents, maintenance charges, impositions other than Taxes, and any other charges, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Other Operating Lessee Obligations” means (a) the performance of all obligations of Borrowers and Operating Lessee contained herein; (b) the performance of each obligation of Borrowers and Operating Lessee contained in any other Loan Document; and (c) the performance of each obligation of Borrowers and Operating Lessee contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement or any other Loan Document, but excluding the obligation of Borrowers to pay the Debt Service.
“Other Taxes” has the meaning set forth in Section 1.11(b).
“Participant” has the meaning set forth in Section 6.5(d).
“Participant Register” has the meaning set forth in Section 6.5(d).
“Patriot Act” has the meaning set forth in Section 3.22.
“Payment Amount” means the advance of the Loan, an unreimbursed Administrative Agent Advance, an unreimbursed Indemnified Liability or any other amount that a Lender is required to fund under this Agreement.
“Payments” has the meaning set forth in Section 5.11.

Ex. B-14

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, subject to the provisions of Title IV of ERISA, or the minimum funding standards of Code Section 412 or Section 302 of ERISA, and in respect of which either Borrower, Operating Lessee or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or otherwise has any liability, contingent or otherwise.

“Permitted Debt” means (a) unsecured trade payables (other than trade payables for PIP) incurred in the ordinary course of business relating to the ownership and operation of the Property that (i) are not evidenced by a note and (ii) are paid within ninety (90) days of the date on which such amount is invoiced to Borrower or Operating Lessee, (b) unpaid Taxes contested in accordance with Section 2.2, and (c) other customary unsecured additional debt related to the operation of the Property, such as equipment leases, provided that at no time shall the aggregate amount of the trade payables (other than trade payables for PIP) and additional debt described in clauses (a) through (c) exceed, at any time, $3,000,000.
“Permitted Liens” means (a) any Lien created by the Loan Documents, (b) those matters listed as exceptions in the Title Policy, (c) Liens for Taxes and other charges imposed by any Governmental Authority not yet due or delinquent or are the subject of a permitted contest in accordance with Section 2.2, (d) any Lien filed against equipment leased pursuant to equipment leases permitted under this Agreement, (e) the claims of materialman, mechanics, carriers and similar contractors for labor, materials, supplies or rentals incurred in the ordinary course of business which in each case are no more than ninety (90) days past due or otherwise not at the time required to be paid or discharged under this Agreement pursuant to Borrowers’ contest rights, and (f) such other title and survey exceptions as Administrative Agent may approve in writing.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“PIP Account” means a sub-account of the Cash Management Account, or, at Administrative Agent’s election, a separate account at Administrative Agent, for the deposit of proceeds of the PIP Letters of Credit.
“PIP Funds” means all funds from time to time on deposit in the PIP Account.
“PIP Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Administrative Agent (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in the applicable amount required pursuant to Section 2.33(a) in favor of and for the benefit of Administrative Agent and entitling Administrative Agent to draw thereon in New York, New York, issued by Deutsche Bank and Trust Company of the Americas or a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such letter of credit shall cease to be an Eligible Institution, Administrative Agent shall have the right upon ten (10) Business Days’ prior notice to Borrowers to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof unless within such ten (10) Business Day period Borrowers have delivered a replacement letter of credit meeting the requirements set forth herein issued by an Eligible Institution.
“Platform” has the meaning set forth in Section 6.5(i).
“Prepaid Principal” has the meaning set forth in Section 1.8.
“Prepayment Fee” has the meaning set forth in Section 1.8.
“Presidential Suite 2601” means Hotel room number 2601.

Ex. B-15

“Prime Rate” means, on any day, the rate of interest per annum then most recently established by Administrative Agent as its “prime rate,” it being understood and agreed that such rate is set by Administrative Agent as a general reference rate of interest, taking into account such factors as Administrative Agent may deem appropriate, that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate. If Administrative Agent (including any subsequent Administrative Agent) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.
“Pro Forma Debt Service” means, as of any date of determination for any period of determination, an amount equal to the greatest of:
(a)    the product of (y) the outstanding principal balance of the Loan as of such date of determination (solely with respect to the calculation of the Debt Service Coverage Ratio for purposes of the determination with respect to any “Subsequent Cash Sweep Period”, as distinguished from the release of funds in the Working Capital Reserve Account pursuant to Section 1.5.2(f)), less the amount then on deposit in the Working Capital Reserve Account as of such date of determination), times (z) ten percent (10.0%);
(b)    the aggregate amount of all Debt Service payable pursuant to the Loan Documents during such period of determination; and
(c)    unless as of such date of determination, the Interest Rate Protection Agreement required pursuant to Section 2.5 is in full force and effect and such agreement is a cap agreement, an imputed annual amount of principal and interest that would be due on the outstanding principal balance of the Loan as of such date of determination (solely with respect to the calculation of the Debt Service Coverage Ratio for purposes of the determination with respect to any “Subsequent Cash Sweep Period”, as distinguished from the release of funds in the Working Capital Reserve Account pursuant to Section 1.5.2(f)), less the amount then on deposit in the Working Capital Reserve Account as of such date of determination) if the Loan was a fully amortizing loan with equal monthly payments of principal and interest over a period of thirty (30) years at a per annum interest rate equal to three percent (3.00%) in excess of the then most-recently published annual yield to maturity of the U.S. Treasury Constant Maturity Series with a ten (10) year maturity, as such yield is reported on such date in the “Federal Reserve Statistical Release H.15 – Selected Interest Rates”, or any successor publication, published by the Federal Reserve Bureau in effect on the date of determination.
Any calculation of Pro Forma Debt Service by Administrative Agent shall, in the absence of manifest error, be conclusive and binding.
“Pro Rata Share” means, with respect to each Lender at any time, a fraction expressed as a percentage, the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time or, if the Aggregate Commitments have been terminated, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the total outstanding amount of all Indebtedness held by such Lender at such time and the denominator of which is the total outstanding amount of all Indebtedness at such time. The initial Pro Rata Share of each Lender named on the signature pages hereto is set forth opposite the name of that Lender on the Schedule of Lenders.
“Property” means the Hotel, the Residential Units, the Improvements and all other applicable property constituting the “Property” (as such term is defined in the Mortgage).
“Property Improvement Plan” means the plan of work, furniture, fixtures, equipment, other materials and other matters and items set forth in Exhibit “L”.
“Property Manager” has the meaning set forth in Section 5.10(b).

Ex. B-16

“Property Reports” means the final, written environmental report and property condition report addressed and delivered to Administrative Agent in connection with the closing of the Loan.
“Public Lender” has the meaning set forth in Section 6.5(i).
“Purchase Agreement” means, collectively, that certain (a) Purchase and Sale Agreement dated as of August 13, 2012 between DIG EH Hotel LLC, as seller, and Fee Owner, as buyer, as amended by First Amendment to Purchase and Sale Agreement dated as of September 7, 2012, and (b) Inspection Agreement dated as of August 13, 2012 between DIG EH Hotel LLC, and Fee Owner (including in each case each exhibit, schedule, annex or attachment thereto).

“Purchase Contract” shall mean a written contract for the sale of a Residential Unit or Residential Units, Presidential Suite 2601 or the Time Share Floors.

“Purchase Documents” has the meaning set forth in Paragraph 24 of Exhibit “C”.

“Purchase Offer” has the meaning set forth in Section 5.10(d).

“Quarterly Test Date” means the last day of each calendar quarter.
“Rate Election Date” has the meaning set forth in Section 1.7.2.
“Rating Agencies” means each of S&P, Moody’s, Fitch, Morningstar and DBRS, Inc., or any other nationally recognized statistical rating agency which has been approved by Administrative Agent.
“Register” has the meaning set forth in Section 6.5(c).
“Related Individual” means, (i) in relation to any Person that is an entity, any member of the entity’s board of directors, board of managers or similar governing body, any senior officer of such entity, and any holder of twenty-five percent (25%) or more of the ownership, beneficial, capital or profits or profits interests in such entity and (ii) in relation to any Person described in clause (i) who is a natural person, members of such Person’s Family. For these purposes, the “Family” of an individual includes (A) the individual, (B) the individual’s spouse, and (C) any other natural person who is related to the individual within the second degree.
“Related Name” means, in relation to any Person, any Related Individual of such Person, or any Affiliate of such Person or Related Individual, or any Related Individual of such Affiliate (which, for purposes of this definition, shall also include a Person that owns, directly or indirectly, twenty-five percent (25%) or more of the equity interests of the affiliated Person).
“Renovation Agreement” means that certain Renovation and Purchase Agreement dated as of August 16, 2012 by and between Operating Lessee and Marriott International Design & Construction Services, Inc., as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with their respective terms and, if applicable, the terms of this Agreement.
“Rent Roll” has the meaning set forth in Section 3.16.
“Rents” has the meaning set forth in the Mortgage.
“Required Lenders” means as of any date of determination at least two (2) Lenders having more than sixty six and two-thirds percent (66 2/3%) of the total outstanding amount of all Indebtedness; provided that the portion of the total outstanding amount of all Indebtedness held by any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.

Ex. B-17

“Reserve Accounts” means, collectively, the FF&E Reserve Account, the Tax, Common Charge and Insurance Reserve Account, the Working Capital Reserve Account and the PIP Account. For avoidance of doubt, “Reserve Account” does not include the Designated Account, the Manager FF&E Reserve or the Hotel Account.
“Reserve Funds” means, collectively, funds on deposit from time to time in the Reserve Accounts.
“Residential Lockbox Agreement” means that certain Deposit Account Control Agreement by and among Residential Owner, Administrative Agent and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement, relating to the operation and maintenance of the Residential Lockbox Account.
“Residential Lockbox Account” has the meaning set forth in Section 1.5.1(a).
“Residential Owner” has the meaning set forth in the introductory paragraph of this Agreement.
“Residential Unit” means each of the following residential condominium units under the Condominium Documents: 2001, 1720, 1826, 1910, 1912, 1915, 26TR, 3005 and 3214 unless and until sold and released pursuant to Section 7.3.
“Restoration” shall mean the repair and restoration of the Property after a casualty as nearly as reasonably practical to the condition of the Property immediately prior to the casualty and as otherwise required pursuant to the Marriott Agreements, the Leases and the Condominium Documents, with such alterations as may be reasonably approved by Administrative Agent.
“Rights” has the meaning set forth in Section 4.2.
“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.
“Schedule of Lenders” means the schedule of Lenders party to this Agreement as set forth on Exhibit “I”, as it may be modified from time to time in accordance with this Agreement.
“Second Extension Term” has the meaning set forth in Section 1.17.
“SPC Party” means (a) if the applicable Borrower or Operating Lessee is a limited partnership, the Special Purpose Entity that is the general partner of Borrower; and (b) if the applicable Borrower or Operating Lessee is a limited liability company other than an Acceptable LLC, the Special Purpose Entity that is the managing member of such Borrower or Operating Lessee; provided, that, to the extent the applicable Borrower or Operating Lessee is and remains an Acceptable LLC, there shall be deemed to be no “SPC Party” required hereunder with respect to such Borrower or Operating Lessee .
“Special Purpose Entity” means a Person, other than a natural person, which, at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements (in each case, except to the extent set forth in or contemplated by or pursuant to the terms of the Loan Documents):
(a)    is and will be formed solely for the purpose of (i) in the case of Borrowers and Operating Lessee, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, financing, managing and operating the Property, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing and executing and delivering the Loan Documents to which it is a party and performing its obligations thereunder; or (ii) in the case of SPC Party, acting as the general partner of the limited partnership that owns or leases the Property or as the sole member of the limited liability company that owns or leases the Property;

Ex. B-18

(b)    is not, and will not be engaged in any business unrelated to (i) the acquisition, development, ownership, management, financing, sale, transfer, leasing or operation of the Property, (ii) acting as the general partner of the limited partnership that owns or leases the Property, or (iii) acting as the sole member of the limited liability company that owns or leases the Property, as applicable;
(c)    does not have and will not have any assets other than those related to the Property or its partnership interest in the limited partnership or membership interest in the limited liability company that owns or leases the Property or acts as the general partner or the sole member thereof, as applicable;
(d)    will, to the fullest extent permitted by law, not engage in, seek or consent to, (i) any dissolution, winding up, liquidation, consolidation, merger, or sale of all or substantially all of its assets, (ii) except as expressly permitted under the terms of this Agreement, any future transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), or (iii) any future amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition without the written consent of Administrative Agent;
(e)    will maintain its intention to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and is currently maintaining and will endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, in each case, to the extent sufficient cash flow exists from the Property; provided, however, that the foregoing shall not be interpreted so as to require any capital contributions from any Person to such Special Purpose Entity;
(f)    will not fail, to correct any known misunderstanding regarding the separate identity of such entity;
(g)    will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or has elected or is required to file consolidated tax returns by law;
(h)    will maintain its own records, books, resolutions and agreements;
(i)    (i) will not commingle, its funds or assets with those of any other Person other than as provided in this Agreement and (ii) will not participate in any cash management system with any other Person other than as provided in this Agreement;
(j)    will hold its assets in its own name;
(k)    will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except in accordance with GAAP; provided, however, that any such consolidated financial statement hereafter delivered shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;
(l)    will pay its own liabilities and expenses, including the salaries of its own employees (if any), out of its own funds and assets, and has maintained and will maintain a sufficient number of employees (if any) in light of its contemplated business operations, in each instance to the extent

Ex. B-19

of its sufficient cash flow from the Property; provided, however, that the foregoing shall not be interpreted so as to require any capital contributions from any Person to such Special Purpose Entity;
(m)    will observe in all material respects all partnership, corporate or limited liability company formalities, as applicable;
(n)    has no and will have no Indebtedness other than (i) the Loan, (ii) Permitted Debt, and (iii) such other liabilities that are permitted pursuant to the Loan Documents or imposed by Law;
(o)    will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as expressly permitted pursuant to this Agreement;
(p)    will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate of Borrowers, Operating Lessee or Guarantor;
(q)    will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate of Borrowers, Operating Lessee or Guarantor, including paying for shared office space and services performed by any employee of any such Affiliate;
(r)    now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name; the stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;
(s)    except as contemplated herein with respect to Borrowers and Operating Lessee to the other, will not pledge its assets for the benefit of any other Person;
(t)    will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrowers, Operating Lessee or Guarantor and not as a division or part of any other Person;
(u)    will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(v)    will not make loans to any Person or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities issued by a Person that is not an Affiliate of or subject to common ownership with such Person);
(w)    will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except on terms that are entered into in the ordinary course of its business and at prices and on terms that are commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(x)    will not have any obligation to indemnify, and will not indemnify, its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Debt and will not constitute a claim against the Obligations in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation;
(y)    if such entity is a corporation, it shall consider the interests of its creditors in connection with all corporate actions;
(z)    does not and will not have any of its obligations guaranteed by any of its Affiliates;

Ex. B-20

(aa)    if such entity is a limited partnership, now has and will have as its only general partners, Special Purpose Entities that are corporations, limited partnerships or limited liability companies; and
(bb)    will comply with all of the terms and provisions contained in its organizational documents.
“Strategic Hotel” means Strategic Hotel Funding, L.L.C., a Delaware limited liability company.
“Strike Price” has the meaning set forth in Exhibit “J”.
“Subsequent Cash Sweep Period” means a period commencing on any DSCR Test Date occurring after the end of the Initial Cash Sweep Period with respect to which Borrowers deliver a compliance certificate required pursuant to Section 2(b) of this Exhibit “B” that demonstrates that the Debt Service Coverage Ratio as of such DSCR Test Date is less than 1.00 to 1.00, and continuing until the date on which Borrowers subsequently deliver two (2) compliance certificates pursuant to Section 2(b) of this Exhibit “B” with respect to two (2) subsequent consecutive Quarterly Test Dates that demonstrate that the Debt Service Coverage Ratio as of each of such Quarterly Test Dates is equal to or greater than 1.10 to 1.00.
“Subsidiary” or “subsidiary” means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries.
“Survey” means a survey of the Property prepared in accordance with Administrative Agent’s requirements or as otherwise approved by Administrative Agent in its reasonable discretion.
“Tax, Common Charge and Insurance Reserve Account” means a sub-account of the Cash Management Account, or, at Administrative Agent’s election, a separate account at Administrative Agent, for the deposit of Tax, Common Charge and Insurance Reserve Funds.
“Tax, Common Charge and Insurance Reserve Funds” has the meaning set forth in Section 1.4.3.
“Taxes” means all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Time Share Floor” has the meaning set forth in Section 7.8(a).
“Time Share Operator” has the meaning set forth in Section 7.8(a).
“Title Policy” means the loan policy of title insurance issued to Administrative Agent for the benefit of Lenders by First American Title Insurance Company for the Mortgage.
“Transfer” has the meaning set forth in Section 2.20(a).
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Code Section 412 for the applicable plan year.

“Unit Net Sales Proceeds” shall mean the difference between (a) the gross sales proceeds received from an unaffiliated third party from the sale of any Residential Unit, Presidential Suite 2601 or Time Share Floors, as applicable, (including any fees or expenses of Residential Owner or Hotel Owner paid by the purchaser of such Residential Unit, Presidential Suite 2601 or Time Share Floors, as applicable, and including any customary closing prorations paid by

Ex. B-21

such purchaser such as real estate taxes in respect of accrual periods from and after the closing) minus (b) customary and reasonable closing costs and expenses for the sale of such Residential Unit, Presidential Suite 2601 or Time Share Floors, as applicable, to the extent actually incurred and paid by Residential Owner or Hotel Owner to unaffiliated third parties on arm’s-length terms, respectively (including any fees or expenses of Residential Owner or Hotel Owner, respectively, that are paid by a purchaser on behalf of Residential Owner or Hotel Owner, respectively, and are included in the gross sales proceeds), provided that the total amount deducted pursuant to this clause (b) shall not exceed (i) with respect to any Residential Unit or Presidential Suite 2601, eight percent (8%) of the gross sales proceeds pursuant to the foregoing clause (a) and (ii) with respect to Time Share Floors, five percent (5%) of the gross sales proceeds pursuant to the foregoing clause (a).
“Withdrawal Liability” means at any time the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

“Working Capital Reserve Account” means a sub-account of the Cash Management Account, or, at Administrative Agent’s election, a separate account at Administrative Agent, for the deposit of Excess Cash Flow.

“Working Capital Reserve Funds” means all funds from time to time on deposit in the Working Capital Reserve Account.

2.	FINANCIAL STATEMENTS; BUDGETS:
Borrowers and Operating Lessee shall provide or cause to be provided to Administrative Agent with a copy for each Lender all of the following:
(a)    as soon as practicable but in any event by the thirtieth (30th) day following the end of each calendar month commencing with December, 2012, (i) an unaudited statement of operations (income and expenses) of the Property reflecting cash flow and operations of the Property (separated between the Hotel and the Residential Units) for (x) such month, (y) the fiscal year to date and (z) the trailing twelve (12) months, (ii) a budget “reforecast”, expressed on a month-by-month and fiscal-year-to-date basis, showing year-to-date actual operating expenses and revenue and Borrowers and Operating Lessee’s forecast of operating expenses and revenue for the remainder of the applicable year and (iii) the most recent Smith Travel Report (STAR report) available for the Hotel, which shall include the Hotel with its primary competitive set;
(b)     for each calendar quarter ending on June 30 and December 31 (and (i) if a Cash Sweep Period shall then be in effect, each other calendar quarter and (ii) with respect to the calendar quarter preceding the date on which Borrowers contemplate the closing of the sale of any Time Share Floor, such calendar quarter and each calendar quarter thereafter so long as clause (D) of Section 7.8(f) hereof applies), a quarterly compliance certificate in the form attached hereto as Exhibit “K”, certified by a qualified officer of Borrowers, setting forth Borrower’s calculation of the Debt Service Coverage Ratio as of the then most recent DSCR Test Date (and if a Cash Sweep Period shall then be in effect, the then most recent Quarterly Test Date), in each case, as soon as reasonably practicable but in any event within thirty (30) days after each DSCR Test Date, and, if applicable, each Quarterly Test Date;
(c)    from time to time promptly after Administrative Agent’s request, such additional information, reports and statements respecting the Property, Borrowers, Operating Lessee and Guarantor as Administrative Agent may reasonably request;
(d)    as soon as reasonably practicable but in any event by January 30 of each calendar year, an annual Budget (both operating and capital) with respect to such calendar year, and all amendments thereto promptly after they are entered into, for information purposes only; provided, however, that if during the existence of any Cash Sweep Period, and upon the occurrence and during the continuance of any Default, and is continuing, Operating Lessee shall not approve or consent to any capital or operating budget, or amendment thereto, to the extent Operating Lessee has the right to approve or consent to same pursuant to the Management Agreement without the prior consent of

Ex. B-22

Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed or otherwise given in a manner which is not consistent with the Management Agreement; and
Borrowers and Operating Lessee will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof. All financial statements shall be prepared in accordance with GAAP.

Ex. B-23

EXHIBIT “C”
CONDITIONS PRECEDENT TO CLOSING
As conditions precedent to the advance of the Loan on the Closing Date, if and to the extent required by Administrative Agent, Administrative Agent shall have received and/or approved each of the following, each of which shall be originals, or e-mail (in a .pdf format) or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a duly authorized officer of the signing Person, each dated the Closing Date (or, in the case of (i) the Purchase Agreement, August 13, 2012 and the Marriott Agreements, August 16, 2012 and (ii) certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Administrative Agent and each of the Lenders except as provided in paragraph 5 below:

1.
Fees and Expenses. Any and all required commitment and other fees, and evidence satisfactory to Administrative Agent that Borrowers have paid all other fees, costs and expenses (including the fees and costs of Administrative Agent’s counsel) then required to be paid pursuant to this Agreement and all other Loan Documents, including, without limitation, all fees, costs and expenses that Borrowers or any of their affiliates are required to pay pursuant to the Fee Letter.

2.	Financial Statements. The financial statements of Borrowers, Operating Lessee, Guarantor and any other party required by Administrative Agent.

3.
Appraisal. An MAI appraisal of the Property (a) made within one hundred eighty (180) days prior to the Closing Date, (b) compliant with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the Uniform Standards of Professional Appraisal Practice, (c) in form and substance reasonably acceptable to Administrative Agent and (d) prepared by an independent appraisal firm engaged by and otherwise reasonably acceptable to Administrative Agent. The ratio of the principal amount of the Loan to the “stabilized” value of the Property, expressed as a percentage, shall not exceed 55%.

4.	Budget and PIP. Borrowers’ proposed operating and capital improvement budget for the Property for the remainder of 2012, and the Property Improvement Plan.

5.
Authorization. Evidence in form and substance satisfactory to Administrative Agent with respect to the existence, good standing, authority and capacity of each Borrower, Operating Lessee and Guarantor, and the respective constituent partners, members, managers and owners reasonably designated by Administrative Agent to execute, deliver and perform their respective obligations to Administrative Agent and Lenders under the Loan Documents, including:

(a)    for each partnership (including a joint venture or limited partnership): (i) a true and complete copy of an executed partnership agreement or limited partnership agreement, and all amendments thereto; (ii) for each limited partnership, a copy of the certificate of limited partnership and all amendments thereto accompanied by a certificate issued by the appropriate governmental official of the jurisdiction of formation that the copy is true and complete, and evidence Administrative Agent requires of registration or qualification to do business in the state where such partnership’s principal place of business is located and, with respect to each Borrower and Operating Lessee, the state in which the Property is located, and (iii) a partnership affidavit certifying who will be authorized to execute or attest any of the Loan Documents, and a true and complete copy of the partnership resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents;
(b)    for each corporation: (i) a true and complete copy of its articles of incorporation and by‑laws, and all amendments thereto, a certificate of incumbency of all of its officers who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by the appropriate governmental officials in the state of its formation and, with respect to each Borrower and Operating Lessee, the state in which the Property is located; and

Ex. C-1

(c)    for each limited liability company : (i) a true and complete copy of the articles of organization and operating agreement, and all amendments thereto, a certificate of incumbency of all of its members who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation and, with respect to each Borrower and Operating Lessee, the state in which the Property is located.

6.
Loan Documents. Executed counterparts of this Agreement and each other Loan Document from each of the parties to each such Loan Document, sufficient in number for distribution to Administrative Agent, each Lender, Borrowers, Operating Lessee and Guarantor, and evidence Administrative Agent requires that the Mortgage has been submitted for recording in the official records of the city or county in which the Property is located and UCC-1 financing statements have been filed in all filing offices that Administrative Agent may require.

7.	Letter of Credit. The PIP Letter of Credit.

8.
Opinions. The written opinion of counsel satisfactory to Administrative Agent for Borrowers, Operating Lessee, Guarantor, and any other Persons reasonably required by Administrative Agent addressed to Administrative Agent for the benefit of Lenders, dated the Closing Date.

9.	Survey; No Special Flood Hazard. A survey acceptable to Administrative Agent of the Land and the Improvements thereon.

10.
Title Insurance. An ALTA title insurance policy, issued by title companies (which shall be approved by Administrative Agent) in the aggregate amount of the Loan and otherwise in form and substance acceptable to Administrative Agent.

11.
Condominium Documents. True and complete copies of all Condominium Documents in existence on the Closing Date, an estoppel certificate from the Condominium Board or managing agent, and a conditional resignation of each member of the Condominium Board appointed by either Borrower and/or Operating Lessee, in each case in form and substance satisfactory to Administrative Agent.

12.
Contracts. True and complete copies of the Marriott Agreements and other contracts to which each Borrower is a party in existence on the Closing Date, and a consent from each Person that is party to such agreements or other contracts whose consent is required for the assignment thereof to Administrative Agent, in each case in form and substance satisfactory to Administrative Agent.

13.
Insurance Policies. The insurance policies initially required by Administrative Agent (and any third-party consultant selected by Administrative Agent, if any), pursuant to the Loan Documents, together with evidence satisfactory to Administrative Agent that all premiums therefor have been paid for a period of not less than one (1) year from the Closing Date and that the policies are in full force and effect.

14.	Leases. True and complete copies of all Leases.

15.
Environmental Compliance/Report. A final Phase I Environmental Site Assessment for the Property, satisfactory to Administrative Agent, from an engineering firm satisfactory to Administrative Agent addressed to, or together with a reliance letter with respect to such report from such engineer addressed to, Administrative Agent, in each case in form and substance acceptable to Administrative Agent.

16.
Engineering Reports. A final “Property Condition Report” for the Property, satisfactory to Administrative Agent, by a licensed professional engineer satisfactory to Administrative Agent addressed to, or together with a reliance letter with respect to such report from such engineer addressed to, Administrative Agent, in each case in form and substance acceptable to Administrative Agent.

Ex. C-2

17.
Access, Utilities, and Laws. (a) Evidence satisfactory to Administrative Agent that the Property abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Governmental Authority, that all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect the Property; (b) evidence satisfactory to Administrative Agent that all applicable zoning ordinances, restrictive covenants and governmental requirements affecting the Property permit the use for which the Property is intended and have been or will be complied with without the existence of any variance, non-complying use, non-conforming use or other special exemption; (c) evidence satisfactory to Administrative Agent that the Land and Improvements comply and will comply with all Laws and governmental requirements regarding subdivision and platting; (d) a true and correct copy of a valid certificate of occupancy for the Improvements; and (e) evidence satisfactory to Administrative Agent of compliance by Borrowers and the Property, and the use and occupancy of the Improvements, with such other applicable Laws and governmental requirements as Administrative Agent may request, including all Laws and governmental requirements regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794), and any applicable state requirements.

18.
Priority. (a) Evidence satisfactory to Administrative Agent that prior to and as of the time the Mortgage was filed for record no mechanic’s or materialman’s lien claim or notice, lis pendens, judgment, or other claim or encumbrance against the Property has been filed for record in the county where the Property is located or in any other public record which by Law provides notice of claims or encumbrances regarding the Property; (b) a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of searches made no earlier than the date required by Administrative Agent, (i) of the central and local Uniform Commercial Code records, showing no filings against any of the Collateral or against each Borrower or Operating Lessee otherwise except as consented to by Administrative Agent; and (ii) if required by Administrative Agent, of the appropriate judgment and tax lien records, showing no outstanding judgment or tax lien against each Borrower, Operating Lessee and Guarantor.

19.
Tax and Standby Fee Certificates. Evidence satisfactory to Administrative Agent (a) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the Property or any portion thereof; (b) that all taxes, standby fees and any other similar charges which are due and payable have been paid, including copies of receipts or statements marked “paid” by the appropriate authority; and (c) that the Hotel and Residential Units are separate tax lots with separate assessment or assessments of said units, independent of any other land or improvements.

20.
Other Documents. Such other documents and certificates as Administrative Agent may reasonably request from Borrowers, Operating Lessee, Guarantor, and any other Person, in form and substance satisfactory to Administrative Agent.

21.
Interest Rate Protection Agreement. A copy of an interest rate cap or swap agreement, entered into by Borrowers or either of them and a Counterparty, on terms acceptable to Administrative Agent for a notional amount equal to $190,000,000 and which provides for a cap on or swap regarding the one-month BBA LIBOR of 3.0% from a counterparty that is either Administrative Agent (or affiliate thereof) or any other Person satisfying the Minimum Counterparty Credit Rating.

22.
Borrower Identification Due Diligence. Administrative Agent and each Lender shall have received all due diligence materials they deem necessary with respect to verifying the Borrowers’ identity and background information in a manner satisfactory to each of them.

23.
No Default. Evidence satisfactory to Administrative Agent that no Default or any event which, with the giving of notice or the lapse of time, or both, would constitute a Default, exists immediately after giving effect to the purchase of the Property pursuant to the Purchase Agreement.

Ex. C-3

24.
Representations and Warranties. Evidence satisfactory to Administrative Agent that the representations and warranties made in the Loan Documents are be true and correct on the Closing Date and no event shall have occurred or condition or circumstance shall exist which, if known to Borrowers, would render any such representation or warranty incorrect or misleading.

25.
Purchase Documents. The Purchase Agreement shall be in full force and effect. The Administrative Agent shall have received true and complete copies of the Purchase Agreement and each agreement, certificate, instrument, letter or other document related thereto (including in each case each exhibit, schedule, annex or attachment thereto) (the “Purchase Documents”), including a closing statement for the Acquisition.

26.
Consummation of Acquisition. The acquisition of the Property by Borrowers shall have been consummated contemporaneously with the funding of the Loan in accordance with the terms of the Purchase Documents and in compliance with all applicable requirements of Law and Governmental Approvals.

27.	Funding of Reserve Funds. Borrowers shall have funded all amounts required to be funded on the Closing Date into the Reserve Accounts pursuant to this Agreement.

28.
Sizing. The ratio of the principal amount of the Loan to Borrowers’ acquisition costs for the Property (including closing costs, working capital and the Property Improvement Plan costs), expressed as a percentage, shall not exceed 51%.

Without limiting the generality of the provisions of Article 5, for purposes of determining compliance with the conditions specified in this Exhibit “C”, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Ex. C-4

EXHIBIT “D”
STRUCTURE CHART
(see attached)

Ex. D-1

EXHIBIT “E”
LEASING AND TENANT MATTERS
List of Leases: Lease dated as of January 1, 1999 by and between Essex Associates, as landlord, and Abeer Corporation, as tenant, and Lease dated as of June 1, 2012 by and between DIG EH Hotel LLC, as landlord, and Danielli Fine Jewelry, as tenant
Borrowers, Operating Lessee, Administrative Agent and Lenders agree as follows:
1.    Approved Leases. No Borrower shall enter into any Lease of all or any portion of the Property without the prior consent of Administrative Agent. Operating Lessee shall not enter into any Lease of all or any portion of the Property without the prior consent of Administrative Agent, except for a Lease that satisfies the following conditions:
(a)     it is entered into in the ordinary course of business of Operating Lessee with a bona fide unrelated third party tenant on arm’s-length terms;
(b)     it is at market rental rates and is on other terms and conditions that are substantially consistent with leases for comparable space at properties comparable to the Property and with comparable tenants;
(c)    such Lease, together with all other Leases to the same Person and such Person’s Affiliates, does not exceed 5,000 square feet;
(d)    it is expressly subordinate to all mortgages on the Property, including the Mortgage, and requires the tenant to attorn to the mortgagee at foreclosure, deed in lieu thereof or other transfer of the Property;
    (e)     it contains no right or option to purchase all or any portion of the Property, or any present or future interest therein.
Operating Lessee shall not amend any Lease without the prior consent of Administrative Agent unless (i) it is entered into in the ordinary course of business of Operating Lessee on arm’s-length terms and (ii) it does not cause such Lease to fail to comply with the preceding clauses (b) through (e). Notwithstanding anything to the contrary in the foregoing, Leases entered into by Manager (or amended by Manager) unilaterally, without Operating Lessee’s consent, pursuant to and in accordance with the Management Agreement shall be permitted. Operating Lessee shall not consent to any Lease (or any amendment thereof) to the extent Operating Lessee’s consent is required under the Management Agreement unless such Lease satisfies the preceding clauses (b) through (e) (or with respect to any amendment, the preceding clauses (i) and (ii)). None of Borrowers and Operating Lessee shall, nor shall they allow any Person on behalf of it to, enter into any agreement with any Person to pay lease commissions with regard to any Lease which agreement is not expressly made subordinate to mortgages on the Property, including the Mortgage.
2.    Effect of Lease Approval. No approval by Administrative Agent shall result in a waiver of any default of either Borrower or Operating Lessee. In no event shall any approval by Administrative Agent of a Lease be a representation of any kind, with regard to the Lease or its adequacy or enforceability, or the financial capacity of any tenant or guarantor.
3.    Delivery of Leasing Information and Documents. At Borrowers’ sole expense, Borrowers shall promptly deliver to Administrative Agent such information regarding tenants and prospective tenants or other leasing information as Administrative Agent from time to time may reasonably request.
4.    Compliance and Default. Borrowers shall promptly furnish to Administrative Agent any notice of default or termination received by either Borrower or Operating Lessee from any Lessee and any notice of default or termination given by either Borrower or Operating Lessee to such Lessee. Neither Borrowers nor Operating Lessee shall collect any fixed or base rent payments more than thirty (30) days in advance of the date on which they become due under the terms of any Lease. Borrowers and Operating Lessee shall perform and discharge all of their obligations

Ex. E-1

under the Leases in all material respects. Borrowers and Operating Lessee shall, to the extent it is commercially prudent to so, use reasonable efforts to enforce each Lease and all remedies available to them against each Lessee in the case of default under the applicable Lease by such Lessee in any material respect.

Ex. E-2

EXHIBIT “F”
INTENTIONALLY OMITTED

Ex. F-1

EXHIBIT “G”
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between _________________ (the “Assignor”) and ____________________ (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Guarantees), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, the other Loan Documents and any other documents or instruments delivered pursuant thereto and otherwise in any way based on or related to any of the foregoing, including, but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity, related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.
1.    Assignor:    ______________________________
2.    Assignee:    ______________________________
3.    Borrowers:    SHR Essex House, LLC and SHR Essex House Condominiums, LLC
4.    Administrative Agent: ______________________, as the administrative agent under the Loan Agreement
5.    Loan Agreement:    The Loan Agreement, dated as of September [___], 2012 by and among SHR Essex House, LLC and SHR Essex House Condominiums, LLC, as Borrowers, DTRS Essex House, LLC, as Operating Lessee, the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent
6.    Assigned Interest:

Aggregate Amount of Commitment/Loan for all Lenders	Amount of Commitment/Loan Assigned	Percentage Assigned of Commitment/Loan

$________________	$________________	______________%
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment are hereby agreed to:

Ex. G-1

ASSIGNOR:

By:
Name:
Title:
ASSIGNEE:

By:
Name:
Title:

Ex. G-2

[Consented to and] Accepted:
_________________________________, as Administrative Agent
By: _________________________________
Name:
Title:
[Consented to:]
__________________________________________
By: _________________________________
Name:
Title:

Ex. G-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral, (iii) the financial condition of either Borrower, Operating Lessee, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by either Borrower, Operating Lessee, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 2.9 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision independently and without reliance on Administrative Agent or any other Lender to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
1.3    Assignee’s Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.
2.    Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this Assignment directly between themselves.
3.    General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by electronic mail (in a .pdf format) or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment, and its validity, enforcement and interpretation, shall be governed by New York law (without regard to any conflict of Laws principles) and applicable United States federal Law.

Ex. G-4

SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION
ADMINISTRATIVE DETAILS
(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)
(a)    [Lending Office:
Assignee name:
Address:

Attention:
Telephone: ( )
Facsimile: ( )
Electronic Mail:    ]
(b)    Notice Address:
Assignee name:
Address:

Attention:
Telephone: ( )
Facsimile: ( )
Electronic Mail:
(c)    Payment Instructions:
Account No.

Attention:

Reference:

Ex. G-5

EXHIBIT “H”
SUBSTITUTE NOTE
$______________________    _______________, _____
FOR VALUE RECEIVED, SHR Essex House, LLC, a Delaware limited liability company, and SHR Essex House Condominiums, LLC, a Delaware limited liability company (collectively, “Borrowers” and each individually a “Borrower”) hereby jointly and severally promise to pay to the order of [_____________________] (“Lender”) under that certain Loan Agreement (defined below) by and among Lender, certain other lenders party thereto from time to time, Bank of America N.A., a national banking association, as administrative agent for Lender and such other lenders (together with any and all of its successors and assigns, “Administrative Agent”), Borrowers and DTRS Essex House, LLC, a Delaware limited liability company, as operating lessee, dated as of September [____], 2012 (the “Loan Agreement”), without offset, in immediately available funds in lawful money of the United States of America, at Administrative Agent’s Office as defined in the Loan Agreement, the principal sum of _______________________________________ DOLLARS ($_______________________), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided. All capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement.
1.    Note; Interest; Payment Schedule and Maturity Date. This Note is one of the substitute notes referred to in the definition of “Note” set forth in the Loan Agreement and is entitled to the benefits thereof and subject to prepayment in whole or part as provided therein. The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Loan Agreement. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest and if applicable a late charge as set forth in the Loan Agreement. All payments made on account of all principal, interest and other sums due under this Note shall be made to Administrative Agent in accordance with Section 1.13 of the Loan Agreement and the other terms and provisions of the Loan Agreement.
2.    Security; Loan Documents. The security for this Note includes one or more mortgages, deeds of trust and/or other security agreements and instruments (each of which, as each of the same may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time, is herein called a “Mortgage”) dated as of September 14, 2012 from Borrowers and/or Operating Lessee for the benefit of Administrative Agent, covering certain properties located in the United States of America described therein.
3.    Defaults.
(a)    A default (“Default”) under this Note shall mean the occurrence of any “Default” under the Loan Agreement, the Mortgage or any other Loan Document. Upon the occurrence and during the continuance of any Default, Administrative Agent on behalf of the Lenders shall have the right, among other things, to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, immediately due and payable (and upon such declaration, the same shall be immediately due and payable) (in each case, to the extent such amounts do not automatically become immediately due and payable pursuant to the provisions of the Loan Agreement); to foreclose any liens and security interests on any Collateral; and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at Law or in equity.
(b)    All of the rights, remedies, powers and privileges of Administrative Agent and Lenders provided for in the Loan Document, at law or in equity (together, “Rights”) are cumulative of each other, and no Right conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other Rights. No delay or omission of Administrative Agent or Lenders to exercise any Right accruing upon the happening of a Default shall impair any such Right or shall be construed to be a waiver of any such Default or any acquiescence therein. No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of any Mortgage following any Default as aforesaid, or any other option granted to Administrative Agent and Lenders under the Loan Documents in any one or more instances, or the acceptances by

Ex. H-1

Administrative Agent or Lenders of any partial payment on account of the Indebtedness, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect. No Right herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other Rights provided for in any of the other Loan Documents. The resort to any Right shall not prevent the concurrent or subsequent employment of any other Right or preclude any other or further exercise thereof. Every Right may be pursued separately, successively or together against each Borrower, Operating Lessee, Guarantor or any Collateral or any part thereof, and every Right may be exercised from time to time as often as may be deemed expedient by the Required Lenders. Without limiting the generality of the foregoing provisions, the acceptance by Administrative Agent or any Lender from time to time of any payment under the Loan Documents which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the exercise of any Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.
4.    Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of Borrowers and Lender and their respective successors and assigns permitted under the Loan Agreement. The foregoing sentence shall not be construed to permit either Borrower to assign the Loan except as otherwise permitted under the Loan Documents. As further provided in the Loan Agreement, a Lender may, sell, transfer, or assign all on a portion of its interest in this Note, any Mortgage and the other Loan Documents, to the extent set forth in the Loan Agreement.
5.    General Provisions. Time shall be of the essence with respect to the obligations of Borrowers under this Note. The obligations of Borrowers under this Note are joint and several as more fully described in the Loan Agreement. Borrowers and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that neither Administrative Agent nor any Lender shall be required first to institute suit or exhaust its remedies hereon against either Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor except to the extent expressly provided in the Loan Agreement to the contrary; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (e) irrevocably submit generally and unconditionally for themselves and in respect of their respective property to the jurisdiction of any state court, or any United States federal court, sitting in the State specified in Section 6.20 of the Loan Agreement and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located over any suit, action or proceeding arising out of or relating to this Note or the Indebtedness, and irrevocably waive, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum; (f) waive the benefit of all homestead and similar exemptions as to this Note; and (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. This Note may not be amended except in a writing executed by Borrowers, Administrative Agent and, subject to and in accordance with the terms of Section 6.9 of the Loan Agreement, the applicable Lenders. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
6.    Notices. Any notice, request, or demand to or upon Borrowers or Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.
7.    No Usury. It is expressly stipulated and agreed to be the intent of Borrowers, Administrative Agent and all Lenders at all times to comply with applicable state Law or applicable United States federal Law (to the extent

Ex. H-2

that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state Law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal Law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable Law, then it is Administrative Agent’s and each Lender’s express intent that all excess amounts theretofore collected by Administrative Agent or any Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
8.    Final Agreement. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
This Note, together with [those other certain Substitute Notes in the aggregate principal amount of $________ dated the date hereof made by Borrowers in favor of the other Lenders (collectively, the “Other Substitute Note[s]”)], is given in substitution of (and without repayment of) that certain [Consolidated, Amended and Restated Note dated September [___], 2012] in the principal amount of [$190,000,000] made by Borrowers in favor of [Agent] (the “Original Note”). This Note, together with the Other Substitute Note[s], evidences the same indebtedness evidenced by the Original Note and is not intended to constitute a novation of the Original Note nor impair or modify the priority of any Mortgage or any of the other Loan Documents. This Note, together with the Other Substitute Note[s], constitute the “Note” as defined in the Loan Agreement.
IN WITNESS WHEREOF, Borrowers have duly executed this Note as of the date first above written.
BORROWERS:

Ex. H-3

EXHIBIT “I”
SCHEDULE OF LENDERS AND OTHER PARTIES
BANK OF AMERICA, N.A., as Administrative Agent:
Notices:
For payments and requests for credit extensions:
Bank of America, N.A.
901 Main Street, 14th Floor
Mail Code: TX1-492-14-04
Dallas, TX 75202
Attention: Betty L. Coleman
Telephone: 214 209-0993
Facsimile: 214 290-9419
Electronic Mail: betty.coleman@baml.com
Account No.:
Ref:
ABA#

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attention: Sheri Starbuck
Telephone: 214 209-3758
Facsimile: 214 290-8392
Electronic Mail: sheri.starbuck@baml.com
and

Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attention: Steven Renwick
Telephone: 214 209-1867
Facsimile: 214 209-0085
Electronic Mail: steven.p.renwick@baml.com
With a copy to:
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Edmond Gabbay
Telephone: 212-836-8876
Facsimile: 212-836-8689
Electronic Mail: egabbay@kayescholer.com

Ex. I-1

Payment Instructions:
Bank of America, N.A.
New York, NY
ABA#
Account #
Account Name:  Corporate Credit Services
Ref: SHR Essex House LLC

Ex. I-2

BANK OF AMERICA, N.A., as Lender:
Lending Office:
Bank of America, N.A.
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, Texas 75202
Commitment Amount: $190,000,000
Pro Rata Share: $190,000,000

Notices:
Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attention: Sheri Starbuck
Telephone: 214 209-3758
Facsimile: 214 290-8392
Electronic Mail: sheri.starbuck@baml.com
and

Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attention: Steven Renwick
Telephone: 214 209-1867
Facsimile: 214 209-0085
Electronic Mail: steven.p.renwick@baml.com
With a copy to:
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Edmond Gabbay
Telephone: 212-836-8876
Facsimile: 212-836-8689
Electronic Mail: egabbay@kayescholer.com
Payment Instructions:
Bank of America, N.A.
New York, NY
ABA#
Account #
Account Name:  Corporate Credit Services
Ref: SHR Essex House LLC

Ex. I-3

EXHIBIT “J”
INTEREST RATE PROTECTION AGREEMENT
1.    General Provisions for Initial Term. As of the Closing Date, Borrowers or either of them shall have entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of, a written Interest Rate Protection Agreement that satisfies all of the following conditions (such interest rate protection agreement together with (i) any extension thereof or (ii) any other interest rate protection agreement entered into pursuant to this Agreement, being referred to herein as the “Interest Rate Protection Agreement”):
(a)    The Interest Rate Protection Agreement shall, at Borrowers’ option, be with Administrative Agent or an Affiliate of Administrative Agent (if Administrative Agent or such affiliate agrees to enter into such agreement with Borrowers) or a financial institution having a long term, unsecured debt rating of not less than an “A-” by S&P, or the equivalent rating by Moody’s or Fitch (the “Minimum Counterparty Credit Rating”) and have a term ending on the Initial Maturity Date, shall be an interest rate cap or swap in respect of a notional amount not less than $190,000,000 that shall have the effect of capping the one-month BBA LIBOR at a rate per annum equal to three percent (3.0%), and shall otherwise be on terms reasonably acceptable to Administrative Agent.
(b)    Borrowers’ interests in an Interest Rate Protection Agreement shall have been collaterally assigned to Administrative Agent (for the benefit of the Lenders) pursuant to an assignment agreement substantially in form and content satisfactory to Administrative Agent in form and substance (the “Assignment of Interest Rate Protection Agreement”), and the counterparty to such Interest Rate Protection Agreement shall have executed and delivered to Administrative Agent an acknowledgment of such assignment, which acknowledgment shall be satisfactory to Administrative Agent in form and substance and, without limitation, shall include such counterparty’s agreement to pay directly into an account specified and controlled by Administrative Agent all sums payable by such counterparty pursuant to the Interest Rate Protection Agreement.
(c)    In the case of an Interest Rate Protection Agreement which is an interest rate cap, all sums payable by Borrowers on account of the purchase price for the Interest Rate Protection Agreement during the term of the Interest Rate Protection Agreement shall have been paid in full on or prior to the effective date thereof.
(d)    Except in connection with an Interest Rate Protection Agreement that is a swap agreement entered into with Administrative Agent or its affiliate as a Counterparty, in no event shall any Interest Rate Protection Agreement be secured by the Property or any Collateral.
(e)    Other than in connection with any Interest Rate Protection Agreement provided by Administrative Agent or its affiliate, Borrowers shall, within ten (10) Business Days after entering into the Interest Rate Protection Agreement, obtain and deliver to Administrative Agent an opinion of counsel from counsel for the counterparty (which counsel may be in-house counsel for the counterparty) (upon which Administrative Agent, the Lenders and their respective successors and assigns may rely) and in form reasonably acceptable to Administrative Agent.
2.    General Provisions for First Extension Term. At the option of Administrative Agent, on or before the Initial Maturity Date, Borrowers or either of them shall have entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of, a written Interest Rate Protection Agreement that satisfies all of the following conditions:
(a)    The Interest Rate Protection Agreement shall, at Borrowers’ option, be with Administrative Agent or an Affiliate of Administrative Agent (if Administrative Agent or such affiliate agrees to enter into such agreement with Borrowers) or a financial institution having the Minimum Counterparty Credit Rating and have a term ending on the last day of the First Extension Term, shall be an interest rate cap or swap in respect of a notional amount not less than the outstanding principal amount of the Loan as of the Initial Maturity

Ex. J-1

Date (less, pursuant to a schedule reasonably acceptable to Administrative Agent, the Amortization Payments scheduled to be made during the First Extension Term pursuant to Section 1.17) that shall have the effect of capping the one-month BBA LIBOR at a rate per annum equal to three percent (3.0%), and shall otherwise be on terms reasonably acceptable to Administrative Agent.
(b)    Borrowers’ interests in an Interest Rate Protection Agreement shall have been collaterally assigned to Administrative Agent (for the benefit of the Lenders) pursuant to an Assignment of Interest Rate Protection Agreement, and the counterparty to such Interest Rate Protection Agreement shall have executed and delivered to Administrative Agent an acknowledgment of such assignment, which acknowledgment shall be satisfactory to Administrative Agent in form and substance and, without limitation, shall include such counterparty’s agreement to pay directly into an account specified and controlled by Administrative Agent all sums payable by such counterparty pursuant to the Interest Rate Protection Agreement.
(c)    In the case of an Interest Rate Protection Agreement which is an interest rate cap, all sums payable by Borrowers on account of the purchase price for the Interest Rate Protection Agreement during the term of the Interest Rate Protection Agreement shall have been paid in full on or prior to the effective date thereof.
(d)    Except in connection with an Interest Rate Protection Agreement that is a swap agreement entered into with Administrative Agent or its affiliate as a Counterparty, in no event shall any Interest Rate Protection Agreement be secured by the Property or any Collateral.
(e)    Other than in connection with any Interest Rate Protection Agreement provided by Administrative Agent or its affiliate, Borrowers shall, within ten (10) Business Days after entering into the Interest Rate Protection Agreement, obtain and deliver to Administrative Agent an opinion of counsel from counsel for the counterparty (which counsel may be in-house counsel for the counterparty) (upon which Administrative Agent, the Lenders and their respective successors and assigns may rely) and in form reasonably acceptable to Administrative Agent.
3.    General Provisions for Second Extension Term. At the option of Administrative Agent, on or before the last day of the First Extension Term, Borrowers or either of them shall have entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of, a written Interest Rate Protection Agreement that satisfies all of the following conditions:
(a)    The Interest Rate Protection Agreement shall, at Borrowers’ option, be with Administrative Agent or an Affiliate of Administrative Agent (if Administrative Agent or such affiliate agrees to enter into such agreement with Borrowers) or a financial institution having the Minimum Counterparty Credit Rating and have a term ending on the last day of the First Extension Term, shall be an interest rate cap or swap in respect of a notional amount not less than the outstanding principal amount of the Loan as of the last day of the First Extension Term (less, pursuant to a schedule reasonably acceptable to Administrative Agent, the Amortization Payments scheduled to be made during the Second Extension Term pursuant to Section 1.17) that shall have the effect of capping the one-month BBA LIBOR at a rate per annum equal to three percent (3.0%), and shall otherwise be on terms reasonably acceptable to Administrative Agent.
(b)    Borrowers’ interests in an Interest Rate Protection Agreement shall have been collaterally assigned to Administrative Agent (for the benefit of the Lenders) pursuant to an Assignment of Interest Rate Protection Agreement, and the counterparty to such Interest Rate Protection Agreement shall have executed and delivered to Administrative Agent an acknowledgment of such assignment, which acknowledgment shall be satisfactory to Administrative Agent in form and substance and, without limitation, shall include such counterparty’s agreement to pay directly into an account specified and controlled by Administrative Agent all sums payable by such counterparty pursuant to the Interest Rate Protection Agreement.
(c)    In the case of an Interest Rate Protection Agreement which is an interest rate cap, all sums payable by Borrowers on account of the purchase price for the Interest Rate Protection Agreement during the term of the Interest Rate Protection Agreement shall have been paid in full on or prior to the effective date thereof.

Ex. J-2

(d)    Except in connection with an Interest Rate Protection Agreement that is a swap agreement entered into with Administrative Agent or its affiliate as a Counterparty, in no event shall any Interest Rate Protection Agreement be secured by the Property or any Collateral.
(e)    Other than in connection with any Interest Rate Protection Agreement provided by Administrative Agent or its affiliate, Borrowers shall, within ten (10) Business Days after entering into the Interest Rate Protection Agreement, obtain and deliver to Administrative Agent an opinion of counsel from counsel for the counterparty (which counsel may be in-house counsel for the counterparty) (upon which Administrative Agent, the Lenders and their respective successors and assigns may rely) and in form reasonably acceptable to Administrative Agent.
4.    Execution of Documents. Borrowers shall promptly execute and deliver to the counterparty of the Interest Rate Protection Agreement such confirmations and agreements as may be reasonably requested by such counterparty in connection with such Interest Rate Protection Agreement.
5.    No Obligation of Administrative Agent or the Lenders. Borrowers agree that neither Administrative Agent nor the Lenders, nor any affiliate of any of the foregoing, shall have any obligation, duty or responsibility to Borrowers or any other Person by reason of, or in connection with, any Interest Rate Protection Agreement (including any duty to provide or arrange any Interest Rate Protection Agreement, to consent to any mortgage or pledge of the Property or any portion thereof as security for Borrowers’ performance of its obligations under any Interest Rate Protection Agreement, or to provide any credit or financial support for the obligations of Borrowers or any other Person thereunder or with respect thereto). Without limiting the foregoing, if Borrowers request an Interest Rate Protection Agreement from Administrative Agent, any Lender, nor any affiliate of any of the foregoing, Borrowers shall be required to satisfy, on the trade date of the swap or cap agreement, all applicable eligibility requirements of the Commodity Exchange Act and rules promulgated thereunder for a party to enter into a swap or cap agreement on a privately-negotiated basis without exchange trading and clearing requirements applying. No Interest Rate Protection Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrowers to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.
6.    Receipts from Interest Rate Protection Agreements. All payments made by the counterparty to the Interest Rate Protection Agreement shall be paid by the counterparty directly into an account specified and controlled by Administrative Agent (for the benefit of the Lenders) and applied to the Indebtedness.
7.    Downgrade of Counterparty. In the event of a downgrade of the counterparty (other than a counterparty that is Administrative Agent or any affiliate thereof) under any Interest Rate Protection Agreement below the Minimum Counterparty Credit Rating, Borrowers shall, not later than thirty (30) days after such downgrade, either (i) cause the counterparty under such Interest Rate Protection Agreement to be replaced with a successor counterparty, which successor counterparty shall satisfy the criteria set forth in Section 1 above, or (ii) promptly and in any event within five (5) Business Days cause the counterparty to post collateral equal to one hundred percent (100%) of the mark to market value of the Interest Rate Protection Agreement as of the date such collateral is posted.
8.    Timing of Interest Rate Periods. At all times when any Interest Rate Protection Agreement that is a swap is in effect, Borrowers shall (a) only elect Interest Periods of one (1) month in duration and (b) time its rate elections pursuant to Section 1.7 so that each Interest Period ends on a day when a payment is due from the counterparty under such Interest Rate Protection Agreement.

Ex. J-3

EXHIBIT “K”
Form of DSCR Certificate
[Date]

Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202

Re:	Essex House Debt Service Coverage Ratio Statement
Ladies and Gentlemen:
This quarterly compliance statement is being delivered pursuant to Exhibit “B” of that certain Loan Agreement (as the same may have been or may hereafter be amended, restated, extended or otherwise modified from time to time pursuant to the terms thereof, the “Loan Agreement”) dated as of September 14, 2012 by and among SHR Essex House, LLC and SHR Essex House Condominiums, LLC, as borrowers (collectively, “Borrower”), DTRS Essex House, LLC, lenders party thereto from time to time, and Bank of America, N.A., as administrative agent for the lenders (in such capacity as agent, “Agent”). All capitalized terms used but not defined herein shall have the meanings given in the Loan Agreement.
This Debt Service Coverage Ratio Statement is being given for the [DSCR Test Date] [Quarterly Test Date] of ________. Borrower calculation of the Debt Service Coverage Ratio as of such [DSCR Test Date] [Quarterly Test Date] is __________________, based on the following:

1.	Adjusted Net Operating Income for the twelve (12) consecutive calendar month period ending on such date: _________________________________. Such Adjusted Net Operating Income consists of:
A.    Operating Income: _____________________
B.    Operating Expenses: ____________________

2.	Pro Forma Debt Service for the twelve (12) consecutive calendar month period ending on such date: _________________________________, based on the following:
[Set forth computations for each prong of test]

3.	The person executing this certificate is a qualified officer of Borrower.
Very truly yours,
_________________

Ex. K-1

EXHIBIT “L”
PROPERTY IMPROVEMENT PLAN
(see attached)

Ex. L-1

EXHIBIT “M”
CONDOMINIUM DOCUMENTS
DECLARATION ESTABLISHING A PLAN FOR CONDOMINIUM OWNERSHIP OF THE BUILDING KNOWN AS THE ESSEX HOUSE CONDOMINIUM AND BY THE STREET NUMBER 160 CENTRAL PARK SOUTH, CITY, COUNTY AND STATE OF NEW YORK AND THE LAND ON WHICH IT IS ERECTED UNDER THE CONDOMINIUM ACT OF THE STATE OF NEW YORK (ARTICLE 9-B OF THE REAL PROPERTY LAW OF THE STATE OF NEW YORK), DATED 7/27/1974 AND RECORDED IN THE OFFICE OF THE REGISTER OF THE CITY OF NEW YORK, IN THE COUNTY OF NEW YORK, ON 9/27/1974 IN REEL 325 PAGE 479 AND AMENDED BY 1ST SUPPLEMENTAL DECLARATION DATED 12/8/1975 RECORDED 2/5/1976 IN REEL 361 PAGE 1526, 2ND SUPPLEMENTAL DECLARATION DATED 12/6/1977 RECORDED 2/3/1978 IN REEL 427 PAGE 1455, 3RD SUPPLEMENTAL DECLARATION DATED 12/18/1980 RECORDED 2/5/1981 IN REEL 553 PAGE 1758, 4TH SUPPLEMENTAL DECLARATION DATED 12/18/1980 RECORDED 2/5/1981 IN REEL 553 PAGE 1762, 5TH SUPPLEMENTAL DECLARATION DATED 6/12/1981 RECORDED 7/10/1981 IN REEL 573 PAGE 1461, 6TH SUPPLEMENTAL DECLARATION DATED 9/3/1981 RECORDED 9/23/1981 IN REEL 584 PAGE 8, 7TH SUPPLEMENTAL DECLARATION DATED 11/9/1981 RECORDED 11/24/1981 IN REEL 592 PAGE 1861, 8TH SUPPLEMENTAL DECLARATION DATED 1/29/1982 RECORDED 2/8/1982 IN REEL 605 PAGE 910, 9TH SUPPLEMENTAL DECLARATION DATED 4/19/1984 RECORDED 8/21/1984 IN REEL 825 PAGE 1228, 10TH SUPPLEMENTAL DECLARATION DATED 10/22/1984 RECORDED 11/15/1984 IN REEL 848 PAGE 201, 11TH SUPPLEMENTAL DECLARATION DATED 9/13/1985 RECORDED 10/30/1985 IN REEL 978 PAGE 825, 12TH SUPPLEMENTAL DECLARATION DATED 10/31/1985 RECORDED 10/31/1985 IN REEL 979 PAGE 1083 AND 13TH SUPPLEMENTAL DECLARATION DATED 12/28/94 AND RECORDED 1/13/95 IN REEL 2173 PAGE 2096, 14TH SUPPLEMENTAL DECLARATION DATED 3/31/95 RECORDED 7/14/95 IN REEL 2224 PAGE 1329, 15th SUPPLEMENTAL DECLARATION DATED 12/6/2002 RECORDED 2/25/2003 IN CRFN 2003000026521, 16TH SUPPLEMENTAL DECLARATION DATED 11/20/2006 RECORDED 1/5/2007 IN CRFN 2007000010782, 17TH SUPPLEMENTAL DECLARATION DATED 4/7/2009 RECORDED 6/3/2009 IN CRFN 2009000166673 AND CORRECTION TO 17TH SUPPLEMENTAL DECLARATION DATED 8/11/2009 RECORDED 8/19/2009 IN CRFN 2009000261899.

Ex. M-1

EXHIBIT “N”
ACCOUNTS
None

Ex. N-1

EXHIBIT “O”
TIME SHARE FLOORS AND ROOMS

Marriott Vacations Worldwide Corporation

MVC Inventory - Essex House - NYC

MVC Units: 118 Total SF (Interiors) 49,410

Dated: 8/23/2012

Floor 4		Floor 5		Floor 6		Floor 7	
Room #	SF	Room #	SF	Room #	SF	Room #	SF
421	399	503	339	605	365	701	1253
422	583	504	333	606	352	703	349
424	427	505	365	607	329	704	324
425	397	506	352	608	422	762	417
426	629	507	323	609	334		
428	367	508	428	610	333		
429	372	509	334	611	393		
430	420	510	333	612	327		
431	378	511	393	614	339		
432	450	512	327	619	387		
434	698	514	339	620	334		
435	345	519	386	621	407		
436	319	520	352	622	578		
437	338	521	381	624	419		
438	316	522	586	625	392		
439	309	524	422	626	617		
440	362	525	392	628	371		
441	316	526	620	629	379		
442	319	528	369	630	417		
443	333	529	384	631	381		
444	323	530	425	632	446		
445	315	531	381	634	699		
446	758	532	445	635	350		
448	439	534	695	636	319		
449	390	535	351	637	333		
450	343	536	320	638	312		
451	684	537	337	639	313		
454	642	538	315	640	355		
455	409	539	317	641	328		
458	638	540	352	642	315		
		541	324	643	332		
		542	321	644	323		
		543	328	645	326		
		544	324	646	732		
		545	319	648	435		
		546	749	649	390		
		548	449	650	344		
		549	384	651	688		
		550	345	654	633		
		551	686	655	411		
		556	385	656	391		
		558	544	658	543		
Keys	30	Keys	42	Keys	42	Keys	4
Total SF	13,017		16,856		17,194		2,343

Ex. O-1